EXHIBIT 10.1(j)
                                                                 ---------------


                      DEBTOR-IN POSSESSION CREDIT AGREEMENT


                            DATED AS OF APRIL 1, 2002

                                      AMONG

                           COVANTA ENERGY CORPORATION

                                       AND

                   EACH OF ITS U.S. SUBSIDIARIES PARTY HERETO,
                         each as a debtor-in-possession,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       AND


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             as Documentation Agent



                              BANK OF AMERICA, N.A.
                                       AND
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                              as Co-Lead Arrangers

                               TABLE OF CONTENTS

                                                                       Page No.

Section 1. DEFINITIONS......................................................2

   1.1     Certain Defined Terms............................................2

   1.2     Accounting Terms; Utilization of GAAP for
           Purposes of Calculations Under Agreement........................32

   1.3     Other Definitional Provisions and Rules of Construction.........32


Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS......................32

   2.1     Commitments; Making of Loans; the Register; Optional Notes......32

   2.2     Interest on the Loans...........................................37

   2.3     Fees............................................................40

   2.4     Repayments, Prepayments and Reductions in
           Commitments; General Provisions Regarding Payments;
           Application of Proceeds of Collateral and
           Payments Under Subsidiary Guaranty..............................40

   2.5     Use of Proceeds.................................................47

   2.6     Special Provisions Governing Eurodollar Rate Loans..............48

   2.7     Increased Costs; Taxes; Capital Adequacy........................50

   2.8     Statement of Lenders; Obligation of Lenders
           and Issuing Lenders to Mitigate.................................54

   2.9     Replacement of a Lender.........................................54

   2.10    Superpriority Nature of Obligations.............................56

   2.11    Joint and Several Liability; Payment Indemnifications...........57

   2.12    Subordination of Tranche B Obligations; Relative Rights.........57

   2.13    Tranche B Lenders' Approval of Plan of Reorganization...........58


Section 3. LETTERS OF CREDIT...............................................59

   3.1     Issuance of Letters of Credit and Lenders'
           Purchase of Participations Therein..............................59

   3.2     Letter of Credit Fees...........................................63

   3.3     Drawings and Reimbursement of Amounts Paid
           Under Letters of Credit.........................................64

   3.4     Obligations Absolute............................................67

   3.5     Nature of Issuing Lenders' Duties...............................68


Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT.......................69

   4.1     Conditions to Closing Date......................................69

   4.2     Conditions to All Loans.........................................74

   4.3     Conditions to Tranche A Letters of Credit.......................76


Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES........................76

   5.1     Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries.......................................76

   5.2     Authorization of Borrowing, etc.................................77

   5.3     Financial Condition.............................................78

   5.4     No Material Adverse Change; No Restricted Payments..............79

   5.5     Title to Properties; Liens; Real Property;
           Intellectual Property...........................................79

   5.6     Litigation; Adverse Facts.......................................80

   5.7     Payment of Taxes................................................80

   5.8     Performance of Agreements; Material Contracts...................80

   5.9     Governmental Regulation.........................................81

   5.10    Securities Activities...........................................81

   5.11    Employee Benefit Plans..........................................81

   5.12    Certain Fees....................................................82

   5.13    Environmental Protection........................................82

   5.14    Employee Matters................................................83

   5.15    Matters Relating to Collateral..................................83

   5.16    Disclosure......................................................85

   5.17    Prepetition Indebtedness........................................85

   5.18    Cash Management System..........................................86

   5.19    Orders..........................................................86

   5.20    Matters Relating to Loan Parties................................86


Section 6. COMPANY'S AFFIRMATIVE COVENANTS.................................87

   6.1     Financial Statements and Other Reports..........................87

   6.2     Existence, etc..................................................93

   6.3     Payment of Taxes and Claims; Tax................................94

   6.4     Maintenance of Properties; Insurance; Application
           of Net Insurance/ Condemnation Proceeds.........................94

   6.5     Inspection Rights; Lender Meeting...............................96

   6.6     Compliance with Laws, etc.......................................96

   6.7     Environmental Matters...........................................97

   6.8     Execution of Subsidiary Guaranty and Personal
           Property Collateral Documents After the Closing
           Date............................................................99

   6.9     Matters Relating to Additional Real Property Collateral........101

   6.10    Cash Management System.........................................101

   6.11    Retention of Advisors..........................................101

   6.12    Workers' Compensation Letters of Credit........................102

   6.13    Renewal of Existing Performance Bonds..........................102

   6.14    Further Assurances.............................................102


Section 7. BORROWERS' NEGATIVE COVENANTS..................................103

   7.1     Indebtedness...................................................104

   7.2     Liens and Related Matters......................................105

   7.3     Investments; Acquisitions......................................106

   7.4     Contingent Obligations.........................................108

   7.5     Restricted Payments; Limitation on Repayments..................108

   7.6     Budget and Financial Covenants.................................109

   7.7     Restriction on Fundamental Changes; Asset Sales................110

   7.8     Bonus and Retention Arrangements...............................112

   7.9     Transactions with Shareholders and Affiliates..................113

   7.10    Restriction on Leases..........................................113

   7.11    Sales and Lease-Backs..........................................114

   7.12    Conduct of Business............................................114

   7.13    Chapter11 Claims...............................................114

   7.14    Agreements; Orders.............................................114

   7.15    Fiscal Year....................................................115


Section 8. EVENTS OF DEFAULT..............................................115

   8.1     Failure to Make Payments When Due..............................115

   8.2     Default in Other Agreements....................................115

   8.3     Breach of Certain Covenants....................................116

   8.4     Breach of Warranty.............................................116

   8.5     Other Defaults Under Loan Documents............................116

   8.6     Bankruptcy Events..............................................116

   8.7     Judgments and Attachments......................................118

   8.8     Dissolution....................................................118

   8.9     Employee Benefit Plans.........................................119

   8.10    Material Adverse Effect........................................119

   8.11    Change in Control..............................................119

   8.12    Invalidity of Subsidiary Guaranty; Failure of Security;
           Repudiation of Obligations.....................................119

   8.13    Canadian Bankruptcy Events.....................................119

   8.14    Restructuring Advisor..........................................120

   8.15    Termination of Material Contracts..............................120


Section 9. ADMINISTRATIVE AGENT...........................................121

   9.1     Appointment....................................................121

   9.2     Powers and Duties; General Immunity............................122

   9.3     Independent Investigation by Lenders; No
           Responsibility For Appraisal of Creditworthiness...............124

   9.4     Right to Indemnity.............................................124

   9.5     Successor Agents...............................................124

   9.6     Collateral Documents and Guaranties............................125

   9.7     Administrative Agent May File Proofs of Claim..................126


Section 10.MISCELLANEOUS..................................................126

   10.1    Successors and Assigns; Assignments and
           Participations in Loans and Letters of Credit..................126

   10.2    Expenses.......................................................130

   10.3    Indemnity......................................................132

   10.4    Set-Off........................................................133

   10.5    Ratable Sharing................................................133

   10.6    Amendments and Waivers.........................................134

   10.7    Independence of Covenants......................................137

   10.8    Notices; Effectiveness of Signatures...........................137

   10.9    Survival of Representations, Warranties
           and Agreements.................................................137

   10.10   Failure or Indulgence Not Waiver;
           Remedies Cumulative............................................138

   10.11   Marshalling; Payments Set Aside................................138

   10.12   Obligations Several; Independent Nature of
           Lenders' Rights; Damage Waiver.................................138

   10.13   Headings.......................................................139

   10.14   Applicable Law.................................................139

   10.15   Construction of Agreement......................................139

   10.16   Consent to Jurisdiction and Service of Process.................139

   10.17   Waiver of Jury Trial...........................................140

   10.18   Confidentiality................................................141

   10.19   Release of Parties; Waivers....................................141

   10.20   No Fiduciary Duty..............................................143

   10.21   Counterparts; Effectiveness....................................143

   10.22   Parties Including Trustees; Court Proceedings..................143



Signature pages                                                           S-1

                                    EXHIBITS

  I          FORM OF NOTICE OF BORROWING

  II         FORM OF NOTICE OF CONVERSION/CONTINUATION

  III        FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

  IV-A       FORM OF TRANCHE A NOTE

  IV-B       FORM OF TRANCHE B NOTE

  V          FORM OF COMPLIANCE CERTIFICATE

  VI         FORM OF ASSIGNMENT AGREEMENT

  VII        FORM OF SUBSIDIARY GUARANTY

  VIII       FORM OF SECURITY AGREEMENT

  IX         FORM OF INTERIM BORROWING ORDER

  X          [INTENTIONALLY OMITTED]

  XI         FORM OF MONTHLY BUDGET

  XII        FORM OF BORROWING SUBSIDIARY AGREEMENT

  XIII       MATTERS TO BE COVERED IN THE OPINIONS OF COUNSEL TO LOAN PARTIES

  XIV        FORM OF MORTGAGE

  XV         FORM OF FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

                                    SCHEDULES

  1.1A              EXISTING L/Cs

  1.1B              EQUITY BONDS

  1.1C              PRINCIPAL LEASE, SERVICE AND OPERATING AGREEMENTS

  1.1D              INTERIM BORROWING ORDER EXISTING L/Cs

  1.1E              FINAL BORROWING ORDER EXISTING L/Cs

  1.1F              APPROVED ASSET SALES

  2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES

  2.4A(iii)(f)      DEBT SERVICE RESERVE ACCOUNTS

  3.1A(i)           TRANCHE A LETTER OF CREDIT OBLIGATIONS

  4.1K              CLOSING DATE MORTGAGED PROPERTIES

  4.1Q              CASH MANAGEMENT SYSTEM

  5.1               COMPANY AND SUBSIDIARIES

  5.5B              REAL PROPERTY

  5.5C              INTELLECTUAL PROPERTY

  5.6               LITIGATION

  5.8A              CERTAIN ALLEGED DEFAULTS

  5.8C              MATERIAL CONTRACTS

  5.11              MATTERS RELATING TO EMPLOYEE BENEFIT PLANS

  5.13              ENVIRONMENTAL MATTERS

  7.1               CERTAIN EXISTING INDEBTEDNESS

  7.2               CERTAIN EXISTING LIENS

  7.3               CERTAIN EXISTING INVESTMENTS

  7.3(iv)           ADDITIONAL PERMITTED INVESTMENTS

  7.4               CERTAIN EXISTING CONTINGENT OBLIGATIONS

  7.11              CERTAIN PREPETITION LEASING TRANSACTIONS

                           COVANTA ENERGY CORPORATION

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

           This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of April 1, 2002 and entered into by and among COVANTA ENERGY CORPORATION, a Delaware corporation ("Company"), as a debtor and a debtor-in-possession; EACH OF COMPANY'S U.S. SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as a debtor and a debtor-in-possession (each such Subsidiary and Company individually referred to herein as a "Borrower" and, collectively (together with any Additional Subsidiary Borrowers (this and other capitalized terms used in the recitals hereto without definition being used as defined in subsection 1.1)), on a joint and several basis, as "Borrowers"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"); DEUTSCHE BANK AG, NEW YORK BRANCH ("Deutsche Bank"), as documentation agent for Lenders (in such capacity, "Documentation Agent"); and BANK OF AMERICA, N.A. ("BofA"), as administrative agent for Lenders (in such capacity, "Administrative Agent").

                                 R E C I T A L S

           WHEREAS, on April 1, 2002 (the "Petition Date"), each Borrower filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (such proceedings being jointly administered under Case Nos. 02-_____ through 02-_____ are hereinafter referred to as the "Chapter 11 Cases"), and each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

           WHEREAS, Borrowers have requested Lenders to provide, subject to the terms and conditions contained herein, debtor-in-possession revolving credit facilities of up to $115,000,000 in the aggregate for the Borrowers, including
(i) a credit line for cash borrowings of up to $100,800,000, and (ii) a letter of credit subfacility of up to $14,200,000 to issue letters of credit, as set forth herein, and Lenders are willing to extend such post-Petition Date credit to Borrowers in accordance with and on the terms and conditions set forth herein;

           WHEREAS, Company, certain of the Borrowers and other Subsidiaries of Company and Prepetition Lenders are parties to the Prepetition Credit Agreement, under which the Existing L/Cs have been issued for the account of Company and certain Borrowers and other Subsidiaries of Company; and

           WHEREAS, issuing and/or maintaining such Existing L/Cs outstanding under the Prepetition Credit Agreement permitted Borrowers to continue to operate and accommodated Borrowers' efforts to reorganize and commence the Chapter 11 Cases; and

           WHEREAS, Lenders are willing to provide the debtor-in-possession revolving credit facilities described above only if (i) such Existing L/Cs can be replaced by letters of credit issued or deemed issued under a debtor-in-possession letter of credit facility of up to $367,853,962 in the aggregate for the Borrowers, subject to the terms and conditions contained herein, (ii) all Obligations of Borrowers (including the obligations with respect to the replacement letters of credit referred to in the preceding clause
(i)) shall constitute allowed administrative expense claims in the Chapter 11 Cases as set forth herein, and (iii) all Obligations shall be secured by Liens having the priority set forth herein;

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:

Section 1. DEFINITIONS

      1.1  Certain Defined Terms.

           The following terms used in this Agreement shall have the following meanings:

           "Additional Subsidiary Borrower" has the meaning assigned to that term in subsection 6.8E.

           "Adequate Protection Provisions" means those provisions in the Interim Borrowing Order and the Final Borrowing Order providing Prepetition Lenders the adequate protection set forth therein.

           "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

           "Advance Limit" means, with respect to Tranche A Loans (other than Tranche A Loss Sharing Loans and Tranche A Loans made pursuant to subsection 3.3B), (i) as of any date from the Closing Date until the entry of the Final Borrowing Order, $20,000,000, and (ii) thereafter, as of any date of determination during any calendar month set forth below, the aggregate amount set forth below for such calendar month:

          Calendar Month                                 Advance Limit
       -----------------                              -----------------
           April 2002                                    $25,000,000
           May 2002                                      $60,000,000
           June 2002                                     $55,000,000
           July 2002                                     $40,000,000
           August 2002                                   $40,000,000
           September 2002                                $40,000,000
           October 2002                                  $40,000,000
           November 2002                                 $50,000,000
           December 2002                                 $40,000,000
           January 2003                                  $40,000,000
           February 2003                                 $40,000,000
           March 2003                                    $40,000,000
           April 2003                                    $40,000,000


; provided, however, that in the event the Thai Asset Sale is consummated (whether prior to or after the Closing Date), each of the amounts set forth in the table above shall be reduced by $20,000,000 commencing with the amount for the calendar month in which the Thai Asset Sale is consummated or, if later, April 2002.

           "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

           "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

           "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person (other than exclusively as a result of such Person's role as a Project manager or operator), whether through the ownership of voting securities or by contract or otherwise.

           "Agents" means Administrative Agent and Documentation Agent, and "Agent" means either one of them.

           "Agreement" means this Debtor-in-Possession Credit Agreement dated as of April 1, 2002, as it may be amended, restated, supplemented or otherwise modified from time to time.

           "Applicable Conversion Date" means (i) with respect to the Existing L/Cs listed on Schedule 1.1D, the date of entry of the Interim Borrowing Order, and (ii) with respect to the Existing L/Cs listed on Schedule 1.1E, the date of entry of the Final Borrowing Order.

           "Approved Asset Sales" means, collectively, the sales of the Subsidiaries, divisions or businesses of Company and its Subsidiaries (including the equity interests of certain Subsidiaries and their assets or of Company's or any of its Subsidiaries' interests in Projects) described on Schedule 1.1F annexed hereto.

           "Approved Fund" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

           "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less and the aggregate value of all such other assets since the Closing Date is equal to $1,000,000 or less), and shall include any Approved Asset Sale; provided, however, that Asset Sales shall not include (1) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof as permitted under subsection 7.7(iv), (2) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, or (3) disposals of obsolete, worn out or surplus property in the ordinary course of business.

           "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

           "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

           "Bankruptcy Court" has the meaning assigned to that term in the recitals to this Agreement.

           "Base Rate" means, at any time, the higher of (i) the Prime Rate or
(ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

           "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

           "Base Rate Margin" means a per annum rate equal to 2.50%.

           "BofA" has the meaning assigned to that term in the introduction to this Agreement.

           "Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

           "Borrowing Orders" means the Interim Borrowing Order and the Final Borrowing Order.

           "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement, in substantially the form of Exhibit XII annexed hereto.

           "Budget Period" means, as of any date of determination, the date from the Petition Date through and including the Stated Maturity Date (determined as of such date of determination).

           "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

           "Canadian Subsidiaries" means any or all of the Subsidiaries of Company incorporated or otherwise organized under the laws of Canada or any province of Canada.

           "Capital Expenditures" means cash expenditures by Company and its Subsidiaries that, in conformity with GAAP, would be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries for the relevant period.

           "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

           "Capital Stock" means the capital stock or other equity interests of a Person.

           "Carve-Outs" has the meaning assigned to that term in subsection
2.10.

           "Cash" means money, currency or a credit balance in a Deposit
Account.

           "Cash Balance" means, as at any time of determination, the sum of the dollar amount of all money, currency, Domestic Cash Equivalents and credit balances held or carried in the Concentration Accounts, after giving effect to checks issued and outstanding and any administrative holds assessed by the financial institution maintaining the Concentration Accounts.

           "Cash Collateral Account" has the meaning assigned to that term in the Prepetition Loan Documents.

           "Cash Management System" means the cash management system of Borrowers described in Schedule 4.1Q annexed hereto.

           "CCAA" means the Companies' Creditors Arrangement Act (Canada), as now and hereafter in effect, or any successor statute or statutes.

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "Change in Control" means the acquisition of beneficial ownership or control, directly or indirectly, by any Person acting alone or in concert with one or more other Persons, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency.

           "Chapter 11 Cases" has the meaning assigned to that term in the recitals to this Agreement.

           "Class" means, as applied to Lenders, each of the following classes of Lenders: (i) Tranche A Lenders and (ii) Tranche B Lenders.

           "Closing Date" means the date on which each of the conditions described in subsection 4.1 have been satisfied or waived by Agents and Requisite Lenders.

           "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order as security for the Obligations.

           "Collateral Accounts" means (i) the Cash Collateral Account, (ii) the concentration account maintained with BofA in the Cash Management System and
(iii) the primary operating accounts maintained with BofA for Covanta Energy Group, Covanta Power, Covanta Holdings and Covanta Water Systems, Inc.; provided, that Collateral Accounts shall in no event include (x) any foreign accounts or (y) any debt service reserve accounts or cash collateral accounts established to make payments of Limited Recourse Debt.

           "Collateral Documents" means the Security Agreement, the Foreign Pledge Agreements, the Mortgages and all other instruments or documents delivered from time to time by any Loan Party pursuant to this Agreement, any of the other Loan Documents or an applicable order of the Bankruptcy Court in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

           "Commitments" means one or more of the Tranche A Commitments or the Tranche B Commitments or any combination thereof.

           "Commodities Agreement" means any long-term or forward purchase contract or option contract to buy, sell or exchange commodities or similar agreement or arrangement to which Company or any of its Subsidiaries is a party unless, under the terms of such contract, option contract agreement or arrangement Company expects to make or take delivery of the commodities which are the subject thereof.

           "Company" has the meaning assigned to that term in the introduction to this Agreement.

           "Competitor" means any Person (and its Affiliates) primarily engaged in the business of the generation and sale of electricity.

           "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto.

           "Concentration Accounts" means the Concentration Accounts for the Cash Management System as identified in Schedule 4.1Q annexed hereto.

           "Consolidated Operating Income" means, for any period, the amount for such period of "Consolidated Operating Income", whether such item is so titled or otherwise titled, as reflected in the "Consolidated Statement of Income and Comprehensive Income" (whether so titled or otherwise titled) of Company and its Subsidiaries prepared in conformity with GAAP and reported in a manner consistent with Company's reporting of such amounts in Company's quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, prior to the Closing Date.

           "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (iii) under Hedge Agreements, or (iv) with respect to performance bonds, construction bonds, surety bonds or other similar instruments (or with respect to the procurement or provision thereof) provided or to be provided by another Person. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount (if stated) of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or, if the amount of any Contingent Obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Company in good faith based upon reasonable assumptions. No obligations under Performance Guaranties shall constitute Contingent Obligations.

           "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement, or option contract to buy, sell or exchange currencies or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

           "Defaulted Loan" has the meaning assigned to that term in subsection 2.9.

           "Defaulted Participation" has the meaning assigned to that term in subsection 2.9.

           "Default Excess" has the meaning assigned to that term in subsection 2.9.

           "Defaulting Lender" has the meaning assigned to that term in subsection 2.9. "Default Period" has the meaning assigned to that term in subsection 2.9.

           "Deposit Account" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

           "Deutsche Bank" has the meaning assigned to that term in the introduction to this Agreement.

           "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agent appointed pursuant to subsection 9.5.

           "Dollars" and the sign "$" mean the lawful money of the United States of America.

           "Domestic Cash Equivalents" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 30 days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 30 days after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than 30 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 30 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) such other securities as Company and Agents may agree on from time to time.

           "Domestic Subsidiary" means any Subsidiary of any Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

           "Eligible Assignee" means (i) any Person which is a holder of Prepetition Obligations at the time of the relevant assignment and which is (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (d) any other financial institution that extends credit or buys loans as one of its businesses; (ii) any Lender and any Affiliate of any Lender; or (iii) any other Person designated as an Eligible Assignee pursuant to the prior written consent of Agents in their sole discretion; provided that neither Company nor any Affiliate of Company nor any Competitor shall be an Eligible Assignee; and provided further that, in order to be an Eligible Assignee, a Person must have at the time of determination a long term senior unsecured debt rating of "A2" or better from Moody's and/or "A" or better from S&P.

           "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

           "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, or (ii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

           "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

           "Equity Bonds" means, collectively, the Indebtedness of certain Subsidiaries of Company outstanding on the Closing Date with respect to the bond issuances described on Schedule 1.1B annexed hereto, in each case as such bonds may hereafter be amended, supplemented or otherwise modified to the extent permitted under this Agreement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

           "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

           "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment of a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of Company or any of its Subsidiaries pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected that Company or any of its Subsidiaries will incur material liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien on the property of Company or any of its Subsidiaries pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

           "Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the rate per annum (rounded upward to the nearest 1/16 of one percent) that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period as of approximately 10:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

           "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

           "Eurodollar Rate Margin" means a per annum rate equal to 3.50%.

           "Event of Default" has the meaning assigned to that term in Section
8.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

           "Excluded Subsidiary" means each Domestic Subsidiary of Company which
(i) has not filed a petition for relief under the Bankruptcy Code and (ii) is a Subsidiary for which becoming a Borrower or a Subsidiary Guarantor would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (b) applicable law affecting such Subsidiary, provided that any such Subsidiary of Company shall cease to be covered under this clause (ii) at such time as such Subsidiary's becoming a Borrower or a Subsidiary Guarantor would no longer constitute a material violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise. A Domestic Subsidiary of Company formed after the Closing Date may become an Excluded Subsidiary if Company notifies Administrative Agent that (i) such Subsidiary has no material assets other than contracts, permits, licenses and similar contracts and instruments connected to the development of a Project otherwise permitted under this Agreement and (ii) in connection with such Project it is necessary to enter into a valid and enforceable Contractual Obligation in favor of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained. Upon such notice Administrative Agent shall promptly take such actions as are necessary to relinquish the security interest in such Subsidiary.

           "Existing L/C" means each letter of credit outstanding as of the Closing Date that is described on Schedule 1.1A annexed hereto, as each such letter of credit may be amended, restated, supplemented or otherwise modified as permitted under this Agreement, and "Existing L/Cs" means all such letters of credit, collectively.

           "Existing L/C Issuer" means, with respect to any Existing L/C, the Lender that issued such Existing L/C.

           "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

           "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

           "FIFRA" means the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.136 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "Final Borrowing Order" means an order substantially in the form of the Interim Borrowing Order (with any modifications thereto approved by Agents and Requisite Lenders (or all Lenders if required pursuant to clause (iii) of the following proviso) in their sole discretion) entered by the Bankruptcy Court in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2), as the same may be amended, supplemented or otherwise modified from time to time; provided, however, that such order shall not be deemed the Final Borrowing Order for purposes of this Agreement unless (i) at least eleven (11) days have elapsed since the entry of such order, (ii) such order has not been reversed or stayed by the Bankruptcy Court or any other court of competent jurisdiction,
(iii) such order is in full force and effect substantially in the form of the Interim Borrowing Order without amendment, supplement or other modification other than amendments, supplements or modifications made with the express written consent or joinder of Agents and Requisite Lenders and approved by the Bankruptcy Court (provided, however, that the express written consent of all Lenders shall be required in the event that such amendments, supplements or modifications result in less than 50% of the original Tranche B Loan Exposure of all Lenders having the priority and administrative claim status described in subsection 2.10 as being applicable to the Obligations), and (iv) substantially concurrent with the entry of such order, Borrowers shall have delivered to Agents and Lenders a consolidated cash forecast for Company and its Subsidiaries, in form consistent with the Monthly Budget delivered to Agents pursuant to subsection 4.1F hereof (with line items for projected cash receipts and cash expenditures corresponding to those in such Monthly Budget) and in substance satisfactory to Requisite Lenders in their sole discretion, with monthly projections for the immediately following month and each other month remaining in the Budget Period, together with an explanation of the material assumptions on which such projections are based. Any reference in this Agreement (other than in this definition, in the definitions of "Applicable Conversion Date" and "Termination Date", and in subsections 2.1A(ii), 2.4A(ii) and 8.6) and the Loan Documents to the date of "entry" of the Final Borrowing Order shall be deemed to refer to the date which is 11 days following the entry of such order, so long as such order has not been reversed or stayed by the Bankruptcy Court or any other court of competent jurisdiction.

           "Final Order" means an order, judgment or other decree of the Bankruptcy Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

           "First Day Orders" means those orders entered by the Bankruptcy Court as a result of motions and applications filed by Borrowers with the Bankruptcy Court on the Petition Date (including the Project Cash Collateral Order), in each case in form and substance as approved by Requisite Lenders pursuant to subsection 4.1D.

           "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

           "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31st of each calendar year.

           "Flood Hazard Property" means any real property that is subject to a Mortgage and is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

           "Foreign Cash Equivalents" means, as at any date of determination,
(i) securities issued or directly and fully guaranteed by the government of the country within which an Investment by Company or any of its Subsidiaries has been or is being made and (ii) time deposits and certificates of deposit of commercial banks having offices in such country, in each case with a long term unsecured debt rating of at least equal to (a) the rating of the relevant government, in the event that such government is rated below investment grade by either Moody's or S&P, or when there is no Moody's or S&P rating of such government, (b) investment grade in the event that the relevant government is rated above investment grade by either Moody's or S&P, or (c) "A" or better to the extent that the relevant government is rated better than "A" by either Moody's or S&P, and (iii) such other securities as Company and Administrative Agent may agree on from time to time.

           "Foreign Pledge Agreement" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8C by any Borrower or any Domestic Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

           "Foreign Subsidiary" means any Subsidiary of any Borrower that is not a Domestic Subsidiary.

           "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

           "Funding and Payment Office" means (i) the office of Administrative Agent located at 1 Independence Center, 101 North Tryon Street, Charlotte, N.C. 28255 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

           "Funding Borrower" has the meaning assigned to that term in subsection 2.11C.

           "Funding Date" means the date of the funding of a Loan.

           "Funding Default" has the meaning assigned to that term in subsection 2.9.

           "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, accounting principles generally accepted in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by the American Institute of Certified Public Accountants.

           "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

           "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

           "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

           "Gross Receipts" means, in respect of any Asset Sale, the total Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale minus any repayment of debt related to the assets sold in such Asset Sale which is made in connection therewith and is not prohibited under this Agreement.

           "Group" has the meaning assigned to that term in the Intercreditor Agreement.

           "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of (a) "hazardous wastes" or "mixed wastes" as defined in RCRA or in any other Environmental Law; (b) "hazardous substances", "pollutants" or "contaminants" as defined in CERCLA or in any other Environmental Law; (c) "chemical substances" or "mixtures" as defined in TSCA or any other substance which is tested pursuant to TSCA or any other Environmental Law, or the manufacture, processing, distribution, use or disposal of which is regulated or prohibited pursuant to TSCA or any other Environmental Law, including without limitation polychlorinated biphenyls and electrical equipment which contains any oil or dielectric fluid containing regulated concentrations of polychlorinated biphenyls; (d) "insecticides", "fungicides", "pesticides" or "rodenticides" as defined in FIFRA or any other Environmental Law; or (e) "infectious waste" or "biohazardous waste" as defined in any Environmental Law; (ii) asbestos or any asbestos-containing materials;
(iii) urea formaldehyde foam insulation; (iv) any oil, petroleum, petroleum fraction or petroleum derived substance; (v) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (vi) any flammable substances or explosives; (vii) any radioactive materials; and (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

           "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

           "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

           "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services received by such Person (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a promissory note or similar written instrument, but excluding in either case current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, (v) Synthetic Lease Obligations, and
(vi) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Any obligations under Interest Rate Agreements and Currency Agreements constitute
(1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the Indebtedness of such partnership or joint venture is expressly Limited Recourse Debt of such partnership or joint venture.

           "Indemnified Liabilities" has the meaning assigned to that term in subsection 10.3.

           "Indemnitee" has the meaning assigned to that term in subsection
10.3.

           "Initial CCAA Order" means an order made by a Canadian court of competent jurisdiction under the CCAA declaring that all or any Canadian Subsidiaries are companies to which the CCAA applies, authorizing such Canadian Subsidiaries to file a plan or plans of compromise or arrangement under the CCAA, staying any proceedings taken or that might be taken in respect of such Canadian Subsidiaries except as expressly provided therein, and granting certain other ancillary relief.

           "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrowers and their Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrowers and their Subsidiaries, taken as a whole.

           "Intercompany Notes" means promissory notes evidencing Indebtedness of Subsidiaries of Company that (a) to the extent the Indebtedness evidenced thereby is owed to any Borrower or any Subsidiary Guarantor, is pledged pursuant to the Collateral Documents, (b) is senior Indebtedness of such Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a contractual obligation binding on such Subsidiary), except that any such Indebtedness owed by any Subsidiary Guarantor to any Subsidiary which is not a Borrower shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable notes, and (c) provide that any payment by any Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the aggregate amount of the intercompany Indebtedness owed by such Subsidiary Guarantor to Borrowers or to any of its Subsidiaries for whose benefit such payment is made.

           "Intercreditor Agreement" has the meaning assigned to that term in the Prepetition Credit Agreement, and includes the amendment thereto to be executed pursuant to subsection 4.1S in substantially the form attached hereto as Exhibit XV.

           "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.

           "Interest Period" has the meaning assigned to that term in subsection 2.2B.

           "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which any Borrower or any of Subsidiary of any Borrower is a party.

           "Interest Rate Determination Date", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

           "Interim Borrowing Order" means an order in substantially the form attached hereto as Exhibit IX (with any modifications thereto approved by Agents in their sole discretion) entered by the Bankruptcy Court in the Chapter 11 Cases after an interim hearing under Bankruptcy Rule 4001(c)(2), as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Agents and Requisite Lenders and approved by the Bankruptcy Court.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

           "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements, or (v) Commodities Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

           "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral.

           "Issuing Lender" means, with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsections 3.1B(i) and 3.1B(ii).

           "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

           "Leasehold Property" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property.

           "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

           "Letter of Credit" or "Letters of Credit" means one or more of the Tranche A Letters of Credit or Tranche B Letters of Credit or any combination thereof.

           "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

           "Limited Recourse Debt" means, with respect to any Subsidiary of Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with the Project (which in any event shall not include assets held by any Borrower other than a Borrower, if any, whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or the equity interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project. For purposes of this Agreement, Indebtedness of a Subsidiary of Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to Company or another Subsidiary of Company pursuant to a Contingent Obligation supporting such Limited Recourse Debt or a Performance Guaranty, so long as such Contingent Obligation or Performance Guaranty is permitted under subsection 7.4 of this Agreement.

           "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrowers in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

           "Loan Exposure" means, with respect to any Lender, as of any date of determination, the sum of (i) that Lender's Tranche A Loan Exposure and (ii) that Lender's Tranche B Loan Exposure.

           "Loan Party" means each Borrower and any of Company's Subsidiaries from time to time executing the Subsidiary Guaranty, and "Loan Parties" means all such Persons, collectively.

           "Loan" or "Loans" means one or more of the Tranche A Loans or Tranche B Loans or any combination thereof.

           "Mandatory Payment" means any amount described in subsections 2.4A(iii)(a)-(g) to be applied as a prepayment of the Loans and/or a permanent reduction of the Commitments, as determined pursuant to subsection 2.4A(iv).

           "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

           "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers, taken as a whole, or Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

           "Material Contract" means (i) the principal lease agreement, if any, and the principal service or operating agreement, if any, with respect to each waste-to-energy Project and the principal lease agreement, if any, with respect to each independent power plant Project to which Company or any of its Subsidiaries is a party, each of which is in existence as of the Closing Date and is described on Schedule 1.1C annexed hereto, and (ii) any other contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

           "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

           "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and all of its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 1% of the consolidated revenues of Company and its Subsidiaries, (ii) as at the end of such Fiscal Year, was the owner of more than 1% of the consolidated assets of Company and its Subsidiaries, or (iii) is capitalized with more than $500,000 of equity.

           "Minimum Cumulative Consolidated Operating Income Schedule" has the meaning assigned to that term in subsection 6.1(xxi).

           "Monthly Budget" means, initially, the consolidated cash flow projections delivered by Borrowers to Agents pursuant to subsection 4.1F for each month ending during the Budget Period, setting forth on a line-item basis monthly anticipated cash receipts and disbursements; provided that, upon approval by Agents or Requisite Lenders, as the case may be, of any monthly cash flow projections delivered pursuant to subsection 6.1(xix)(a) or pursuant to clause (iv) of the definition of "Final Borrowing Order", the Monthly Budget shall be deemed supplemented and/or restated with respect to the following month and each month thereafter in the Budget Period by the projections for each such month covered by such approved cash flow projections.

           "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XIV annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of any real property or Material Leasehold Property that is the subject of subsection 6.9, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments collectively, whether executed as of or subsequent to the Closing Date.

           "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

           "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Gross Receipts received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable prior to the earlier of (a) the date which is one year from the date of such Asset Sale and (b) the Stated Maturity Date (determined on the date of such Asset Sale) as a result of any gain recognized in connection with such Asset Sale, (ii) additional Taxes actually payable upon the closing of such Asset Sale (including any transfer Taxes or Taxes on gross receipts), (iii) reasonable out-of-pocket fees and expenses (including reasonable legal fees) paid to Persons other than Company and its Subsidiaries and their respective Affiliates and counsel and advisors in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale), and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (x) secured by a valid, enforceable and perfected Lien on the stock or assets in question that is permitted under subsection 7.2 and (y) required to be repaid under the terms of such Indebtedness as a result of such Asset Sale (without duplication of amounts deducted in calculating the Gross Receipts from such Asset Sale) and is permitted to be paid under the Loan Documents.

           "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof provided, however, that Net Insurance/Condemnation Proceeds shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound or required, pursuant to agreements in effect on the Closing Date (to the extent such requirements are enforceable during the Chapter 11 Cases), or which were entered into after the Closing Date with respect to the financing or acquisition of a Project, to use for purposes other than a Mandatory Payment.

           "Net Securities Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses approved by the Bankruptcy Court) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made to Company or its Subsidiaries by a holder of Capital Stock of Company.

           "NHL Priority Loan Letter Agreement" means the letter agreement by and among the National Hockey League, Senators Hockey Club, Fleet National Bank, Canadian Imperial Bank of Commerce and the other "Secured Parties" named therein regarding, inter alia, certain priority loans by the National Hockey League to Senators Hockey Club, in the form delivered to the Prepetition Agents on or prior to March 14, 2001.

           "Non-US Lender" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

           "Note" or "Notes" means one or more of the Tranche A Notes or Tranche B Notes or any combination thereof.

           "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto.

           "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto.

           "Obligations" means (i) all obligations of every nature of Loan Parties under the Loan Documents, including any liability of such Loan Party on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding, and (ii) all obligations of every nature of Loan Parties arising from time to time under the loss sharing arrangements set forth in Section 5.3 of the Intercreditor Agreement, including obligations on account of withholding taxes imposed on such arrangements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower and any other Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Borrower or other Loan Party.

           "Officer" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

           "Officer's Certificate" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company; provided, that any Officer's Certificate delivered pursuant to subsection 2.4A(iii)(h), 4.2B(x) or 6.1(v) shall be executed by a senior financial officer of Company reasonably acceptable to Administrative Agent.

           "Operating Lease", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

           "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

           "Participant" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

           "Performance Guaranty" means any guaranty or similar agreement entered into by Company or any of its Subsidiaries under which Company or any such Subsidiary is obligated to support or make payments of Indebtedness if Company or any of its Subsidiaries breaches any agreement to construct or operate a Project, and such obligation to support or make payments would, if it were Indebtedness, not be Limited Recourse Debt.

           "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.7;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Secured Obligations;

          (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to the real property of Company and its Subsidiaries, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Secured Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

          (xii) licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

           Other Liens on assets of Borrowers and their Subsidiaries permitted under this Agreement (which are not Permitted Encumbrances) are described in subsection 7.2A.

           "Permitted Senators Transaction" has the meaning assigned to that term in subsection 7.7(ix).

           "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

           "Petition Date" has the meaning assigned to that term in the recitals to this Agreement.

           "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Security Agreement and any Foreign Pledge Agreement.

           "Pooled Facility Exposure" means, with respect to any Person as of any date of determination, the "Pooled Facility Exposure" (as defined in the Prepetition Credit Agreement) of such Person in its capacity as a Prepetition Lender.

           "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

           "Prepetition Agent" means the "Administrative Agent" under the Prepetition Credit Agreement, in its capacity as administrative agent for the Prepetition Lenders.

           "Prepetition Collateral" means all "Collateral" as defined in the Prepetition Credit Agreement.

           "Prepetition Credit Agreement" means the Revolving Credit and Participation Agreement dated as of March 14, 2001, among Company, certain of its Subsidiaries, the financial institutions listed on the signature pages thereof, Deutsche Bank, as Documentation Agent, and BofA, as Administrative Agent, as amended, supplemented or otherwise modified through the Closing Date and as it may hereafter be amended, supplemented or otherwise modified as permitted under this Agreement.

           "Prepetition Credit Documents" means all "Loan Documents" as defined in the Prepetition Credit Agreement.

           "Prepetition Indebtedness" means any Indebtedness or other liability of any Loan Party or claim against any Loan Party (within the meaning of Bankruptcy Code Section 101(5)) outstanding on the Petition Date, including Prepetition Obligations.

           "Prepetition Lenders" means the Persons identified as "Lenders" under the Prepetition Credit Agreement, in their capacities as lenders under the Prepetition Credit Agreement, together with their successors and permitted assigns.

           "Prepetition Liens" means valid, perfected and non-voidable Liens and security interests granted for the benefit of the Prepetition Lenders and, as and if required, for the benefit of certain other Persons pursuant to the Prepetition Credit Documents.

           "Prepetition Loan Party" means any "Loan Party" under the Prepetition Credit Agreement, in their capacities as obligors under the Prepetition Credit Agreement, and "Prepetition Loan Parties" means all such persons, collectively.

           "Prepetition Obligations" means all "Obligations" as defined in the Prepetition Credit Agreement.

           "Prime Rate" means the rate that BofA announces from time to time as its prime lending rate in effect for commercial borrowers in the United States, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BofA or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

           "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

           "Project" means any waste-to-energy facility, hydroelectric power plant, cogeneration plant or other facility for the generation of electricity or engaged in another line of business in which Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of Company was, is or will be (as the case may be) an owner, operator, manager or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction, so long as such interest constitutes an Investment permitted under this Agreement; provided that "Project" also means and includes the rights and obligations of Company and its Subsidiaries relating to the business, operations, Indebtedness and Contingent Obligations of the Senators Hockey Club and its Subsidiaries.

           "Project Cash Collateral Order" means the order regarding the use of Cash collateral of Borrowers entered by the Bankruptcy Court in the Chapter 11 Cases as a result of motions and applications filed by Borrowers with the Bankruptcy Court on the Petition Date, as such order may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Agents (and, if such amendment, supplement or other modification is material and adverse to the interests of Borrowers and/or Lenders, Requisite Lenders) and approved by the Bankruptcy Court.

           "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Commitment or the Tranche A Loans of any Lender or any Tranche A Letters of Credit issued or participations therein deemed purchased by any Lender, the percentage obtained by dividing (x) the Tranche A Loan Exposure of that Lender by (y) the aggregate Tranche A Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1; and (ii) with respect to all payments, computations and other matters relating to the Tranche B Commitment or the Tranche B Loans of any Lender or any Tranche B Letters of Credit issued or participations therein deemed purchased by any Lender, the percentage obtained by dividing (a) the Tranche B Loan Exposure of that Lender by (b) the aggregate Tranche B Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

           "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

           "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

           "RCRA" means the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party (other than any Foreign Subsidiary) in any real property.

           "Register" has the meaning assigned to that term in subsection 2.1E.

           "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

           "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating of Hazardous Materials into the indoor or outdoor environment (including the abandonment, discarding or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

           "Request for Issuance" means a request substantially in the form of
Exhibit III annexed hereto.

           "Requisite Class Lenders" means (i) with respect to Tranche A Lenders, Tranche A Lenders having or holding more than 50% of the aggregate Tranche A Loan Exposure of all Tranche A Lenders, and (ii) with respect to Tranche B Lenders, Tranche B Lenders having or holding more than 50% of the aggregate Tranche B Loan Exposure of all Tranche B Lenders.

           "Requisite Lenders" means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

           "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of any Borrower other than (a) Indebtedness of a Borrower owed solely to another Borrower, (b) the Loans and the other Obligations, and (c) other amounts required to be paid under this Agreement.

           "Secured Obligations" means the obligations secured by the Collateral pursuant to the Collateral Documents.

           "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

           "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

           "Security Agreement" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit VIII annexed hereto, as such Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

           "Senators Hockey Club" means Ottawa Senators Hockey Club Corporation (as successor in interest to the Ottawa Senators Hockey Club Limited Partnership).

           "Senators Lease" means the License Agreement dated as of April 30, 1994, among Palladium Corporation, Ogden Palladium Services (Canada) Inc. and Senators Hockey Club, as such agreement is in effect on the Closing Date and as it may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

           "Senators Senior Subordination Agreement" means the Senior Subordination and Postponement Agreement dated as of January 13, 1999, among, inter alia, Company, Ogden Palladium Services (Canada) Inc., Senators Hockey Club, Canadian Imperial Bank of Commerce and Fleet National Bank (each as agents under certain credit facilities), as such agreement was in effect on March 14, 2001.

           "Stated Maturity Date" means April 1, 2003; provided, however, that if Supermajority Tranche A Lenders agree in writing prior to such date (and the Termination Date shall not have already occurred) to extend the Stated Maturity Date to October 1, 2003, then the Stated Maturity Date shall thereafter mean October 1, 2003; provided further, however, that if Supermajority Tranche A Lenders agree in writing prior to October 1, 2003 (and the Termination Date shall not have already occurred) to extend the Stated Maturity Date to April 1, 2004, then the Stated Maturity Date shall thereafter mean April 1, 2004. Such consent of Lenders to any such extension may be conditioned, as such Lenders shall mutually agree and direct, on amendments, supplements and other modifications of this Agreement and the Loan Documents, including (i) amendments to the Advance Limits, the Monthly Budget, drawing conditions and covenants,
(ii) reductions in the amount of the Commitments, and (iii) requirements that, unless Borrowers shall have previously submitted to Agents and Lenders a plan or plans of reorganization with respect to all Borrowers approved in writing by Requisite Lenders, Borrowers shall have begun, and/or agreed to and implemented procedures satisfactory to Requisite Lenders to arrange for, a sale or other disposition(s) of such assets, divisions or businesses (including all businesses) of Borrowers and their respective Subsidiaries as such Requisite Lenders shall designate.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Subsidiary Guarantor" means any Subsidiary of any Borrower that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

           "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by certain existing Subsidiaries of Borrowers on the Closing Date and to be executed and delivered by certain additional Subsidiaries of Borrowers from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit VII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, restated, supplemented or otherwise modified from time to time.

           "Supermajority Lenders" means Lenders having or holding more than 66-2/3% of the aggregate Loan Exposure of all Lenders.

           "Supermajority Tranche A Lenders" means Lenders having or holding more than 66-2/3% of the aggregate Tranche A Loan Exposure of all Lenders.

           "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

           "Synthetic Lease Obligation" means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

           "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded franchise taxes and all taxes that are imposed on the overall income or profits of such Lender by the United States or by any other Government Authority under the laws of which Lender is organized or has its principal office or maintains its applicable lending office.

           "Termination Date" means the earliest of (i) the Stated Maturity Date (as it may be extended from time to time in accordance with the definition of such term), (ii) the effective date of a confirmed a plan of reorganization in the Chapter 11 Cases, (iii) the date of distributions to any class of creditors, equity holders or other claimants under any plan of reorganization in the Chapter 11 Cases, (iv) the date of termination in whole of the Commitments pursuant to Section 8, (v) the date that is fifteen (15) days after the Petition Date, if neither the Interim Borrowing Order nor the Final Borrowing Order has been entered by the Bankruptcy Court by such date, (vi) the date that is forty-five (45) days after the Petition Date if the Final Borrowing Order has not been entered by the Bankruptcy Court by such date, (vii) the date of any sale, transfer or other disposition of all or substantially all of the assets or Capital Stock of Borrowers, (viii) the date of termination of exclusivity under any of the Chapter 11 Cases without the prior written approval of Requisite Lenders, and (ix) the date of filing of a plan of reorganization for any Borrower without the written approval of Requisite Lenders.

           "Thai Asset Sale" means the sale or other disposition by Company and its Subsidiaries of all or substantially all of their respective equity interests in (i) Operational Energy Group Limited, a company incorporated under the laws of Thailand that is in the business of operating and maintaining electric power and thermal energy production facilities, (ii) Rojana Power Co. Ltd., a company incorporated under the laws of Thailand that owns a natural gas fueled cogeneration power plant in Ayudthaya, Thailand, and (iii) Sahacogen (Chonburi) Co., Ltd., a company incorporated under the laws of Thailand that owns a natural gas fueled cogeneration power plant in Sriracha, Thailand.

           "13-Week Cash Forecast" means, initially, the consolidated cash flow projections delivered by Borrowers to Administrative Agent pursuant to subsection 4.1F for the 13-week period commencing with the week during which the Petition Date occurs, setting forth on a line-item basis weekly anticipated cash receipts and disbursements; provided that, upon approval by Agents of any monthly cash flow projections delivered pursuant to subsection 6.1(xix)(a), the 13-Week Cash Forecast, for purposes of the 13-week period commencing with the first week of the immediately following month, shall mean the weekly cash flow projections for such 13-week period delivered pursuant to subsection 6.1(xix)(b).

           "Total Utilization of Tranche A Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tranche A Loans plus (ii) the Tranche A Letter of Credit Usage.

           "Total Utilization of Tranche B Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tranche B Loans plus (ii) the Tranche B Letter of Credit Usage.

           "Tranche A Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5A.

           "Tranche A Commitment" means the commitment of a Lender to make Tranche A Loans to Borrowers pursuant to subsections 2.1A(i) and 3.3B, and "Tranche A Commitments" means such commitments of all Lenders in the aggregate.

           "Tranche A Commitment Fee Percentage" means, on any date of determination, a per annum rate equal to (i) 1.00% on any date on which the Total Utilization of Tranche A Commitments equals 1/3 or less of the Tranche A Commitments, (ii) 0.75% on any date on which the Total Utilization of Tranche A Commitments is greater than 1/3 of the Tranche A Commitments but less than 2/3 of the Tranche A Commitments, and (iii) 0.50% on any date on which the Total Utilization of Tranche A Commitments equals 2/3 or more of the Tranche A Commitments.

           "Tranche A Lender" means any Lender having or holding Tranche A Loan Exposure.

           "Tranche A Letter of Credit" or "Tranche A Letters of Credit" means letters of credit issued or to be issued by Issuing Lenders for the account of any Borrower pursuant to subsection 3.1A(i).

           "Tranche A Letter of Credit Sublimit" means $14,200,000 or such greater amount as may be approved in writing by Agents and Requisite Class Lenders of the Class of Tranche A Lenders (which approval shall be at the sole discretion of such Agents and Lenders and shall be evidenced by an amendment to this Agreement in form reasonably satisfactory to Agents and such Lenders) from time to time after the Closing Date upon a request from Borrowers to increase such amount; provided, however, that no such increase shall cause the Tranche A Letter of Credit Sublimit to exceed the total amount of the Tranche A Commitments minus the sum of (i) the outstanding amount of Tranche A Loans (excluding Tranche A Loss Sharing Loans and Tranche A Loans made pursuant to subsection 3.3B) and (ii) the Tranche A Loss Sharing Sublimit then in effect.

           "Tranche A Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Tranche A Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Tranche A Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Tranche A Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

           "Tranche A Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche A Commitments, that Lender's Tranche A Commitment, and (ii) after the termination of the Tranche A Commitments, the sum of (a) the aggregate outstanding principal amount of the Tranche A Loans of that Lender plus (b) in the event that Lender is an Issuing Lender of Tranche A Letters of Credit, the aggregate Tranche A Letter of Credit Usage in respect of all Tranche A Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Tranche A Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any other outstanding Tranche A Letters of Credit or any unreimbursed drawings under any such other Tranche A Letters of Credit.

           "Tranche A Loans" means the loans made (or deemed made) by Tranche A Lenders to Borrowers pursuant to subsections 2.1A(i), 2.1B and 3.3B.

           "Tranche A Loss Sharing Loans" has the meaning assigned to that term in subsection 2.5A.

           "Tranche A Loss Sharing Sublimit" means $41,000,000, as such amount may be reduced from time to time pursuant to subsection 2.4A(iii)(i).

           "Tranche A Notes" means any promissory notes of Borrowers issued pursuant to subsection 2.1F to evidence the Tranche A Loans of any Lenders, substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

           "Tranche A Obligations" means all Obligations other than the Tranche B Obligations.

           "Tranche B Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5B.

           "Tranche B Commitment" means the commitment of a Lender to make Tranche B Loans to Borrowers pursuant to subsections 2.1A(ii) and 3.3B, and "Tranche B Commitments" means such commitments of all Lenders in the aggregate.

           "Tranche B Lender" means any Lender having or holding Tranche B Loan Exposure.

           "Tranche B Letter of Credit" or "Tranche B Letters of Credit" means letters of credit issued (or deemed issued) by Issuing Lenders pursuant to subsection 3.1A(ii).

           "Tranche B Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Tranche B Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Tranche B Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Tranche B Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

           "Tranche B Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche B Commitments, that Lender's Tranche B Commitment, and (ii) after the termination of the Tranche B Commitments, the sum of (a) the aggregate outstanding principal amount of the Tranche B Loans of that Lender plus (b) in the event that Lender is an Issuing Lender of Tranche B Letters of Credit, the aggregate Tranche B Letter of Credit Usage in respect of all Tranche B Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Tranche B Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any other outstanding Tranche B Letters of Credit or any unreimbursed drawings under any such other Tranche B Letters of Credit.

           "Tranche B Loans" means the loans made (or deemed made) by Tranche B Lenders to Borrowers pursuant to subsections 2.1A(ii) and 3.3B.

           "Tranche B Notes" means any promissory notes of Borrowers issued pursuant to subsection 2.1F to evidence the Tranche B Loans of any Lenders, substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

           "Tranche B Obligations" means any and all Obligations to the extent arising under or with respect to the Tranche B Loans, the Tranche B Commitments or the Tranche B Letters of Credit, including principal and interest on any Tranche B Loans, the fees and other amounts accruing or otherwise owed with respect to the Tranche B Loan Exposure, and any unreimbursed drawings (and interest accrued thereon) under Tranche B Letters of Credit.

           "TSCA" means the Toxic Substances Control Act of 1976, as amended (15 U.S.C.ss. 2601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

           "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

      1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

           Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (iii) and
(iv) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(vi)). Except as otherwise permitted by this Agreement, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(vi).

      1.3  Other Definitional Provisions and Rules of Construction.

           A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

           B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

           C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

      2.1  Commitments; Making of Loans; the Register; Optional Notes.

           A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to make the Loans described in subsections 2.1A(i) and 2.1A(ii).

          (i) Tranche A Loans. Each Lender severally agrees to lend to Borrowers, on a joint and several basis, from time to time during the period from the Closing Date to but excluding the Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche A Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche A Commitments is $115,000,000; provided, however, that in the event the Thai Asset Sale shall have been consummated on or prior to the Closing Date, the aggregate original amount of the Tranche A Commitments shall be reduced on the Closing Date to $95,000,000 (and the original Tranche A Commitments of Lenders shall be ratably reduced to reflect such reduction in the aggregate original amount of the Tranche A Commitments) without any reduction to the Tranche A Loss Sharing Sublimit or the Tranche A Letter of Credit Sublimit then in effect; and provided further, that the Tranche A Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Lender's Tranche A Commitment shall expire on the Termination Date and all Tranche A Loans and all other amounts owed hereunder with respect to the Tranche A Loans and the Tranche A Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) (other than Tranche A Loss Sharing Loans) may be repaid and reborrowed up to but excluding the Termination Date; amounts borrowed as Tranche A Loss Sharing Loans and subsequently repaid may not be reborrowed. Anything contained in this Agreement to the contrary notwithstanding, (i) in no event shall the Total Utilization of Tranche A Commitments at any time exceed the Tranche A Commitments, (ii) in no event shall the principal amount of Tranche A Loans outstanding at any time (other than Tranche A Loss Sharing Loans and Tranche A Loans made to reimburse a drawing under a Tranche A Letter of Credit under subsection 3.3) exceed the least of (x) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or the Final Borrowing Order, as applicable, (y) the Advance Limit then in effect, and (z) the Tranche A Commitments then in effect minus the Tranche A Letter of Credit Sublimit then in effect minus the Tranche A Loss Sharing Sublimit, and (iii) in no event shall the principal amount of Tranche A Loss Sharing Loans outstanding at any time exceed the Tranche A Loss Sharing Sublimit or, when added to the principal amount of all other outstanding Tranche A Loans (other than Tranche A Loans made to reimburse a drawing under a Tranche A Letter of Credit), the amount permitted to be outstanding pursuant to the Interim Borrowing Order or Final Borrowing Order, as applicable.

          (ii) Tranche B Loans. Each Lender severally agrees to lend to Borrowers, on a joint and several basis, from time to time during the period from the date of entry of the Interim Borrowing Order to but excluding the Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Commitments as Tranche B Loans, solely pursuant to subsection 3.3B, it being understood that the entry of the Interim Borrowing Order in accordance with the terms of this Agreement is a condition precedent to each Lender's Tranche B Commitment, and all Tranche B Commitments shall immediately terminate should the Interim Borrowing Order not be so entered. The original amount of each Lender's Tranche B Commitment is set forth opposite its name on Schedule
     2.1 annexed hereto and the aggregate original amount of the Tranche B Commitments is $367,853,962.03; provided that the Tranche B Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Commitments pursuant to subsection 10.1B, and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4A or 6.12, and shall be reduced on the date of entry of the Interim Borrowing Order and on the date of entry of the Final Borrowing Order to an amount (on each date) equal to the maximum amount which is on such date, or at any time thereafter may become, available to be drawn under the Existing L/Cs (and any reduction of the Tranche B Commitments on the date of entry of the Interim Borrowing Order or the Final Borrowing Order shall be applied to each Lender's Tranche B Commitment ratably). Each Lender's Tranche B Commitment shall expire on the Termination Date and all Tranche B Loans and all other amounts owed hereunder with respect to the Tranche B Loans and the Tranche B Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid may not be reborrowed. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Tranche B Commitments at any time exceed the Tranche B Commitments then in effect.

           B. Tranche A Loss Sharing Loans. In the event that the Group of Pooled Facility Lenders (as defined in the Prepetition Credit Agreement) is required to make loss sharing payments pursuant to Section 5.3 of the Intercreditor Agreement, such Group shall notify Borrowers and Administrative Agent of the amount of such loss sharing payments required pursuant to Section
5.3 of the Intercreditor Agreement, and such notice shall be deemed to be a timely Notice of Borrowing to Administrative Agent requesting Tranche A Lenders to make Tranche A Loss Sharing Loans to Borrowers that are Base Rate Loans on the Business Day following the date on which such notice is received by Administrative Agent (which date shall constitute the Funding Date for such Tranche A Loss Sharing Loans), in an amount in Dollars equal to the amount specified in such notice. Borrowers hereby irrevocably authorize the giving of any such notice and the making of any such Tranche A Loss Sharing Loans. Administrative Agent shall make the proceeds of such Tranche A Loss Sharing Loans available on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Tranche A Loss Sharing Loans received by Administrative Agent from Lenders to be applied to the purposes set forth in subsection 2.5A(iii). Anything contained herein to the contrary notwithstanding, each Tranche A Lender's obligation to fund any Tranche A Loss Sharing Loans pursuant to this subsection 2.1B (so long as the necessary Tranche A Commitment of such Lender has not terminated and the Final Borrowing Order shall be entered and in full force and effect and to the extent the principal amount of Tranche A Loss Sharing Loans giving effect to the proposed borrowing of Tranche A Loss Sharing Loans would not exceed the Tranche A Loss Sharing Sublimit), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Tranche A Lender may have against any member of such Group, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto;
(5) the failure to satisfy any condition precedent set forth in subsection 4.2 other than the conditions set forth in subsection 4.2B(iv), (v) and (vi); or (6) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

           C. Borrowing Mechanics. Loans made on any Funding Date (other than Loans made pursuant to subsections 2.1B and 3.3B) shall be in an aggregate minimum amount of $200,000 and integral multiples of $100,000 in excess of that amount (or, if the amount of the Commitments unfunded and available for borrowing is less than such aggregate minimum amount, an amount equal to the amount of the Commitments unfunded and available for borrowing); provided that Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000 and integral multiples of $200,000 in excess of that amount. Whenever Borrowers desire that Lenders make Loans (other than pursuant to subsections 2.1B and 3.3B) they shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1C; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

           Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer of a Borrower or for otherwise acting in good faith under this subsection 2.1C or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrowers shall have effected Loans or a conversion or continuation, as the case may be, of Loans hereunder.

           Borrowers shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

           Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

           Notwithstanding the foregoing provisions of this subsection 2.1C, no Eurodollar Rate Loans may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan until the third Business Day after the Closing Date.

           D. Disbursement of Funds. All Tranche A Loans and Tranche B
Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make the particular type of Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1C (or telephonic notice in lieu thereof) or a notice deemed to be a Notice of Borrowing pursuant to subsection 2.1B, Administrative Agent shall notify each Lender of the proposed borrowing. Each such Lender shall make the amount of its Tranche A Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1B with respect to Tranche A Loss Sharing Loans and subsection 3.3B with respect to Tranche A Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Tranche A Loans made on the Closing
Date) and 4.2 (in the case of all Tranche A Loans), Administrative Agent shall make the proceeds of such Tranche A Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Tranche A Loans received by Administrative Agent from Lenders to be credited to the account of Borrowers at the Funding and Payment Office.

           Except with respect to Tranche A Loss Sharing Loans, unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

           E. The Register. Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Tranche A Commitment, Tranche B Commitment, Tranche A Loans, Tranche A Loss Sharing Loans and Tranche B Loans of each Lender from time to time (the "Register"). Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

           F. Optional Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the date which is two Business Days prior to the Closing Date, promptly after Company's receipt of such notice) (i) a promissory note or promissory notes to evidence such Lender's Tranche A Loans, substantially in the form of Exhibit IV-A annexed hereto, with appropriate insertions including the principal amount of that Lender's Tranche A Commitment, and (ii) a promissory note or promissory notes to evidence such Lender's Tranche B Loans, substantially in the form of Exhibit IV-B annexed hereto, with appropriate insertions including the principal amount of that Lender's Tranche B Commitment.

      2.2  Interest on the Loans.

           A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made until repayment in full at a rate determined by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan (subject to subsections 2.1B and 3.3B) shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.2B (subject to the last sentence of subsection 2.1C), and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2B (subject to the last sentence of subsection 2.1C). If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Loans shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin; or

               (b) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin.

           B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be a one-month period; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Stated Maturity Date in effect at the commencement of such Interest Period; and

          (vi) there shall be no more than four Interest Periods outstanding at any time.

           C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

           D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of their outstanding Tranche A Loans or Tranche B Loans equal to $200,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $200,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

           Borrowers shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

           E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder (including unreimbursed amounts drawn under any Letter of Credit), shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans or in the case of fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans; provided that, in the case of Loans that are Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

           F. Computation of Interest. Interest on the Loans and other amounts bearing interest with reference to the Base Rate shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan or amount funded in a drawing under a Letter of Credit, the date of the making of such Loan or the date of funding of such drawing or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included; and the date of payment of such Loan or funded drawing or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan or funded drawing is repaid on the same day on which it is made, one day's interest shall be paid on that Loan or funded drawing.

           G. Maximum Rate. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrowers with respect to any Loan or funded drawing under any Letter of Credit exceed the maximum rate of interest permitted to be charged under applicable law.

      2.3  Fees.

           A. Tranche A Facility Fees. Borrowers, jointly and severally, agree to pay to Administrative Agent on the Closing Date, for distribution to each Tranche A Lender in proportion to that Lender's Pro Rata Share of the Tranche A Commitments, facility fees in an aggregate amount equal to 2.0% of the entire amount of the Tranche A Commitments as of the Closing Date.

           B. Tranche A Commitment Fees. Borrowers, jointly and severally, agree to pay to Administrative Agent, for distribution to each Tranche A Lender in proportion to that Lender's Pro Rata Share of the Tranche A Commitments, commitment fees for the period from and including the Closing Date to and excluding the Termination Date equal to (i) the average of the daily excess of the Tranche A Commitments over the sum of (x) the aggregate principal amount of outstanding Tranche A Loans plus (y) the Tranche A Letter of Credit Usage, multiplied by (ii) the Tranche A Commitment Fee Percentage then in effect. Such commitment fees shall be payable in arrears on and to (but excluding) the last day of each month and on the Termination Date and computed on the basis of a 360-day year, for the actual number of days elapsed.

           C. Other Fees. Borrowers, jointly and severally, agree to pay to Agents such fees in the amounts and at the times separately agreed upon between Company and Agents. All fees referenced in this subsection 2.3 shall be earned when payable and shall be non-refundable.

      2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

           A. Prepayments and Reductions in Commitments.

          (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if the amount of the Loans is less than such aggregate minimum amount, an amount equal to the amount of the Loans); provided that voluntary prepayments of Eurodollar Rate Loans made on a date other than an Interest Payment Date applicable to such Loan shall be subject to breakage fees, costs and expenses, if any, in accordance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

          (ii) Voluntary Reductions of Commitments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Tranche A Commitments in an amount up to the amount by which the Tranche A Commitments exceed the Total Utilization of Tranche A Commitments at the time of such proposed termination or reduction or (b) the Tranche B Commitments in an amount up to the amount by which the Tranche B Commitments exceed the Total Utilization of Tranche B Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of either the Tranche A Commitments or the Tranche B Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and provided further, however, that no such partial reduction of the Tranche B Commitments shall be permitted prior to entry of the Final Borrowing Order and the deemed issuance of the Tranche B Letters of Credit. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of any of the Commitments shall be effective on the date specified in Company's notice and shall reduce the particular type of Commitment of each Lender proportionately to its Pro Rata Share. No such voluntary reduction of the Commitments shall be permitted if such reduction would result in (1) the Tranche A Commitments being less than the sum of (x) the Tranche A Letter of Credit Sublimit then in effect plus (y) the Tranche A Loss Sharing Sublimit plus (z) the aggregate principal amount of all outstanding Tranche A Loans (other than Tranche A Loss Sharing Loans and Tranche A Loans made to reimburse a drawing under a Tranche A Letter of Credit under subsection 3.3), or (2) the Tranche B Commitments being less than the sum of (x) the Tranche B Letter of Credit Usage then in effect plus (y) the aggregate principal amount of all outstanding Tranche B Loans.

          (iii) Mandatory Prepayments and Mandatory Reductions of Commitments. Mandatory Payments shall be made in the amounts and under the circumstances set forth below, all such Mandatory Payments to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

          (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than two days after the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than any Approved Asset Sale to the extent the Net Asset Sale Proceeds from such Approved Asset Sale do not exceed $5,000,000), Company shall make a Mandatory Payment in an aggregate amount equal to the amount of such Net Asset Sale Proceeds.

          (b) Prepayments and Reductions from Net Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be used for a Mandatory Payment pursuant to the provisions of subsection 6.4C, Company shall make such Mandatory Payment in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

          (c) Prepayments and Reductions Due to Issuance of Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or of any Subsidiary of Company or from any capital contribution to Company or any Subsidiary by any holder of Capital Stock thereof after the Closing Date, Company shall make a Mandatory Payment in an aggregate amount equal to 100% of such Net Securities Proceeds; provided, however, that such Net Securities Proceeds shall not include (1) any equity proceeds or capital contributions to Subsidiaries of Company which are not Borrowers pursuant to capital call requirements (relating to existing Projects) under Contractual Obligations in effect on the Closing Date and (2) equity proceeds or capital contributions to any Subsidiaries which are applied by such Subsidiaries for the purpose of making Investments permitted under subsection 7.3.

          (d) Prepayments and Reductions Due to Issuance of Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall make a Mandatory Payment in an aggregate amount equal to such Net Securities Proceeds.

          (e) Prepayments and Reductions from Tax Refunds. If after the Closing Date, Company or any of its Subsidiaries receives any single payment of a Cash refund or rebate of any Tax in an aggregate amount in excess of $1,000,000, the Borrowers shall no later than the Business Day following the date of receipt of such refund or rebate make a Mandatory Payment in the amount of such Tax refund or rebate.

          (f) Repayments from Excess Cash. Any amounts on deposit in the Cash Management System in excess of $10,000,000 (such amount, in any event, not to include amounts, if any, required to be held in Deposit Accounts which are collateral accounts or debt service reserve accounts described on
     Schedule 2.4A(iii)(f) annexed hereto) at the end of each Business Day shall be applied to make a Mandatory Payment on the next succeeding Business Day. Upon the occurrence and continuation of an Event of Default all amounts in the Cash Management System shall at Administrative Agent's or Requisite Lenders' request be applied to make a Mandatory Payment.

          (g) Prepayments Due to Reductions or Restrictions of Commitments; Advance Limit Prepayments. Borrowers shall from time to time prepay the Tranche A Loans and Tranche B Loans, as the case may be, to the extent necessary to give effect to the limitations set forth in the last sentence of each of subsections 2.1A(i) and (ii). Without limiting the preceding sentence, if at any time and from time to time after the Closing Date (x) the outstanding principal amount of Tranche A Loans (other than Tranche A Loss Sharing Loans and Tranche A Loans made to reimburse a drawing under a Tranche A Letter of Credit under subsection 3.3) shall exceed the least of
     (1) the Advance Limit then in effect, (2) the Tranche A Commitments then in effect minus the Tranche A Letter of Credit Sublimit then in effect minus the Tranche A Loss Sharing Sublimit then in effect, and (3) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or the Final Borrowing Order, as applicable, Borrowers shall promptly prepay Tranche A Loans (other than Tranche A Loss Sharing Loans) in an aggregate amount equal to the amount of any such excess; (y) the Total Utilization of Tranche A Commitments shall exceed the Tranche A Commitments then in effect, Borrowers shall promptly prepay the Tranche A Loans in an aggregate amount equal to the amount of any such excess; or (z) the principal amount of Tranche A Loss Sharing Loans outstanding shall exceed the Tranche A Loss Sharing Sublimit, Borrowers shall promptly prepay such Tranche A Loss Sharing Loans in an aggregate amount equal to the amount of any such excess; and, if any such payment pursuant to preceding clause (x) or (y) does not result in elimination of such excess, Borrowers shall first, promptly repay any unreimbursed drawings under Tranche A Letters of Credit and second, promptly cash collateralize the Tranche A Letters of Credit in the amount of such remaining excess.

          (h) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with the receipt of any amount which would require a Mandatory Payment pursuant to subsections 2.4A(iii)(a) - (f), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, excess cash in the Cash Management System, or federal Tax refund or rebate, as the case may be, that gave rise to such Mandatory Payment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional Mandatory Payment in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

          (i) Reductions from Reductions in Tranche A Loss Sharing Sublimit and from Repayments of Tranche A Loss Sharing Loans. On the date of any repayment of outstanding Tranche A Loss Sharing Loans, the Tranche A Loss Sharing Sublimit shall be reduced in an amount equal to the principal amount of Tranche A Loss Sharing Loans so repaid. On the date of any reduction in the Tranche A Letter of Credit Sublimit or the Tranche A Loss Sharing Sublimit, the Tranche A Commitments shall be reduced in the amount of such reduction, and such reduction shall reduce the Tranche A Commitment of each Tranche A Lender proportionately according to its Pro Rata Share.

          (iv) Application of Prepayments.

               (a) Application of Prepayments. Except as provided in subsection 2.4C, (1) any voluntary prepayments of the Loans made pursuant to subsection 2.4A and any Mandatory Payments made pursuant to subsection 2.4A(iii)(f) shall be applied first, to prepay the Tranche A Loans to the full extent thereof and second, to the extent of any remaining portion of such amount, to prepay the Tranche B Loans and any other unreimbursed drawings under the Tranche B Letters of Credit to the full extent thereof and to permanently reduce the Tranche B Commitments in the amount of such prepayment; (2) subject to subsection 2.4A(iv)(c), any Mandatory Payments made pursuant to subsections 2.4A(iii)(a) - (e) shall be applied first, to prepay the Tranche A Loans to the full extent thereof and to permanently reduce the Tranche A Commitments to the extent of 100% of the amount of such prepayment (to the extent such prepayment is applied to Tranche A Loans other than Tranche A Loss Sharing Loans), second, to the extent of any remaining portion of such amount, to prepay the Tranche B Loans and any other unreimbursed drawings under the Tranche B Letters of Credit to the full extent thereof and to permanently reduce the Tranche B Commitments in the amount of such prepayment, and third, to the extent of any remaining portion of such amount, to permanently reduce the Tranche A Commitments to the extent of 100% of such remaining amount (provided that no such reduction of the Tranche A Commitments shall reduce the Tranche A Commitments to an amount less than the sum of (x) the Tranche A Loss Sharing Sublimit (after giving effect to any reduction thereto arising from the repayment of outstanding Tranche A Loss Sharing Loans pursuant to clause "first" above) and (y) the Tranche A Letter of Credit Usage); and (3) any voluntary or mandatory prepayments required to be applied to repay Tranche A Loans pursuant to clause (1) or (2) of this sentence shall be applied first, to Tranche A Loans other than Tranche A Loss Sharing Loans, to the full extent thereof, and second, to Tranche A Loss Sharing Loans. Any remaining portion of such Mandatory Payment amounts after the foregoing application shall be held by Administrative Agent first, on behalf of Lenders as substitute collateral to secure the Obligations and second, to the extent of any remaining portion of such amount, as additional adequate protection in respect of Prepetition Obligations, under the terms of the Borrowing Orders and the First Day Orders.

               (b) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Tranche A Loans and Tranche B Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

               (c) Application of Prepayments from the Thai Asset Sale. Notwithstanding anything in this subsection 2.4A(iv) to the contrary, in the event that the Thai Asset Sale is consummated after the Closing Date, the Net Asset Sale Proceeds from the Thai Asset Sale shall be applied in the following order of priority: first, to prepay the Tranche A Loans to the full extent thereof and to permanently reduce the Tranche A Commitments by $20,000,000, second, to the extent of any remaining Net Asset Sale Proceeds, to prepay the Tranche B Loans and any other unreimbursed drawings under the Tranche B Letters of Credit to the full extent thereof and to permanently reduce the Tranche B Commitments in the amount of such prepayment, and third, to the extent of any excess Net Asset Sale Proceeds, to be held by Administrative Agent first, on behalf of Lenders as substitute collateral to secure the Obligations and second, to the extent of any remaining portion of such amount, as additional adequate protection in respect of Prepetition Obligations, under the terms of the Borrowing Orders and the First Day Orders.

           B. General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Anything contained herein to the contrary notwithstanding, Borrowers jointly and severally promise to repay all Loans and honored drawings under the Letters of Credit when due in accordance with the terms hereof and agree that, to the extent any Letters of Credit have not been returned and cancelled, on the Termination Date (a) the unpaid principal amount of, and accrued interest on, any funded amounts under such Letters of Credit and on any Loans, (b) an amount equal to the maximum available amount that may at any time on or after such date be drawn under all such Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and any amounts so due and payable with respect to Letters of Credit shall be cash collateralized.

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the Obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

           C. Application of Proceeds of Collateral and Payments after Event of Default. Upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Commitments
(a) all payments received on account of the Obligations, whether from any Borrower, from any Subsidiary Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in the Collateral Documents), in each case in the following order of priority:

          (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Agents are entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

          (ii) thereafter, to the extent of any excess such proceeds, to the payment of all Tranche A Obligations, for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof);

          (iii) thereafter, to the extent of any excess such proceeds, to the payment of all Tranche B Obligations, for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof); and

          (iv) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      2.5  Use of Proceeds.

           A. Tranche A Loans. The proceeds of any Tranche A Loans shall be applied (i) to reimburse the Issuing Lenders of Tranche A Letters of Credit pursuant to subsection 3.3B, (ii) by Borrowers to fund working capital requirements and general corporate purposes relating to Borrowers' post-petition operations and other expenditures, in each case in accordance with, and limited by, the Monthly Budget and subsection 7.6A, and (iii) to fund the obligations described in subsection 2.1B arising from time to time under the loss sharing arrangements set forth in Section 5.3 of the Intercreditor Agreement, including obligations on account of withholding taxes imposed on such arrangements (any such Tranche A Loans, solely to the extent proceeds thereof are applied to the purpose described in this clause (iii), being "Tranche A Loss Sharing Loans"); provided that no portion of the Tranche A Loans shall be used, directly or indirectly, to (a) finance or make any Restricted Payment or other payment or prepayment prohibited under subsection 7.5, or (b) make any payment or prepayment (including by way of an Investment) to any Person that is otherwise prohibited under this Agreement, including any payment or prepayment in respect of Prepetition Indebtedness to the extent prohibited hereunder; provided, further, that no proceeds or any other portion of the Tranche A Loans shall be used, directly or indirectly, to finance in any way any adversary action, suit, arbitration, proceeding or other litigation of any type relating to or in connection with the Prepetition Credit Agreement or any of the loan documents or instruments entered into in connection therewith, including any challenges to the Prepetition Obligations or the validity, perfection, priority or enforceability of any of the Liens securing such claims or any payment made thereunder; and provided, further, that during the period prior to the date that is 90 days after the appointment of an official committee for the unsecured creditors, proceeds of the Tranche A Loans not to exceed $75,000 may be used to pay reasonable fees and expenses of an official committee of creditors, if any, appointed in the Chapter 11 Cases to analyze the Prepetition Obligations and any Liens securing such claims (subject to the requirements for Bankruptcy Court approval of the payment of such fees and expenses under the Bankruptcy Code and the rights of Lenders to object thereto). Borrowers shall use the entire amount of the proceeds of each Tranche A Loan in accordance with this subsection 2.5A; provided, however, that nothing herein shall in any way prejudice or prevent any Agent or the Tranche A Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest; and provided, further, that Borrowers shall not use the proceeds from any Tranche A Loans for any purpose that is prohibited under the Bankruptcy Code.

           B. Tranche B Loans. The proceeds of any Tranche B Loans shall be applied solely to reimburse the Issuing Lenders of Tranche B Letters of Credit pursuant to subsection 3.3B.

           C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any Subsidiary of any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      2.6  Special Provisions Governing Eurodollar Rate Loans.

           Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

           A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

           B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto) on any Interest Rate Determination Date that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

           C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

           D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall, jointly and severally, compensate each Lender, upon written request by that Lender pursuant to subsection 2.6, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of Eurodollar Rate Loans when required by the terms of this Agreement.

           E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

           F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

           G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrowers.

      2.7  Increased Costs; Taxes; Capital Adequacy.

           A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

          (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay, on a joint and several basis, to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

           B. Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it;

               (b) Borrowers shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on any Borrower) for their own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which any or all of them are required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which any or all of them are required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

          (iii) Evidence of Exemption from U.S. Withholding Tax.

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          (iv) Indemnity for Withheld Amounts. Borrowers hereby agree to indemnify Lenders and Agents for the full amount of any deduction or withholding on account of any Taxes imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (including any such Taxes imposed by any jurisdiction on amounts payable under this subsection 2.7B) paid by Agents or Lenders with respect to sums payable by Borrowers under this Agreement and the other Loan Documents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made promptly, and in any event within 10 days after, the relevant Lender or Agent makes demand therefor in writing.

           C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments, Letters of Credit, participations therein or other Obligations to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in subsection 2.8A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

      2.8 Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.

           A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided that a Lender claiming compensation or reimbursement pursuant to subsection 2.7B(ii) due to circumstances in effect as of the Closing Date shall not be required to deliver more than one such statement to Borrowers or Administrative Agent, and such statement shall remain effective with respect to this Agreement until all Obligations have been paid in full.

           B. Mitigation. Each Lender (including any Issuing Lender) agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or Issuing Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 (other than subsection 2.7B(ii)), it will use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.9 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrowers agree to pay, on a joint and several basis, all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

      2.9  Replacement of a Lender.

           Anything contained herein to the contrary notwithstanding, in the event that any Lender (any such Lender being a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund its participation in any Letter of Credit (a "Defaulted Participation") or to fund any Loan (a "Defaulted Loan") in accordance with the terms of this Agreement, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall not be deemed a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents (provided, however, that nothing in this clause (i) shall be construed as permitting, without the consent of the relevant Defaulting Lender, a reduction in the principal amount of such Defaulting Lender's funded Loans or other outstanding funded Obligations, an increase in the amount of such Lender's Tranche A Commitment or Tranche B Commitment or participation in any Letters of Credit, a reduction or postponement of the due date of any amount funded by such Defaulting Lender and payable in respect of any Letter of Credit, an extension of the expiration date of any Letter of Credit beyond the Stated Maturity Date, or an extension of the Termination Date), (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, any payment of amounts with respect to the Loans and any payment or reimbursement of amounts with respect to a drawing under a Letter of Credit shall be applied first, to amounts funded by Agents, Issuing Lenders or other Lenders (together with unpaid interest accrued thereon) in lieu of such amounts required to be funded by Defaulting Lenders and second, to the Loans or Letter of Credit participations, as the case may be, of other Lenders (other than any other Defaulting Lenders) as if such Defaulting Lender (and any other Defaulting Lenders) had no Loans outstanding and the Loan Exposure of such Defaulting Lender were zero, (iii) such Defaulting Lender's Tranche A Commitment, Tranche A Loans and Pro Rata Shares with respect thereto shall be excluded for purposes of calculating the commitment fee in respect of any day during any Default Period with respect to such Defaulting Lender, such Defaulting Lender's Commitments, Loans and Pro Rata Shares with respect thereto shall be excluded for purposes of calculating the letter of credit fees under subsection 3.2 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any such commitment fee or letter of credit fee with respect to such Defaulting Lender's Commitments in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Tranche A Commitments and the Total Utilization of Tranche B Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.

           For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans or Defaulted Participations, as the case may be, of such Defaulting Lender or by the non-pro rata application of any payments of amounts with respect to the Loans or any payments or reimbursements of amounts with respect to drawings under Letters of Credit in accordance with the terms hereof or any combination thereof), and (2) such Defaulting Lender shall have delivered to Company and Agents a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitments, and (C) the date on which Company, Administrative Agent and all Issuing Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of (x) such Defaulting Lender's applicable Pro Rata Shares of the aggregate outstanding principal amount of Loans of all Lenders and all funded participations in Letters of Credit of Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans and Defaulted Participations) over (y) the aggregate outstanding principal amount of Loans of such Defaulting Lender and the aggregate funded amount of such Defaulting Lender's participations in Letters of Credit.

           No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by any Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies that Borrowers may have against such Defaulting Lender with respect to any Funding Default and that Agents, any Issuing Lender or any Lender may have against such Defaulting Lender with respect to any Funding Default.

      2.10 Superpriority Nature of Obligations.

           All Obligations of Borrowers under the Loan Documents (including the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses) shall be paid as provided in the Loan Documents when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against Borrowers arising under
Section 364(c)(1) of the Bankruptcy Code, with priority for such claims over any and all administrative expenses (other than the Carve-Outs to the extent provided herein) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and 726, provided that the Liens and security interests securing the Obligations shall exclude any proceeds from avoidance actions under Sections 544-550 of the Bankruptcy Code and shall be subject only to: (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from Administrative Agent or Requisite Lenders to Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or (y) after the earlier of
(1) such time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by Administrative Agent at the direction of Requisite Lenders in their sole discretion, and which are allowed by the Bankruptcy Court in the Chapter 11 Cases (either on an interim or final basis), (ii) from and after the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Bankruptcy Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Bankruptcy Court either on an interim or final basis) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by Administrative Agent at the direction of Requisite Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Bankruptcy Court and to the United States Trustee pursuant to 28 U.S.C. ss.1930(a)(6) (collectively, the "Carve-Outs"); provided further, however, that in no event shall there be paid from proceeds of the Loans any fees and expenses incurred in challenging the liens or claims of the Prepetition Lenders, although, subject to the Carve-Outs, the professionals for an official creditors' committee may be paid (to the extent allowed by the Bankruptcy Court) fees and expenses incurred in analyzing such liens or claims in an amount not to exceed $75,000. Subject to the Carve-Outs, the Obligations shall at all times be senior to the rights of Borrowers, any trustee or examiner and any unsecured claims of any creditor or other entity in this and any subsequent case under the Bankruptcy Code. With the exception of the Carve-Outs, no cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this case pursuant to Section 1112 of the Bankruptcy Code shall rank prior to, or on parity with, the claims of the Lenders arising under this Agreement.

      2.11 Joint and Several Liability; Payment Indemnifications.

           A. Joint and Several Obligations. All Obligations of Borrowers under the Loan Documents shall be the joint and several Obligations of each Borrower.

           B. No Impairment or Release. The Obligations of and the Liens granted by any Borrower under the Loan Documents shall not be impaired or released by any action or inaction on the part of Administrative Agent or any Lender with respect to any other Loan Party, including any action or inaction which would otherwise release a surety.

           C. Contribution Rights. In order to provide for just and equitable contribution among Borrowers if any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among Borrowers on the basis of the relative benefits received by Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing and shall be subject to the Liens and security interests of the Administrative Agent. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of Administrative Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this subsection 2.11 shall be deemed an expense of administration of such Borrower arising under Section 503(b) of the Bankruptcy Code and shall be junior in priority to all Obligations of such Borrower under the Loan Documents.

           D. Hennepin. Notwithstanding anything herein to the contrary, Covanta Hennepin Energy Resource, Co., L.P. ("HERC") shall not be deemed to have borrowed money under this Agreement or be liable for the repayment of money borrowed under this Agreement to the extent such borrowing or liability would violate applicable provisions of the Federal Power Act. Company hereby agrees to exercise best efforts to obtain as soon as practicable after the Closing Date all authorizations and/or approvals necessary under the Federal Power Act for HERC to borrow money as a Borrower under this Agreement, and immediately upon Company's receipt of any such approvals HERC shall without further action be deemed to have borrowed money under this Agreement, and shall be liable for the repayment thereof, as a Borrower for all purposes under this Agreement as if the restriction in the immediately preceding sentence were null and void ab initio and of no further force and effect.

      2.12 Subordination of Tranche B Obligations; Relative Rights.

           Each of the Tranche B Lenders agrees that the Tranche B Obligations shall be junior and subordinate in seniority and in right of payment to the prior payment in full in cash of all Tranche A Obligations and that the Liens and security interests securing the Tranche B Obligations shall be junior to the Liens and security interests securing the Tranche A Obligations, in accordance with the provisions of this subsection 2.12. Loan Parties shall not make, and no Tranche B Lender shall accept, any distribution, payment or prepayment of principal or prepayment of other amounts due, of any kind whatsoever (including by distribution of Collateral, other assets, set off, exchange or any other manner) with respect to the Tranche B Obligations at any time when any of the Tranche A Obligations are due and unpaid. In the event that any Tranche B Lender shall receive any payment or distribution of assets that such Tranche B Lender is not entitled to receive or retain under the provisions of this Agreement, such Tranche B Lender shall hold any amount so received in trust for the holders of the Tranche A Obligations and shall, if it has received notice or has knowledge of any amount due and unpaid with respect to the Tranche A Obligations at the time of receipt of such payment, segregate such assets from other assets held by such Tranche B Lender, and shall forthwith turn over such payment or distribution (without liability for interest thereon) to Administrative Agent for distribution to the Tranche A Lenders in the form received (with any necessary endorsement) to be applied to such Tranche A Obligations. Notwithstanding the foregoing, if, at the time a distribution or other payment is made to a Tranche B Lender, no Tranche A Obligation is due and payable, such distribution or payment may be retained by such Tranche B Lender notwithstanding that a Tranche A Obligation subsequently becomes due and payable. No payment or distribution to any Tranche A Lender pursuant to the provisions of this subsection 2.12 shall entitle the applicable Tranche B Lender or Tranche B Lenders to exercise any right of subrogation in respect thereof until no Tranche A Obligations (including with respect to any Tranche A Letters of Credit) shall be due and payable. With respect to any subrogation claims, each Tranche B Lender hereby (to the extent permitted by applicable law) waives, releases and discharges any and all rights, claims, causes of action, liabilities, claims and demands, in law or equity, which such Tranche B Lender has had, now has, or may in the future have, arising out of or relating directly or indirectly to the taking or not taking of any act or proceeding or not proceeding with any action which the Tranche A Lenders, or any Agent on behalf of the Tranche A Lenders, may take in an effort to collect in respect of the Tranche A Obligations. Nothing contained in this subsection 2.12 shall be construed as affecting the priority of the Obligations as against any other claims in the Bankruptcy Cases.

      2.13 Tranche B Lenders' Approval of Plan of Reorganization.

           Notwithstanding anything to the contrary herein and for purposes of
Section 1126 and 1129 of the Bankruptcy Code, Lenders hereby acknowledge and agree that, with respect to the acceptance of any plan of reorganization for any Borrower, and any modification to any previously so accepted plan of reorganization to the extent of any modification to the treatment of the administrative expense claims under the Tranche B Commitments, Tranche B Lenders shall vote as a single class with respect to such acceptance, and the written approval of Tranche B Lenders having or holding more than 60% of the aggregate Tranche B Loan Exposure of all Tranche B Lenders shall be required and shall be binding upon all Tranche B Lenders with respect thereto.

Section 3. LETTERS OF CREDIT

      3.1 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.

           A. Letters of Credit.

          (i) Tranche A Letters of Credit. In addition to Borrowers requesting that Lenders make Loans pursuant to subsection 2.1A, Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Termination Date, that Administrative Agent or Documentation Agent issue Tranche A Letters of Credit payable on a sight basis for the account of Borrowers for the purposes of supporting the obligations set forth on
     Schedule 3.1A(i) annexed hereto. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(i)) shall not be obligated to, issue such Tranche A Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Issuing Lender issue (and no Issuing Lender shall issue) any Tranche A Letter of
     Credit:

               (a) if, after giving effect to such issuance, the Total Utilization of Tranche A Commitments would exceed the lesser of (x) the Tranche A Commitments and (y) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or the Final Borrowing Order, as applicable, in each case as the foregoing limits may be in effect from time to time;

               (b) if, after giving effect to such issuance, the Tranche A Letter of Credit Usage would exceed the Tranche A Letter of Credit Sublimit;

               (c) having an expiration date later than the earlier of (a) the day prior to the Stated Maturity Date and (b) the date which is one year from the date of issuance of such Tranche A Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Tranche A Letter of Credit will automatically be extended to a date prior to the Stated Maturity Date unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Tranche A Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

               (d) denominated in a currency other than Dollars.

          (ii) Tranche B Letters of Credit. On the relevant Applicable Conversion Date with respect to any Existing L/C, (a) any existing participation of a Tranche B Lender (in its capacity as a Prepetition Lender) in such Existing L/C shall terminate and be of no further force and effect, (b) any rights or obligations of Tranche B Lenders (in their capacity as Prepetition Lenders) to reimburse or participate in honored drawings under, or to participate in payments made by Company or any of its Subsidiaries with respect to, such Existing L/C under any of the Prepetition Credit Documents shall be superseded by this Agreement, and (c) any and all rights, titles, claims (including "claims" within the meaning of Section 101(5) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.)), interests, powers and privileges -- ---- of the issuer of any Existing L/C under the Prepetition Credit Documents shall be deemed to have reverted back to the Issuing Lender of such Existing L/C and such Existing L/C shall be deemed to be converted on such date to a Tranche B Letter of Credit under this Agreement. Subject to the provisions of subsection 3.1B(ii), prior to the expiration date of any Tranche B Letter of Credit, the Issuing Lender with respect to such Tranche B Letter of Credit may, and at the request of Agents shall, issue a Tranche B Letter of Credit to replace such expiring Tranche B Letter of Credit or amend or extend the expiration date of such expiring Tranche B Letter of Credit, and upon such issuance or extension Borrowers shall be deemed to have requested that the Issuing Lender with respect to such outstanding Tranche B Letter of Credit issue a Tranche B Letter of Credit to replace such Tranche B Letter of Credit or so extend the maturity of such Tranche B Letter of Credit, respectively; provided that no Issuing Lender shall issue or extend the expiration date of any outstanding Tranche B Letter of Credit:

               (a) if the underlying Contractual Obligation to provide any such Tranche B Letter of Credit or a replacement thereto to the beneficiary thereof has terminated, and/or the beneficiary of such Tranche B Letter of Credit has otherwise returned the same for cancellation without the expectation that a Tranche B Letter of Credit will be issued contemporaneously with such cancellation in substitution therefor;

               (b) unless the terms of such Tranche B Letter of Credit as so replaced or extended are substantially identical to the terms of the corresponding Tranche B Letter of Credit being replaced or extended;

               (c) unless the stated amount of such Tranche B Letter of Credit as so replaced or extended does not exceed the amount of the corresponding Tranche B Letter of Credit being replaced or extended, as the case may be, and is denominated in the same currency;

               (d) if such Tranche B Letter of Credit as so replaced or extended has an expiration date later than the earlier of (y) the day prior to the Stated Maturity Date and (z) the date which is one year from the date of issuance of such Tranche B Letter of Credit, unless a later expiration date is necessary in the judgment of Agents to avoid a drawing under the corresponding Tranche B Letter of Credit being replaced or extended, and such later expiration date is no later than the first date on which such corresponding Tranche B Letter of Credit being replaced or extended could expire without giving rise to a right of the beneficiary thereof to make a drawing thereunder solely as a result of or in anticipation of such expiration; or

               (e) if, after giving effect to such issuance or extension, the Total Utilization of Tranche B Commitments would exceed the Tranche B Commitments.

           B. Mechanics of Issuance.

          (i) Request for Issuance of Tranche A Letter of Credit. Whenever Borrowers desire the issuance of a Tranche A Letter of Credit, they shall deliver to Administrative Agent a Request for Issuance no later than 12:00 Noon (New York City time) at least 10 Business Days, or in each case such shorter period as may be agreed to by Administrative Agent in any particular instance, in advance of the proposed date of issuance; provided, that Borrowers shall not request, and no Issuing Lender shall be obligated to issue, a Tranche A Letter of Credit for the purpose of supporting an obligation set forth on Schedule 3.1A(i) annexed hereto that is supported by a performance bond or other similar instrument unless Borrowers have been unable at the time of such request and such proposed issuance, after exercising best efforts in compliance with subsection 6.13, to renew or extend the performance bond or other similar instrument supporting such obligation. Upon receipt by Administrative Agent of a Request for Issuance pursuant to this subsection 3.1B(i) requesting the issuance of a Tranche A Letter of Credit, in the event Administrative Agent elects to issue such Tranche A Letter of Credit, Administrative Agent shall promptly so notify Borrowers, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Tranche A Letter of Credit, Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request Documentation Agent to issue such Tranche A Letter of Credit by delivering to Documentation Agent a copy of the applicable Request for Issuance. Documentation Agent shall promptly notify Borrowers and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Tranche A Letter of Credit, and if Documentation Agent elects to issue such Tranche A Letter of Credit, Documentation Agent shall be the Issuing Lender with respect thereto. In the event that Documentation Agent shall have declined to issue such Tranche A Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Tranche A Letter of Credit, Administrative Agent shall be obligated (subject to the proviso to the first sentence of this subsection 3.1B(i)) to issue such Tranche A Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that in connection with a Tranche A Letter of Credit, the Tranche A Letter of Credit Usage with respect to such Tranche A Letter of Credit and with respect to all other Tranche A Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Tranche A Loans, may exceed Administrative Agent's Tranche A Commitment then in effect. The Issuing Lender of a Tranche A Letter of Credit, in its reasonable discretion, may require changes in the text of a proposed Letter of Credit or any documents described in or attached to the relevant Request for Issuance. No Tranche A Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

          (ii) Issuance of Tranche B Letters of Credit. As of the Applicable Conversion Date with respect to an Existing L/C, such Existing L/C shall be deemed converted to a Tranche B Letter of Credit that shall be deemed for purposes of this Agreement to be issued on such Applicable Conversion Date. After the deemed issuance of any Tranche B Letter of Credit pursuant to the foregoing sentence, whenever the Issuing Lender with respect to such Tranche B Letter of Credit desires to issue a Tranche B Letter of Credit to replace such outstanding Tranche B Letter of Credit, or Agents request that such Issuing Lender issue a Tranche B Letter of Credit to replace such outstanding Tranche B Letter of Credit, such Issuing Lender shall deliver to Agents a notice of such issuance no later than 12:00 Noon (New York City time) at least 10 Business Days (or in each case such shorter period as may be agreed to by Agents in any particular instance) in advance of the proposed date of issuance, which notice shall describe the relevant Tranche B Letter of Credit and the verbatim text of the Tranche B Letter of Credit proposed to be issued and shall specify such proposed date of issuance. Unless Agents or Requisite Lenders otherwise direct such Issuing Lender prior to the proposed date of issuance, or the Termination Date shall have occurred, on such proposed date of issuance such Issuing Lender shall issue a Tranche B Letter of Credit in the form set forth in such notice (subject to the provisions of subsection 3.1A(ii)) to replace such outstanding Tranche B Letter of Credit.

          (iii) Recertification. Borrowers shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Tranche A Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Tranche A Letter of Credit, and upon the issuance of any Tranche A Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Request for Issuance.

          (iv) Issuance of Letter of Credit. Solely with respect to Tranche A Letters of Credit, upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the applicable Issuing Lender shall issue the requested Tranche A Letter of Credit in accordance with such Issuing Lender's standard operating procedures.

          (v) Notification to Lenders. No later than 10 Business Days prior to the decision to extend or reissue any Letter of Credit, the Issuing Lender thereof shall notify Agents in writing of the date on which such Issuing Lender expects such decision will be made and of the date by which such decision must be made in order to avoid a drawing under such Letter of Credit. Promptly after the issuance, amendment or extension of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each Lender of such issuance, amendment or extension in writing. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender in writing of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C and, if so requested by a Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit, amendment or extension.

           C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Tranche A Letter of Credit, each Tranche A Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Tranche A Letter of Credit and any drawings honored thereunder in an amount equal to such Tranche A Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Immediately upon the issuance of any Tranche B Letter of Credit (including any deemed issuance of a Tranche B Letter of Credit pursuant to subsection 3.1A(ii)), each Tranche B Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Tranche B Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Each Borrower, with respect to each Existing L/C and Tranche B Letter of Credit, hereby (1) represents, warrants, agrees, covenants and reaffirms that it has no (and it permanently and irrevocably waives and releases Agents and Lenders from any, to the extent arising on or prior to the Applicable Conversion Date with respect to the relevant Existing L/C) defense, set off, claim or counterclaim against Agents or any Lender in regard to its obligations in respect of any such participation in a Tranche B Letter of Credit or any drawings honored thereunder, and (2) affirms its obligation to pay such participations, and any amounts owed (whether or not then due and payable, and including all interest and fees accrued under the Prepetition Loan Documents to the Applicable Conversion Date with respect to the relevant Existing L/C) with respect to each Tranche B Letter of Credit in accordance with the terms and conditions of this Agreement and the other Loan Documents.

      3.2  Letter of Credit Fees.

           Borrowers jointly and severally agree to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Tranche A Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Tranche A Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Tranche A Lenders, equal to the excess of the Eurodollar Rate Margin over 0.25% per annum (expressed as a daily rate) multiplied by the daily amount available to be drawn under such Tranche A Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) the last day of each month and computed on the basis of a 360-day year, for the actual number of days elapsed;

          (ii) with respect to each Tranche B Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Tranche B Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of Tranche B Lenders, equal to 2.50% per annum (expressed as a daily rate) multiplied by the daily amount available to be drawn under such Tranche B Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) the last day of each month and computed on the basis of a 360-day year, for the actual number of days elapsed; and

with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

           For purposes of calculating any fees payable under clauses (i) and
(ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2 with respect to a Tranche A Letter of Credit or a Tranche B Letter of Credit, Administrative Agent shall distribute to each Tranche A Lender or Tranche B Lender, respectively, its applicable Pro Rata Share of such amount.

      3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

           A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in compliance with the terms and conditions of such Letter of Credit.

           B. Reimbursement by Borrowers of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such payment, subject to the provisions of this subsection 3.3B. Anything contained in this Agreement to the contrary notwithstanding, (i) if such drawing is under a Tranche A Letter of Credit, unless Borrowers shall have notified Administrative Agent and Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrowers intend to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Tranche A Loans, then Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Tranche A Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment, (ii) if such drawing is under a Tranche B Letter of Credit, then Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Tranche B Loans that are Base Rate Loans on the Business Day immediately following the date on which such drawing is honored in an amount in Dollars equal to the amount of such payment, and (iii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Tranche A Loans or Tranche B Loans (as applicable) that are Base Rate Loans in the applicable foregoing amount, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Tranche A Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Tranche A Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Tranche A Loans or Tranche B Loans, as the case may be, on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights they may have against any Lender resulting from the failure of such Lender to make such Tranche A Loans or Tranche B Loans under this subsection 3.3B.

           C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

          (i) Payment by Lenders. In the event that Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, whether from the proceeds of a Tranche A Loan or Tranche B Loan or otherwise, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and upon receipt of such notice, Administrative Agent shall promptly notify each Lender (other than such Issuing Lender) of such unreimbursed amount and of such Lender's respective participation therein based on such Lender's Pro Rata Share; provided that no Lender's funding of its participation in any such drawing shall exceed its Pro Rata Share of the amount of such drawing, and (a) the aggregate principal amount of all participations funded by a Lender with respect to Tranche A Letters of Credit shall in no event exceed the amount of such Lender's Tranche A Commitment minus the principal amount of such Lender's outstanding Tranche A Loans, and (b) the aggregate principal amount of all participations funded by a Lender with respect to Tranche B Letters of Credit shall in no event exceed the amount of such Lender's Tranche B Commitment minus the principal amount of such Lender's outstanding Tranche B Loans. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by Administrative Agent. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall deliver to Administrative Agent for distribution to any other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

           D. Interest on Amounts Paid Under Letters of Credit.

          (i) Payment of Interest by Borrowers. Borrowers agree to pay to each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Tranche A Loans or Tranche B Loans pursuant to subsection 3.3B) at a rate equal to (a) with respect to Tranche A Letters of Credit, (1) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Tranche A Loans that are Base Rate Loans and (2) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Tranche A Loans that are Base Rate Loans, and (b) with respect to Tranche B Letters of Credit, (1) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Tranche B Loans that are Base Rate Loans and (2) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Tranche B Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. All payments by Borrowers in respect of payments made by an Issuing Lender under a Letter of Credit issued by it shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to Administrative Agent for distribution to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Tranche A Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to Administrative Agent for distribution to each other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

      3.4  Obligations Absolute.

           The obligation of Borrowers to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

      3.5  Nature of Issuing Lenders' Duties.

           A. Indemnification. In addition to amounts payable as provided in subsection 2.7, Borrowers hereby jointly and severally agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

           B. Nature of Issuing Lenders' Duties. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

           In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to any Borrower.

           Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights they may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

           The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

      4.1  Conditions to Closing Date.

           The obligations of Lenders with respect to their respective Commitments and to make any Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

           A. Loan Party Documents. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

          (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date (notwithstanding the foregoing, it is understood and agreed that those certificates evidencing good standing that Borrowers are unable (after exercising reasonable best efforts) to obtain on or prior to the proposed Closing Date shall not be required to be delivered on or prior to the Closing Date for purposes of this subsection 4.1A(i), provided, that such certificates not so delivered shall be delivered to Agents no later than 30 days after the Closing Date);

          (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, approving and authorizing the commencement of the Chapter 11 Cases, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

          (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (iv) Executed originals of the Loan Documents to which such Person is a party; and

          (v) Such other documents as Administrative Agent may reasonably request.

           B. Fees. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and all reasonable and documented costs and expenses (including legal fees, due diligence fees, recordation expenses, other out-of-pocket expenses and taxes) of Agents and Lenders incurred in connection with the negotiation, preparation, recordation, execution and completion of the Loan Documents and the transactions contemplated thereby, including such fees and expenses of O'Melveny & Myers LLP, counsel to Agents, and Ernst & Young Corporate Finance LLC.

           C. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in
Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

           D. Orders; Related Consents.

          (i) The Interim Borrowing Order shall have been entered by the Bankruptcy Court, shall contain Adequate Protection Provisions, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction, and Agents and the Lenders shall be satisfied that the Interim Borrowing Order shall be binding on all material creditors of Borrowers and shall be effective to provide the stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby.

          (ii) The Project Cash Collateral Order and all other First Day Orders (which shall have been provided to the Lenders in substantially final form not less than three days prior to the Petition Date) entered by the Bankruptcy Court shall be in form and substance reasonably satisfactory to Agents and Requisite Lenders (provided that such orders shall be deemed satisfactory to Requisite Lenders so long as they are substantially in the form delivered to Agents and Lenders most recently on or prior to the date which is three days prior to the proposed Closing Date, unless Requisite Lenders shall have notified Agents on or prior to such proposed Closing Date of their objection thereto).

          (iii) Any initial court orders under foreign bankruptcy or other similar foreign law with respect to any Foreign Subsidiaries shall be in form and substance reasonably satisfactory to Agents and Requisite Lenders (provided that such orders shall be deemed satisfactory to Requisite Lenders so long as they are substantially in the form delivered to Agents and Lenders most recently on or prior to the date which is three days prior to the proposed Closing Date, unless Requisite Lenders shall have notified Agents on or prior to such proposed Closing Date of their objection thereto).

           E. Pleadings. No pleading or application shall have been filed in the Bankruptcy Court by any party in interest which is not withdrawn, dismissed or denied seeking (i) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (iii) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (iv) the granting of a super-priority claim or a Lien pari passu or senior to that of Administrative Agent granted pursuant to the Collateral Documents and the Interim Borrowing Order, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order without the prior written consent of Requisite Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

           F. Monthly Budget. Agents and the Lenders shall have received, (i) the initial 13-Week Cash Forecast, in form and substance satisfactory to Agents, and (ii) the initial Monthly Budget, in form and substance satisfactory to Agents and Requisite Lenders (provided that such Monthly Budget shall be deemed satisfactory to Requisite Lenders so long as it is substantially in the form delivered to Agents and Lenders most recently on or prior to the date which is three days prior to the proposed Closing Date, unless Requisite Lenders shall have notified Agents on or prior to such proposed Closing Date of their objection thereto).

           G. Opinions of Counsel to Loan Parties. Lenders shall have received originally executed copies of one or more favorable written opinions of Cleary, Gottlieb, Steen & Hamilton and LeBoeuf, Lamb, Greene & McRae, counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit XIII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Agents and Lenders).

           H. Evidence of Insurance. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

           I. Necessary Governmental Authorizations and Consents. Borrowers shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, should not reasonably be expected to have a Material Adverse Effect. Administrative Agent shall have received an Officer's Certificate of Company in form and substance reasonably satisfactory to Administrative Agent certifying as to the foregoing matters and any other evidence reasonably requested by Agents in support thereof.

           J. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1K, Administrative Agent shall have received evidence satisfactory to it that Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii) and (iii) below) that Administrative Agent may reasonably request in order to evidence, in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected security interest in the entire personal and mixed property Collateral, with the priority set forth in the Interim Borrowing Order or the Final Borrowing Order, as applicable. Such actions shall include the following:

          (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock included in the Collateral and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (ii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as Administrative Agent may reasonably request to evidence the security interests in favor of Administrative Agent created in such Collateral; and

          (iii) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments Administrative Agent may reasonably request to be filed with the PTO in order to evidence Liens in favor of Administrative Agent in respect of any IP Collateral.

           K. Closing Date Mortgages. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor executed and notarized Mortgages in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
Schedule 4.1K annexed hereto.

           L. Matters Relating to Existing Indebtedness of Company and its Subsidiaries. Agents shall have received an Officer's Certificate of Company stating that all Indebtedness and Contingent Obligations constituting Prepetition Indebtedness (and all amounts owing in respect thereof) of Borrowers and their Subsidiaries as of the Petition Date are as set forth on Schedule 7.1 annexed hereto. The terms and conditions of all such Indebtedness and Contingent Obligations shall be in form and in substance satisfactory to Agents.

           M. Collateral Review. On or before the Closing Date, Agents shall have received an updated review and analysis of all Collateral in form and substance satisfactory to Agents.

           N. Agreement Regarding Certain Obligations. Any agreements relating to the outstanding senior credit facilities of Covanta Power Pacific, Inc. and its Subsidiaries (under which Bayerische Hypo-Und Vereinsbank AG is agent for the lenders party thereto) entered into on or before the Closing Date in anticipation of or with respect to the commencement of the Chapter 11 Cases shall be in form and in substance satisfactory to Agents, and Agents shall have received copies of all such agreements.

           O. No Material Adverse Change. Agents shall be satisfied that there has been no material adverse change since September 30, 2001 in the business, property, assets, operations or financial condition of Company and its Subsidiaries taken as a whole (other than the commencement of the Chapter 11 Cases and except as disclosed prior to the Closing Date in public filings or in writing to Lenders (including the successive downgrades by Moody's and other rating agencies of Company's long term unsecured debt rating prior to the Closing Date)), and Company shall have delivered to Agents an Officer's Certificate to the foregoing effect.

           P. Financial Projections. Company shall have delivered to Agents and Lenders financial projections (including monthly cash flow projections) satisfactory to Agents indicating that Company's foreign operations and those Subsidiaries of Company that are not Borrowers shall be self-funding during the term of this Agreement, except as permitted in accordance with the Monthly Budget.

           Q. Cash Management System. The cash management system of Company and its Subsidiaries shall be as set forth on Schedule 4.1Q annexed hereto.

           R. Restructuring Advisor. Borrowers shall have retained, on terms reasonably acceptable to Agents, a restructuring advisor reasonably satisfactory to Agents. Such restructuring advisor shall have been retained by Company on terms providing for such restructuring advisor to report directly to the Governing Body of Company and to advise and assist Company in developing, evaluating and implementing exit alternatives from the Chapter 11 Cases.

           S. Amendment to Intercreditor Agreement. Company, certain of its Subsidiaries, certain Prepetition Lenders and Agents shall have entered into (and Agents shall have received) a duly executed and effective amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit XV.

           T. No Additional Prepetition Revolving Loans. No loans shall have been made or letters of credit issued pursuant to the "Revolving Loan Commitments" under the Prepetition Credit Agreement after February 1, 2002 (other than loans made to reimburse drawings under letters of credit pursuant to subsection 3.3 of the Prepetition Credit Agreement).

           U. Retention Arrangements. Borrowers shall have disclosed in writing to Agents and Lenders the terms of any proposed bonus, retention, severance and similar arrangements with respect to their respective officers, employees, directors and advisors, which terms shall be satisfactory to Agents.

           V. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

      4.2  Conditions to All Loans.

           Except with respect to Tranche A Loss Sharing Loans, the obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

           A. Administrative Agent shall have received before that Funding Date,
(i) in accordance with the provisions of subsection 2.1C, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrowers, and (ii) a certificate executed by the chief financial officer of each Borrower certifying to Agent (a) that such officer and Borrowers believe on and as of such Funding Date that (1) the estimates contained in the 13-Week Cash Forecast and the Monthly Budget would be good faith estimates if made on such date and (2) the assumptions on which the 13-Week Cash Forecast and the Monthly Budget are based are reasonable on such date, and (b) that the proceeds of the Loans requested on such Funding Date shall be applied in accordance with, and for the purpose identified in, such 13-Week Cash Forecast and the Monthly Budget.

           B. As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any arbitrator or Government Authority (including the Bankruptcy Court) shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The Interim Borrowing Order (and, if such Funding Date is more than 45 days after the Closing Date, the Final Borrowing Order) shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction;

          (vi) After giving effect to the proposed borrowing, (a) the Total Utilization of Tranche A Commitments shall not exceed the Tranche A Commitments, and (b) the principal amount of Tranche A Loans (other than Tranche A Loss Sharing Loans and Tranche A Loans made to reimburse a drawing under a Tranche A Letter of Credit under subsection 3.3) shall not exceed the least of (x) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or the Final Borrowing Order, as applicable, (y) the Advance Limit, and (z) the Tranche A Commitments minus the Tranche A Letter of Credit Sublimit minus the Tranche A Loss Sharing Sublimit;

          (vii) After giving effect to the proposed borrowing, the Total Utilization of Tranche B Commitments shall not exceed the Tranche B Commitments;

          (viii) The aggregate amount on deposit in the Cash Management
     System in the United States shall not exceed $10,000,000 (such amount, in any event, not to include amounts, if any, required to be held in Deposit Accounts which are collateral accounts or debt service reserve accounts described on Schedule 2.4A(iii)(f) annexed hereto);

          (ix) In the event that the Thai Asset Sale shall have been consummated prior to the date of entry of the Final Borrowing Order, on any Funding Date up to and including the date of entry of the Final Borrowing Order the aggregate amount on deposit in the Collateral Accounts shall not exceed $1,000,000;

          (x) Except with respect to Tranche B Loans, Company shall have delivered to Agents an Officer's Certificate (together with such supporting calculations as Agents may reasonably request) certifying that, before and after giving effect to the contemplated application of amounts proposed to be borrowed, Company and its Subsidiaries shall be in pro forma compliance with subsection 7.6A; and

          (xi) No pleading or application shall have been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which is not withdrawn, dismissed or denied within 55 days after filing seeking (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy
     Code) under Section 1106(b) of the Bankruptcy Code, (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Administrative Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of Administrative Agent and the Requisite Lenders, or (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

      4.3  Conditions to Tranche A Letters of Credit.

           The issuance of any Tranche A Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Tranche A Letter of Credit) is subject to the following conditions precedent:

           A. On or before the date of issuance of such Tranche A Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Borrowers, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Tranche A Letter of Credit.

           B. On the date of issuance of such Tranche A Letter of Credit, all conditions precedent described in subsection 4.2B (other than subdivisions
(viii) and (ix) thereof) shall be satisfied to the same extent as if the issuance of such Tranche A Letter of Credit were the making of a Loan and the date of issuance of such Tranche A Letter of Credit were a Funding Date.

Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

           In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

      5.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

           A. Organization and Powers. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Subject to compliance with any applicable provisions of the Bankruptcy Code, each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each Loan Party is in compliance with its Organizational Documents and all applicable orders of the Bankruptcy Court.

           B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

           C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

           D. Subsidiaries. All of the Subsidiaries of Company and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The Capital Stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to have a Material Adverse Effect.
Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

      5.2  Authorization of Borrowing, etc.

           A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto and (ii) have been or by the Closing Date will be duly authorized by the Bankruptcy Court.

           B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation (which Contractual Obligation is enforceable on a post-Petition Date basis) of Company or any of its Subsidiaries or an applicable order of the Bankruptcy Court, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for (x) such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and (y) the entry of the Interim Borrowing Order or the Final Borrowing Order.

           C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization, except for the entry of the Interim Borrowing Order or the Final Borrowing Order and except for filings expressly contemplated by the Loan Documents and those Governmental Authorizations which have been obtained.

           D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except, in the case of Subsidiary Guarantors, as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

           E. Restrictions on Transfer. There are no restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from one to another, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law (including the Bankruptcy Code and any applicable orders of the Bankruptcy Court, including the Project Cash Collateral Order), (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (iv) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by subsection 7.2A; provided that (x) such prohibitions or restrictions apply only to the assets subject to such Liens, and (y) the prohibitions or restrictions set forth in clauses (iii) or (iv) only apply to the extent enforceable under the Bankruptcy Code and the applicable orders of the Bankruptcy Court.

           F. Pre-Petition Indebtedness. The Indebtedness and Contingent Obligations constituting Prepetition Indebtedness (and all amounts owing in respect thereof) as of the Petition Date are set forth in Schedule 7.1 annexed hereto.

           G. Chapter 11 Cases. The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and of the hearing for the approval of each of the Interim Borrowing Order and Final Borrowing Order has been given as identified in the respective Certificates of Service filed with the Bankruptcy Court and, without limiting the foregoing, has been given to third-party creditors to the extent required by applicable law. Borrowers constitute all debtors and debtors-in-possession subject to the Chapter 11 Cases.

      5.3  Financial Condition.

           Company has heretofore delivered to Lenders, at Lenders' request, (i) the audited consolidated financial statements of Company and its Subsidiaries for the Fiscal Year ended December 31, 2000 and (ii) the unaudited consolidated financial statements of Company and its Subsidiaries for the Fiscal Quarters ended March 31, 2001, June 30, 2001 and September 30, 2001. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has, as of the Closing Date, any Contingent Obligation, contingent liability or unusual long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto (other than those liabilities reflected on the Schedules to this Agreement) and that, in any such case, is material in relation to the business, operations, properties, assets or financial condition of Company or any of its Subsidiaries taken as a whole.

      5.4  No Material Adverse Change; No Restricted Payments.

           Since September 30, 2001, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than the commencement of the Chapter 11 Cases and as disclosed prior to the Closing Date in public filings or in writings to Lenders (including the successive downgrades by Moody's and other rating agencies of Company's long term unsecured debt rating prior to the Closing Date). Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except (i) as permitted by subsection 7.5, and (ii) as was permitted by subsection 7.5 of the Prepetition Credit Agreement.

      5.5  Title to Properties; Liens; Real Property; Intellectual Property.

           A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

           B. Real Property. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Borrower has knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

           C. Intellectual Property. As of the Closing Date, Schedule 5.5C annexed hereto contains a true, accurate and complete list of all material Intellectual Property. Each of Company and its Subsidiaries owns or has the right to use all material Intellectual Property used in the conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict could reasonably be expect to result in a Material Adverse Effect.

      5.6  Litigation; Adverse Facts.

           Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Borrower, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate (together with all such Proceedings with respect to substantially similar or related matters), would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      5.7  Payment of Taxes.

           Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. No Borrower knows of any proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

      5.8  Performance of Agreements; Material Contracts.

           A. Except as set forth on Schedule 5.8A annexed hereto, neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default (except to the extent the commencement of the Chapter 11 Cases constitutes such a default), except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

           B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

           C. Schedule 5.8C contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8C, all such Material Contracts are in full force and effect and no defaults currently exist thereunder (other than defaults which do not give the counterparty to such Material Contract the right to terminate such agreement on a post-Petition Date basis).

      5.9  Governmental Regulation.

           Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act (except that Persons owning facilities which (1) are "qualifying small power production facilities" within the meaning of PURPA, (2) use biomass as their primary energy source and (3) have a net power production capacity in excess of thirty megawatts, are subject to regulation under the Federal Power Act), the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than the Bankruptcy Code) which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     5.10 Securities Activities.

           A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

           B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

      5.11 Employee Benefit Plans.

           A. Company, each of its Subsidiaries and, with respect to Pension Plans and Multiemployer Plans, each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to such effect and no event has occurred since the date of such determination letter (other than the enactment of legislation for which the remedial amendment period has not expired) that would reasonably be expected to affect adversely such Plan's qualification.

           B. No ERISA Event has occurred or is reasonably expected to occur.

           C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto or in the financial statements delivered to Lenders pursuant to subsection 4.1 or 6.1 hereof, as applicable, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Subsidiaries.

           D. As of the most recent valuation date for the Pension Plans, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) but determined on the basis of the actuarial assumptions used for funding purposes with respect to such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

           E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, the potential withdrawal liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with the potential liability for a complete withdrawal from all other Multiemployer Plans for which such actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, based on the information contained in such reports, would not reasonably be expected to exceed $5,000,000.

           F. Neither Company nor any Subsidiary has incurred or is reasonably expected to incur any material liability pursuant to Title IV of ERISA with respect to any employee benefit plan of an entity that was formerly an ERISA Affiliate of Company or any of its Subsidiaries or with respect to any employee benefit plan that was previously maintained by Company or any of its Subsidiaries.

      5.12 Certain Fees.

           No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.13 Environmental Protection.

           A. Except as set forth in Schedule 5.13 annexed hereto, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           B. Except as set forth in Schedule 5.13 annexed hereto, neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA or any comparable state law regarding any condition, occurrence or activity that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           C. Except as set forth in Schedule 5.13 annexed hereto, there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

           D. Except as set forth in Schedule 5.13 annexed hereto, (i) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, (ii) none of Company's or any of its Subsidiaries' Facilities constitute facilities for the treatment, storage or disposal of Hazardous Materials under RCRA or any state equivalent, and (iii) none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste in violation of RCRA or any state equivalent that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent; and

           E. Compliance with all current requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or impose liability on any Lender or Agent.

      5.14 Employee Matters.

           There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

      5.15 Matters Relating to Collateral.

           A. Creation, Perfection and Priority of Liens. The provisions of the Collateral Documents, the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order are effective to create in favor of Administrative Agent for the benefit of the Lenders a legal, valid, perfected, nonavoidable and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein (having the priority provided for herein and in the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order).

          (i) Pursuant to Section 364(c)(2) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations will be secured by a first priority perfected senior Lien on all Collateral which is not subject to a valid, perfected, non-voidable and enforceable Lien existing as of the Petition Date, subject only to the Carve-Outs.

          (ii) Pursuant to Section 364(c)(3) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations will be secured by a perfected Lien on the Collateral, subject and junior to (a) any valid, perfected, non-voidable and enforceable Liens (other than Prepetition Liens) existing as of the Petition Date and (b) the Carve-Outs.

          (iii) Pursuant to Section 364(d) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations at all times will be secured by a first priority perfected senior priming Lien on the Prepetition Collateral, but having priority over only the Prepetition Liens, subject only to the Carve-Outs.

           The execution and delivery of the Collateral Documents by Subsidiary Guarantors, together with (x) the actions taken on or prior to the date hereof pursuant to subsections 4.1J, 6.8, 6.9 and 6.14 and (y) the delivery to Administrative Agent of any Pledged Collateral of the Subsidiary Guarantors not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent, for the benefit of Lenders, a Lien on all of the Collateral of the Subsidiary Guarantors (which Lien has priority over any other Lien on such Collateral, subject to Permitted Encumbrances and Liens permitted under subsection 7.2A), and all filings and other actions necessary or desirable to perfect and maintain the perfection and such priority of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

           Notwithstanding anything in this Section 5.15A to the contrary, in the event that Covanta Power Pacific, Inc. or any of its direct or indirect Subsidiaries file a petition for relief under the Bankruptcy Code, the Liens granted to Administrative Agent for the benefit of the Lenders under the Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order shall be junior to Liens in favor of the lenders under the senior credit facilities of Covanta Power Pacific, Inc. outstanding on the date hereof (entered into with Bayerische Hypo-Vereinsbank AG, as agent, and such lenders), and such Liens granted to Administrative Agent shall be subject to the prior payment in full of such credit facilities.

           B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (a) for filings or recordings contemplated by subsection 5.15A, (b) as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities, and
(c) authorizations and approvals in respect of the exercise of rights or remedies as to any collateral of any Loan Party which is subject to regulation under the Federal Power Act pursuant to Section 210(e)(2) of PURPA.

           C. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

           D. Information Regarding Collateral. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

      5.16 Disclosure.

           No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, except to the extent such document, certificate or written statement has been superseded or corrected prior to the date hereof, contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by Company or any of its Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials (including the Monthly Budget and any 13-Week Cash Forecast) are based upon good faith estimates and assumptions believed by each Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, and, accordingly, no assurances are given and no representations or warranties are made by Company or any of its Subsidiaries that any of the estimates and assumptions are correct, that the projections will be achieved or that the forward looking statements expressed in such information will correspond to actual results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      5.17 Prepetition Indebtedness.

           The Indebtedness and Contingent Obligations constituting Prepetition Indebtedness (and all amounts owing in respect thereof) of Borrowers as of the Petition Date are set forth on Schedule 7.1 annexed hereto. The Prepetition Obligations are secured by valid and enforceable first priority liens and security interests granted by the Prepetition Loan Parties to the Prepetition Agent, for the ratable benefit of the Prepetition Lenders, upon all of the Prepetition Collateral, subject only to Permitted Encumbrances. The Prepetition Obligations and the liens and security interests of the Prepetition Agent, for the ratable benefit of the Prepetition Lenders, in the Prepetition Collateral are not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination of any kind whatsoever. The Prepetition Obligations constitute legal, valid and binding obligations of each Loan, enforceable in accordance with the terms of the Prepetition Credit Documents and pursuant to applicable law, except as limited by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      5.18 Cash Management System.

           The summary of Borrowers' Cash Management System attached hereto as
Schedule 4.1Q (and contained in the First Day Orders) is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower owns any Deposit Account which is not described in Schedule 4.1Q. There has been no change to the Cash Management System since the Closing Date except such changes as have been disclosed to Lenders in writing and approved by Administrative Agent.

      5.19 Orders.

           On the date of the making of the initial Loans hereunder, the Interim Borrowing Order will have been entered and shall be in full force and effect and unstayed by the Bankruptcy Court or any other court of competent jurisdiction. On the date of the making of any Loan, the Interim Borrowing Order or the Final Borrowing Order, as the case may be, shall be in full force and effect and unstayed by the Bankruptcy Court or any other court of competent jurisdiction. Upon the Termination Date or other maturity (whether by acceleration or otherwise) of any of the Obligations of Borrowers hereunder and under the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court subject to the notice procedures set forth in the penultimate paragraph of Section 8.

      5.20 Matters Relating to Loan Parties.

           A. Loan Parties. Neither Company nor any of its Subsidiaries owns any interest in any Domestic Subsidiary which is neither a Borrower nor a Subsidiary Guarantor (other than Excluded Subsidiaries).

           B. Shell Subsidiaries. Each Shell Subsidiary has no material assets and is not engaged in any business.

           C. Domestic Subsidiary Assets. Each Domestic Subsidiary which is a Loan Party has granted a Lien in favor of Administrative Agent on substantially all of its property pursuant to the Collateral Documents, the Interim Borrowing Order or the Final Borrowing Order, except for such Domestic Subsidiaries (other than Borrowers) (i) which have granted a Lien permitted under subsection 7.2A on all or substantially all of such property to secure Indebtedness permitted under subsection 7.1, or (ii) with respect to which the grant of such a Lien would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party.

           D. Domestic Subsidiary Capital Stock. The Capital Stock of each Domestic Subsidiary which is directly owned by any Loan Party has been pledged to Administrative Agent pursuant to the Collateral Documents, the Interim Borrowing Order or the Final Borrowing Order, except for the Capital Stock of those Domestic Subsidiaries (other than Borrowers) (i) which is subject to a Lien permitted under subsection 7.2A securing Indebtedness permitted under subsection 7.1, or (ii) the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Domestic Subsidiary.

           E. Foreign Subsidiary Capital Stock. 65% of the Capital Stock of each Foreign Subsidiary which is a Material Subsidiary and is directly owned by Loan Parties (or such lesser percentage as is owned by Loan Parties) has been pledged to Administrative Agent pursuant to the Collateral Documents except for the Capital Stock of those Foreign Subsidiaries the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Foreign Subsidiary.

           Notwithstanding the foregoing, the failure to grant a Lien after the Closing Date on assets of Company and its Subsidiaries or to pledge Capital Stock of a Subsidiary shall not constitute a breach of the representations and warranties contained in subsections 5.20C, 5.20D and 5.20E above on any date after the Closing Date if, at the time of the making of such representation or warranty on any such date, Borrowers are not otherwise in default of their obligations under subsection 6.8 and have commenced and are diligently pursuing appropriate actions to create such Lien or pledge to the extent such Lien or pledge is required under such subsection; provided, however, that nothing in this sentence shall be construed as waiving any of the conditions contained in subsection 4.1; and provided further, that if on any Funding Date or any date of issuance of a Letter of Credit, Borrowers are relying on this paragraph in certifying that the representations and warranties in this Agreement are true, correct and complete, then Borrowers shall so specify in the applicable Officer's Certificate, Notice of Borrowing, Request for Issuance of Letter of Credit or Notice of Conversion/Continuation delivered pursuant to subsection 4.2A, 4.3A or 2.2D, as the case may be, and shall provide a description in reasonable detail of the circumstances on which such reliance is based.

Section 6. COMPANY'S AFFIRMATIVE COVENANTS

      6.1  Financial Statements and Other Reports.

           Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative Agent (and, promptly after receipt thereof, Administrative Agent will deliver a copy to each Lender):

          (i) Bi-weekly Operating and Variance Report and Monthly Compliance
     Report: as soon as available and in any event no later than the 5th and the 20th day of each month commencing with April 20, 2002, for the half-month most recently ended (from the first through the 15th or the 16th through the last day of each month), a report in form satisfactory to Administrative Agent (a) reflecting the actual cash receipts and disbursements of Company and its Subsidiaries for each week ending in the preceding half month period (and cumulatively for the elapsed portion of the Budget Period) with respect to each line item described in the 13-Week Cash Forecast and the percentage and dollar variance of such amounts from the projected amounts therefor set forth in the 13-Week Cash Forecast for each such week, (b) containing, in the case of reports delivered with respect to a month's end, a Project-by-Project update on operational and legal developments which could reasonably be expected to be materially adverse in relation to such Project, (c) demonstrating in reasonable detail compliance during each such week with the restrictions contained in subsection 7.6 (it being understood that whether Company and its Subsidiaries are in compliance with subsection 7.6 at any month's end shall be determined, for any week during which such month's end occurs, on the basis of cash expenditures made through the end of such week), and (d) accompanied by an Officer's Certificate from the chief financial officer of Company certifying (1) that such report accurately presents, in all material respects, cash receipts and cash expenditures of Company and its Subsidiaries for the periods indicated and (2) that the signer has reviewed the terms subsection 7.6 and the transactions and condition of Company and its Subsidiaries during the period covered by such report in reasonable detail and that such review has not disclosed the existence during or at the end of such period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constituted or constitutes a breach of subsection 7.6;

          (ii) Events of Default, etc.: promptly upon any Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (iii) Quarterly Financials: as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income of Company and its Subsidiaries for such Fiscal Quarter and the related consolidated statements of stockholders' equity and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided, however, that so long as Company files a quarterly report on Form 10Q with the Securities and Exchange Commission for any Fiscal Quarter, Borrowers shall be required to deliver a copy of such quarterly report in lieu of the financial statements described in this subsection 6.1(iii);

          (iv) Year-End Financials: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) an audit report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall state that in the opinion of such certified public accountants such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States of America; provided, however, that so long as Company files an annual report on Form 10K with the Securities Exchange Commission, Borrowers shall be required to deliver a copy of such annual report in lieu of the financial statements described in clause (a);

          (v) Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (iii) and (iv) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (vi) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (iii) or (iv) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (iii) or
     (iv) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (iii) or (iv) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vii) [Intentionally omitted.]

          (viii) Accountants' Reports: promptly upon request of an Agent (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (ix) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in the case of both clauses (1) and
     (2):

               (1) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, an Borrower equal to or greater than $1,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

          (xiv) Governing Body: with reasonable promptness, written notice of any change in the Governing Body of Company;

          (xv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

          (xvi) Material Contracts: promptly, and in any event within 10 Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xvii) Schedule 7.1: as soon as practicable and in any event no later than 30 days after the Closing Date, a schedule in form reasonably satisfactory to Agents setting forth all Indebtedness and Contingent Obligations constituting Prepetition Indebtedness, which Schedule shall be
     Schedule 7.1 for all purposes hereunder;

          (xviii) Bankruptcy Information: promptly after the same is available, Borrowers shall furnish or cause to be furnished to counsel for Administrative Agent all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of Borrowers with the Bankruptcy Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Borrowers to any official committee appointed in the Chapter 11 Cases and, without limiting the generality of the foregoing, Borrowers shall promptly deliver to, and discuss with, Administrative Agent and its counsel any and all material information and developments in connection with any proposed Asset Sale or Change in Control, including, without limitation, any letters of intent, commitment letters or engagement letters received by any Borrower, and any other event or condition which is reasonably likely to have a material effect on the Borrowers or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization;

          (xix) Monthly Budget and 13-Week Cash Forecast Updates: as soon as practicable and in any event no later than the tenth Business Day of each month commencing with the tenth Business Day of May 2002 (or June 2002, if the date of entry of the Final Borrowing Order is in May 2002), (a) a consolidated cash forecast for Company and its Subsidiaries, in form consistent with the Monthly Budget delivered to Agents pursuant to subsection 4.1F hereof (with line items for projected cash receipts and cash expenditures corresponding to those in such Monthly Budget) and in substance satisfactory to Agents (unless within 3 Business Days after receipt by Lenders of such cash forecast Requisite Lenders shall have notified Agents of their objection thereto, in which event any cash forecast submitted by Borrowers in lieu thereof shall be required to be satisfactory to Requisite Lenders), with monthly projections for the following month and each other month remaining in the Budget Period, together with an explanation of the material assumptions on which such projections are based, and (b) a consolidated cash forecast for Company and its Subsidiaries, in form consistent with the 13-Week Cash Forecast delivered to Agents pursuant to subsection 4.1F hereof (with line items for projected cash receipts and cash expenditures corresponding to those in such 13-Week Cash Forecast) and in substance consistent with the Monthly Budget (as modified pursuant to the preceding clause (a)), with weekly projections for the 13-week period commencing with the week beginning most recently after the delivery of such forecast;

          (xx) Projected Financial Statements: as soon as practicable and in any event no later than July 31, 2002, projected financial statements for Company and its Subsidiaries for Fiscal Year 2002 and the first Fiscal Quarter of 2003, such projected financial statements to (a) be prepared on a consolidated and consolidating basis in accordance with GAAP, (b) be in form and substance reasonably satisfactory to Agents (unless within 3 Business Days after receipt by Lenders of such projected financial statements Requisite Lenders shall have notified Agents of their objection thereto, in which event any projected financial statements submitted by Borrowers in lieu thereof shall be required to be satisfactory to Requisite Lenders), and (c) contain projections of cash flows for each such period and such other financial information and projections for such periods as Agents may reasonably request;

          (xxi) Minimum Cumulative Consolidated Operating Income Schedule: as soon as practicable and in any event no later than 45 days after the date of entry by the Bankruptcy Court of the Final Borrowing Order, a schedule (the "Minimum Cumulative Consolidated Operating Income Schedule") setting forth, with respect to each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2002 and ending with the Fiscal Quarter ending March 31, 2003, Company's proposed minimum cumulative amount, for purposes of the covenant in subsection 7.6B, of Consolidated Operating Income for the period commencing on March 31, 2002 and ending on the last day of such Fiscal Quarter; provided that no such schedule shall be deemed the Minimum Cumulative Consolidated Operating Income Schedule unless Agents and Requisite Lenders consent in writing thereto;

          (xxii) Exit Plan: as soon as practicable and in any event no later than the date that is nine months after the Closing Date, a plan of Borrowers for exiting the Chapter 11 Cases, in form and substance satisfactory to Agents and Requisite Lenders; and

          (xxiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or Requisite Lenders (or by any Lender so long as such request is made through an Agent (and Agents shall be required to request from Borrowers any such information and data reasonably requested by a Lender)).

      6.2  Existence, etc.

           Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the management or Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

      6.3  Payment of Taxes and Claims; Tax.

           A. Except as prohibited or excused by the Borrowing Orders, this Agreement, the Bankruptcy Code or an applicable order of the Bankruptcy Court, or by reason of the commencement of the Chapter 11 Cases, Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

           B. Borrowers will not file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

      6.4 Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.

           A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except that Company and its Subsidiaries shall not be required to perform the foregoing obligations (i) with respect to Subsidiaries or assets to which Persons other than Company and its Subsidiaries have recourse under Limited Recourse Debt owed to such Persons or (ii) to the extent that failure to perform such obligations would not reasonably be expected to have a Material Adverse Effect.

           B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Unless prohibited by contractual or other legal requirement, such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy. As soon as practicable after the Closing Date, Company shall deliver to Administrative Agent a certificate from Borrowers' insurance broker(s) or other evidence satisfactory to it that all insurance required to be maintained pursuant to this subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under this subsection 6.4.

           C. Application of Net Insurance/Condemnation Proceeds.

          (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes or any other purposes not prohibited under this Agreement, and in accordance with the Monthly Budget, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

          (ii) Net Insurance/Condemnation Proceeds Received by Company. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, as provided in subsection 2.4A, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing (unless Company is otherwise required to use funds by law or contract), Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

          (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A, and (b) to the extent the foregoing clause (a) does not apply Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided, however that if at any time Administrative Agent reasonably determines (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

           Notwithstanding the foregoing, no Net Insurance/Condemnation Proceeds shall be required to be applied as provided in subsection 2.4A to the extent such application would constitute a material violation of (1) a valid Contractual Obligation (in effect on the Closing Date) which is enforceable against Borrowers on a post-Petition Date basis in favor of or for the benefit of a Person other than Company or any of its Subsidiaries or their respective Affiliates for which the required consents have not been obtained or (2) applicable law affecting Company and its Subsidiaries.

      6.5  Inspection Rights; Lender Meeting.

           Borrowers shall, and shall cause each of their respective Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall, and shall cause each of their respective Subsidiaries to, permit such additional audits as Administrative Agent or Requisite Lenders may deem necessary or advisable, upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in meetings of Administrative Agent and Lenders during the pendency of the Chapter 11 Cases at such location and times (and from time to time) as may be agreed to by Company and Administrative Agent.

      6.6  Compliance with Laws, etc.

           Borrowers shall comply, and shall cause each of their Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

      6.7  Environmental Matters.

           A. Environmental Disclosure. Company will deliver to Administrative
Agent:

          (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent;

          (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or imposing liability on any Lender or Agent, or
     (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent;

          (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), with respect to (a) the commencement or the threat to commence a proceeding regarding any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent; and

          (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations except to the extent the failure to maintain such Governmental Authorizations could not reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent.

          (v) Certain Communications. With respect to documents which would have been required to be provided to Administrative Agent pursuant to paragraph
     (i) or (iii) but for the parenthetical in those paragraphs, Company shall promptly upon receiving such documents provide a list identifying generally the documents not disclosed and summarizing the information contained in such documents to the extent consistent with not waiving any privilege with respect thereto. If the privilege prevents Company from summarizing the information contained in such documents Company (a) shall nevertheless advise Administrative Agent that a matter, the nature of which cannot be disclosed without waiving the applicable privilege, exists with respect to a specified Facility or Environmental Claim that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (b) shall provide such other information to Administrative Agent, consistent with not waving the privilege, that Administrative Agent may reasonably request.

           B. Company's Actions Regarding Environmental Claims and Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (except if Company and its Subsidiaries do not have standing to contest or respond to such Environmental Claim); provided, however, that Company may, without breaching the requirements of this subsection 6.7B, contest an alleged violation of Environmental Laws or an Environmental Claim in good faith by appropriate proceedings promptly instituted and diligently conducted so long as during such contest the failure to cure such violation or to respond to such Environmental Claim or discharge the obligations thereunder could not reasonably be expected to result in a Material Adverse Effect.

      6.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the Closing Date.

           A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Domestic Subsidiary of Company existing on the Closing Date ceases to be an Excluded Subsidiary, Company will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary promptly (and in any event no later than 30 days after it ceases to be an Excluded Subsidiary) to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected first priority security interest in all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents, subject to any Liens in existence on the date such Domestic Subsidiary ceases to be an Excluded Subsidiary to the extent permitted under subsection 7.2A, provided that at the request of Company in connection with sales of assets permitted under subsection 7.7, Administrative Agent shall (without need for any further consent from any Lender or Lenders) release any Liens on a Domestic Subsidiary's assets and/or release a Domestic Subsidiary from the Subsidiary Guaranty or, in the case of a Person that becomes a Domestic Subsidiary of Company in connection with such financing or investment permitted hereunder, waive the requirement that such Domestic Subsidiary execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement, in each case solely to the extent required by the terms of any such financings, investments or sales permitted under the foregoing subsections of this Agreement; provided, however, that no Domestic Subsidiary which meets the criteria set forth in subsections 5.20C(i) and 5.20C(ii) shall be required to enter into the Security Agreement or to grant Liens on its property pursuant to this subsection.

           B. Subsidiary Organizational Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with the relevant Loan Documents, (i) certified copies of Organizational Documents of each Domestic Subsidiary which is becoming a Loan Party pursuant to subsection 6.8A or 6.8E, together with a good standing certificate from the Secretary of State of the jurisdiction of such Subsidiary's organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

           C. Foreign Pledge Agreements. As soon as practicable (but not more than 90 days, unless rendered impracticable by events or by action or inaction of foreign Governmental Authorities in each case beyond the control of Borrowers (as determined in the reasonable judgment of Administrative Agent)) after the Closing Date (to the extent not completed on or prior to the Closing Date), Borrowers shall cause foreign pledge agreements to be executed and delivered to Administrative Agent with respect to 65% of the Capital Stock of all Foreign Subsidiaries which are Material Subsidiaries and are directly owned by any Borrower or Subsidiary Guarantor (other than to the extent a pledge of such Capital Stock under the Collateral Documents would constitute a material violation of (1) a valid Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries which is enforceable against the relevant Borrower or Subsidiary Guarantor on a post-Petition Date basis and for which the required consents have not been obtained or (2) applicable law affecting such Borrower, such Subsidiary Guarantor or such Foreign Subsidiary), shall take all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect the Liens purported to be created in such Capital Stock under the Collateral Documents, and shall deliver to Administrative Agent an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which (i) any Loan Party holding stock of the relevant Foreign Subsidiary is organized with respect to the due authorization, execution and delivery of such foreign pledge agreement by such Loan Party, and (ii) such Foreign Subsidiary is organized with respect to customary matters regarding enforceability, validity and perfection of such pledge.

           D. Release of Restrictions. Borrowers shall use their good faith, commercially reasonable efforts to obtain all necessary consents from all Persons in whose favor or for whose benefit Contractual Obligations are in effect which would be violated by (i) a pledge of the stock of any Subsidiary of a Loan Party, (ii) entry into the Subsidiary Guaranty by a Domestic Subsidiary which is not already a Loan Party, or (iii) granting a Lien on substantially all of the assets of a Domestic Subsidiary. The foregoing efforts shall be exercised so as to obtain such consents as soon as practicable but no later than 90 days after the Closing Date.

           E. Additional Subsidiary Borrowers. Borrowers shall (i) cause any Domestic Subsidiary of any Borrower which commences a voluntary case under the Bankruptcy Code to file the relevant petition for relief under the Bankruptcy Code in the same venue as the Chapter 11 Cases, and shall promptly notify Administrative Agent of such filing, (ii) apply to the Bankruptcy Court and otherwise use best efforts to have any such voluntary case jointly administered with the Chapter 11 Cases, and (iii) cause any such Subsidiary promptly (and in any event no later than one Business Day after such filing) to execute and deliver to Administrative Agent a Borrowing Subsidiary Agreement and a counterpart of the Security Agreement (each such Subsidiary being an "Additional Subsidiary Borrower") and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected security interest in all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents, with the same priority as set forth in the Interim Borrowing Order or the Final Borrowing Order, as applicable, for the security interests granted by the initial Borrowers hereunder. Upon delivery of such executed Borrowing Subsidiary Agreement by the other Borrowers, notice of which is hereby waived by Borrowers other than Company, and each of the other documents referred to in the immediately preceding sentence, each such Additional Subsidiary Borrower shall be a Borrower and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto as a Borrower. Each Borrower hereby expressly agrees that its Obligations arising hereunder or under the other Loan Documents shall not be affected or diminished by the addition or release of any Additional Subsidiary Borrower hereunder.

      6.9  Matters Relating to Additional Real Property Collateral.

           From and after the Closing Date, in the event that (i) any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property, or (ii) at the time any Person becomes a Subsidiary Guarantor after the Closing Date, such Person owns or holds any fee interest in real property or any Material Leasehold Property, such Subsidiary Guarantor shall, as soon as practicable after such Person acquires such real property or Material Leasehold Property or becomes a Subsidiary Guarantor, as the case may be, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, opinions, appraisals, title insurance and environmental reports as Administrative Agent may reasonably request to perfect and maintain the Liens created by the Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order, and to assure, convey, assign, transfer and confirm unto Administrative Agent, for the benefit of the Lenders, the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Subsidiary Guarantor may be or may hereafter become bound to convey or to assign to Administrative Agent.

      6.10 Cash Management System.

           Each Borrower shall maintain the cash management system as described in Schedule 4.1Q, and Company and its Subsidiaries shall not open or close Deposit Accounts or make other changes to the cash management system without the written consent of Administrative Agent. Borrowers shall at all times after consummation of the Thai Asset Sale and prior to the date of entry of the Final Borrowing Order maintain not less than $2,000,000 on deposit in the Collateral Accounts.

      6.11 Retention of Advisors.

           On or prior to the date which is 30 days after the Closing Date, Borrowers shall retain, and seek the approval of the Bankruptcy Court for the retention of, on terms reasonably acceptable to Agents, a public relations firm and an investment banker and restructuring financial advisor, in each case reasonably satisfactory to Agents, to advise and assist management of the Borrowers in managing customer relationships and developing, evaluating and implementing exit alternatives from the Chapter 11 Cases.

      6.12 Workers' Compensation Letters of Credit.

           With respect to any Existing L/C issued for the purpose of supporting workers' compensation liabilities of Company or any of its Subsidiaries, as specified in Schedule 1.1A, or with respect to any Tranche B Letter of Credit issued to replace any such Existing L/C, Company shall use reasonable best efforts at all relevant times to cause the proportionate release, return and/or cancellation by the beneficiaries thereof and the reduction, by amendment or reissuance, of the face amount of such Tranche B Letter of Credit or Existing L/C, as the case may be, from time to time as any such workers' compensation liabilities are extinguished by full or partial payment thereof or otherwise, prior to the reduction or release of any other obligations of Company or any of its Subsidiaries supporting those same workers' compensation liabilities. To the extent that a Tranche B Letter of Credit has not yet been issued to replace any Existing L/C pursuant to subsection 3.1, Borrowers may amend or reissue such Existing L/C as necessary and appropriate to give effect to the terms of this subsection 6.12. The Tranche B Commitments shall be reduced by the amount of any such release, return, cancellation or reduction of a Tranche B Letter of Credit provided for under this subsection 6.12 and such reduction of the Tranche B Commitments shall reduce each Tranche B Lender's Tranche B Commitment ratably.

      6.13 Renewal of Existing Performance Bonds.

           Borrowers shall, and shall cause their respective Subsidiaries to, use reasonable best efforts at all relevant times prior to the Termination Date to renew or extend the term of each of the performance bonds and other instruments described on Schedule 3.1A(i) annexed hereto.

      6.14 Further Assurances.

           A. Assurances. Without expense or cost to Agents or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent may from time to time reasonably request and that do not involve a material expansion of Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Administrative Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to Administrative Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, registering or recording this Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrowers shall deliver to Administrative Agent, promptly upon receipt thereof, all instruments received by Borrowers after the Closing Date and take all actions and execute all documents necessary or reasonably requested by Administrative Agent to perfect Administrative Agent's Liens in any such instrument or any other Investment acquired by any Borrower.

           B. Filing and Recording Obligations. Each Borrower shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.14A, and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.14A, or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in subsection 6.14A, (excluding income, franchise and doing business Taxes), and shall pay all stamp Taxes and other Taxes required to be paid on the Notes or any other Loan Document; provided, however, that such Borrower may contest in good faith and through appropriate proceedings, any such Taxes, duties, imposts, assessments and charges; provided further, however, that such Borrower shall pay all such Taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Administrative Agent) accompanied by documentation verifying the nature and amount of such payments, Administrative Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

           C. Costs of Defending and Upholding the Lien. Administrative Agent may, upon at least five days' prior notice to Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of any Agent, Lenders or any Borrower, in which any Agent or any Lender is named or which Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect any Mortgaged Property, any other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Administrative Agent reasonably determines should be instituted to protect the interest or rights of Agents and Lenders in any Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. Borrowers, jointly and severally, agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Administrative Agent shall be paid pursuant to subsection 10.2 hereof.

Section 7. BORROWERS' NEGATIVE COVENANTS

           Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

      7.1  Indebtedness.

           Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrowers may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Each Borrower may become and remain liable with respect to Indebtedness to any other Borrower; provided that such Indebtedness shall be incurred after the Closing Date solely to the extent such Indebtedness represents amounts borrowed by the relevant Borrowers for purposes of making expenditures permitted under subsection 7.6A; and provided further, that all such intercompany Indebtedness shall be evidenced by one or more promissory notes which shall be pledged pursuant to the Collateral Documents;

          (iv) Subsidiaries of Company may, after the Closing Date, become and remain liable with respect to Indebtedness to any Borrower or Borrowers evidencing an Investment in such Subsidiaries permitted under subsection 7.3(iv) or 7.3(vi); provided that all such intercompany Indebtedness shall be evidenced by one or more Intercompany Notes which shall be pledged pursuant to the Collateral Documents;

          (v) Company and its Subsidiaries may remain liable with respect to Indebtedness constituting Prepetition Indebtedness set forth on Schedule
     7.1 annexed hereto without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

          (vi) Subsidiaries of Company which are not Loan Parties may become and remain liable with respect to Indebtedness to Persons other than Company or any of its Subsidiaries or their respective Affiliates (including Indebtedness of a Subsidiary or Indebtedness secured by assets associated with a Project in existence at the time of acquisition of such Subsidiary or such asset, respectively, so long as such Indebtedness was not incurred in contemplation of such acquisition and such acquisition is not otherwise prohibited under this Agreement), to the extent such Indebtedness is Limited Recourse Debt and the proceeds of such Limited Recourse Debt are applied to Investments not prohibited by any other provision of this Agreement;

          (vii) Any Subsidiary of Company may become and remain liable with respect to Indebtedness incurred to refinance, in whole or in part, Limited Recourse Debt of such Subsidiary permitted to be incurred and/or remain outstanding under this subsection 7.1; provided, that in each case (a) such refinancing and the terms of such Limited Recourse Debt as refinanced would not reasonably be expected to be more disadvantageous to Company and its Subsidiaries, the Lenders or the Subsidiary obligated with respect to such Limited Recourse Debt than the terms of the Limited Recourse Debt being refinanced, (b) such Indebtedness is Limited Recourse Debt of such Subsidiary, (c) no additional recourse to Company or any other Subsidiary or any Affiliate of Company (or any of their equity, property or assets) results from such refinancing, and (d) if such Subsidiary incurring such refinancing Indebtedness is a Borrower, Borrowers shall have obtained Bankruptcy Court approval of such refinancing; and

          (viii) Borrowers may become and remain liable with respect to Indebtedness incurred in connection with the rejection of leases and executory contracts in the Chapter 11 Cases; provided, that the obligation of any Borrower in respect of such Indebtedness shall be determined by a Final Order of the Bankruptcy Court entered at the time of such rejection, to be a general, unsecured, non-priority claim.

      7.2  Liens and Related Matters.

           A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, or apply to the Bankruptcy Court for the authority to do any of the foregoing, except:

          (i) Permitted Encumbrances;

          (ii) Liens created in favor of Administrative Agent (for the benefit of Lenders) (a) pursuant to the Collateral Documents or (b) authorized by the Interim Borrowing Order or the Final Borrowing Order;

          (iii) Liens in existence on the Petition Date described on Schedule
     7.2 annexed hereto;

          (iv) Liens on assets of any Subsidiary of Company that is not a Loan Party (and/or on the stock or other equity interests of such Subsidiary) securing Indebtedness of such Subsidiary permitted by subsection 7.1(vi);

          (v) Liens securing refinancing Indebtedness permitted by subsection 7.1(vii), provided that in each case the Liens securing such refinancing Indebtedness shall attach only to the assets that were subject to Liens securing the Indebtedness so refinanced; and

          (vi) Liens permitted under the Project Cash Collateral Order.

           B. No Further Negative Pledges. Neither Company nor any of its Subsidiaries shall enter into any agreement (other than this Agreement and the Loan Documents) on or after the Closing Date prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property to be sold pursuant to an executed agreement with respect to an Asset Sale that is permitted hereunder.

           C. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement or the other Loan Documents and (b) as may be provided in an executed agreement with respect to an Asset Sale that is permitted hereunder.

      7.3  Investments; Acquisitions.

           Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

          (i) Company and its Domestic Subsidiaries may make and own Investments in Domestic Cash Equivalents and in such investments as are permitted under the terms of the agreement establishing the Cash Collateral Account, as such agreement is in effect on the Closing Date and as it may be amended or supplemented from time to time thereafter with the consent of Agents; and Company's Foreign Subsidiaries may make and own Investments in Foreign Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company; and Company and its Subsidiaries may make and own additional equity Investments after the Closing Date in other Borrowers solely to the extent such Investments represent amounts advanced or invested for purposes of making expenditures permitted under subsection 7.6A or making other Investments permitted under this subsection 7.3;

          (iii) Company and its Subsidiaries may continue to own the Investments owned by them on the Petition Date and described in Schedule 7.3 annexed hereto;

          (iv) Company and its Subsidiaries may make and own Investments consisting of cash amounts advanced or contributed to those Projects set forth in Schedule 7.3(iv) annexed hereto to the extent Company and its Subsidiaries are committed as of the Closing Date to make such advances or contributions; provided that (a) each such Investment (or commitment to make the same) made in connection with such Projects shall be in an amount not exceeding the amount set forth on such Schedule, (b) the equity interests held by Company or any of its Subsidiaries in any new Subsidiary formed in connection with any such Investment shall be pledged as Collateral under the Collateral Documents, except to the extent such pledge is not required under subsection 6.8, and (c) the aggregate cash usage for such Projects in any period shall not exceed the amounts therefor set forth in the Monthly Budget for any such period;

          (v) Borrowers may make intercompany loans to the extent permitted under subsection 7.1(iii);

          (vi) Borrowers may, after the Closing Date, make and own Investments consisting of amounts advanced to Subsidiaries of Company that are not Borrowers, so long as the proceeds of such Investments are (a) applied for purposes of making expenditures permitted under subsection 7.6A and (b) not applied to make any Capital Expenditures except with respect to Projects of Company and its Subsidiaries in existence on the Closing Date; provided that (x) nothing in this subsection 7.3(vi) shall be construed to permit Investments and expenditures with respect to the Projects set forth in
     Schedule 7.3(iv) annexed hereto to exceed the amounts permitted under subsection 7.3(iv), and (y) each Investment in a Subsidiary of Company permitted under this subsection 7.3(vi) shall be evidenced by an intercompany loan from a Borrower or Borrowers to such Subsidiary meeting the requirements of subsection 7.1(iv);

          (vii) Any Subsidiaries of Company (other than Loan Parties) may make acquisitions of assets or of equity interests in other Persons so long (x) as such acquisitions are financed solely with the proceeds of Limited Recourse Debt of such Subsidiary and/or amounts (other than the proceeds of Indebtedness) received from Persons other than Company or any of its Subsidiaries (which amounts shall in no event include proceeds of Loans),
     (y) Company provides to Agents all material contracts or other agreements entered into in connection with such any Investment, and (z) Company and its Subsidiaries shall incur no Indebtedness, Contingent Obligation, Performance Guaranty or enter into any Contractual Obligation (contingent or otherwise) to incur Indebtedness, a Contingent Obligation, a Performance Guaranty or other similar obligation (including any obligation to procure or provide a performance bond, construction bond or surety bond) in connection with such Investment that is not otherwise permitted under this Agreement; and

          (viii) Company and its Subsidiaries may make and own involuntary Investments in waste-to-energy Projects after the Closing Date to the extent such Investments consist solely of cash generated by such Projects which is not released to Company and its Subsidiaries by the counterparties to the principal service agreements or operating agreements associated with such Projects; provided that (a) Borrowers shall, and shall cause their respective Subsidiaries to, use best efforts to cause such counterparties to release such cash on a timely basis and (b) nothing in this subsection 7.3(viii) shall be construed as a waiver of any rights of Agents or Lenders under this Agreement or as a modification of any other provision of this Agreement.

      7.4  Contingent Obligations.

           Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation or Performance Guaranty, and shall not create or become or remain liable with respect to any obligation to incur a subsequent Contingent Obligation, except:

          (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Borrowers may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and other Obligations;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary and appropriate indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets to the extent such Asset Sales and sales are either permitted under this Agreement or were consummated prior to the date of this Agreement;

          (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations (including letters of credit) and Performance Guaranties in existence on the Petition Date and described in
     Schedule 7.4 annexed hereto, without giving effect to any extensions, renewals, refinancings, increases, replacements or other incurrences thereof; and Company and its Subsidiaries, as applicable, may become and remain liable with respect to surety bonds, construction bonds or performance bonds extending, renewing or replacing Contingent Obligations consisting of surety bonds, construction bonds or performance bonds, respectively, which are described in Schedule 7.4; provided that no such replacement surety bond, construction bond or performance bond shall be greater in amount or otherwise more disadvantageous in any material respect to Company and its Subsidiaries than the surety bond or performance bond, as the case may be, so extended, renewed or replaced; and

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of long-term or forward purchase contracts and option contracts to buy, sell or exchange commodities and similar agreements or arrangements, so long as such contracts, agreements or arrangements do not constitute Commodities Agreements.

      7.5  Restricted Payments; Limitation on Repayments.

           Borrowers shall not, and shall not permit any of their respective Subsidiaries to, (i) directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, (ii) make any payment or prepayment on or redemption or acquisition for value (including by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of such Person, (iii) pay any interest on any Prepetition Indebtedness of such Person (whether in cash, in kind securities or otherwise), or (iv) make any payment or create or permit any Lien pursuant to any provision of the Bankruptcy Code, or apply to the Bankruptcy Court for the authority to do any of the foregoing; provided that (a) Borrowers and their respective Subsidiaries may make payments permitted under subsection 2.10, (b) Borrowers and their respective Subsidiaries may pay any post-Petition Date expense incurred in the ordinary course of business including usual and customary post-Petition Date employee salaries and benefits (provided that any of the foregoing to the contrary notwithstanding, except as permitted under subsection 7.8, Borrowers shall not, and shall not permit any of their respective Subsidiaries to, implement or make any payments in respect of bonus, retention, severance or similar arrangements with respect to any of their respective officers, employees, directors or advisors, without the prior written consent of Agents and Requisite Lenders), (c) Borrowers and their respective Subsidiaries may apply to the Bankruptcy Court for the Project Cash Collateral Order and the other First Day Orders, and may make payments (including payments with respect to certain Indebtedness and payments to certain critical vendors) and permit the creation of Liens in each case to the extent permitted by the Project Cash Collateral Order and the other First Day Orders, and (d) Borrowers and their respective Subsidiaries may make payments to such other claimants and in such amounts as may be consented to by Requisite Lenders and approved by the Bankruptcy Court.

      7.6  Budget and Financial Covenants.

           A. Budget Expenditures Covenants. Borrowers shall not, and shall not permit their respective Subsidiaries to:

          (i) make cash expenditures in any month of a type which would be classified under (a) any of the line items labeled "IPP East Disbursements", "IPP West Disbursements - Non-Filing Entities", "WTE Disbursements - Non-Filing Entities", or "Water Disbursements" (in each case under the heading "Core Energy Operations"), or (b) either the line item labeled "IPP Identified" or the line item labeled "IPP Unidentified" (under the heading "Energy Capital Expenditures"), if such expenditures would cause cumulative expenditures for the period from the commencement of the Budget Period through such month which would be classified under any such line item to exceed the sum of the correlative amounts for such line item set forth in the Monthly Budget for such month and each preceding month; or

          (ii) make cash expenditures in any month of a type which would be classified under the line item labeled "Existing Facilities (Maint. and Environ.)" (under the heading "Energy Capital Expenditures"), if such expenditures would cause cumulative expenditures for the period from the commencement of the Budget Period through such month which would be classified under such line item to exceed the sum of (a) the cumulative total amount for such line item set forth in the Monthly Budget for such month and each preceding month and (b) $2,000,000; or

          (iii) make cash expenditures in any month of a type which would be classified under the line item labeled "Critical Vendor Payments" (under the heading "Core Energy Operations"), if the aggregate amount of such expenditures made from the commencement of the Budget Period would exceed $7,000,000; or

          (iv) make cash expenditures in any month of a type which would be classified under any of the line items under the heading "Assets For Disposition" in the Monthly Budget (excluding the line items labeled "Workers' Compensation" and "Non-Energy Insurance") if the aggregate amount of such expenditures made from the commencement of the Budget Period would exceed $3,000,000; or

          (v) make cash expenditures in any month of a type which would be classified under either the line item labeled "Ottawa" or the line item labeled "OEES Construction" (under the heading "Assets for Disposition") in the Monthly Budget; or

          (vi) make cash expenditures in any month of a type which would not be classified under any of the line items reflected in the Monthly Budget, notwithstanding any other more permissive provision of this Agreement.

           For purposes of this Agreement, whether or not a particular expenditure shall or would be classified under a particular line item of the Monthly Budget shall be determined (a) to the extent such line item (whether or not having the same designation) appeared in the "Monthly Budget" delivered pursuant to (and as defined in) the Prepetition Credit Agreement, in a manner consistent with Company's prior classification of such expenditures in its reporting under the Prepetition Credit Agreement, and (b) for all line items not covered by the preceding clause (a), in a manner consistent with Company's classification of expenditures of the same type as such expenditure in preparing the projections forming the basis for the Monthly Budget and the 13-Week Cash Forecast.

           B. Minimum Cumulative Consolidated Operating Income. As of the end of any Fiscal Quarter ending on or after the entry by the Bankruptcy Court of the Final Borrowing Order, Company shall not permit Consolidated Operating Income for the period commencing March 31, 2002 and ending at the end of such Fiscal Quarter to be less than the correlative amount indicated for such Fiscal Quarter in the Minimum Cumulative Consolidated Operating Income Schedule.

      7.7  Restriction on Fundamental Changes; Asset Sales.

           Borrowers shall not, and shall not permit any of their respective Subsidiaries to, alter the legal form of organization of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of (including by discount or compromise), in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding) or its interests in or claims against any Project, in each case whether now owned or hereafter acquired, except:

          (i) any Subsidiary Guarantor may be merged with or into any wholly-owned Subsidiary Guarantor, and any Borrower may be merged with or into another Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to such Borrower or such wholly-owned Subsidiary Guarantor, as the case may be;

          (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the consideration received shall be limited to cash; and (c) the aggregate book value of such property shall not exceed $250,000 and the fair market value of such property shall not exceed $250,000;

          (iv) in the ordinary course of business in collecting on defaulted trade receivables over 120 days past due, Company and its Subsidiaries may discount or otherwise compromise, for less than the face value thereof, such accounts receivable;

          (v) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries, in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

          (vi) Company and its Subsidiaries may make Approved Asset Sales, provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received in such Asset Sales shall be cash and the assumption of Indebtedness and Contingent Obligations related to such assets; (c) any Indebtedness secured solely by the assets being transferred in such Approved Asset Sales shall be repaid and the related letters of credit shall be cancelled and returned to the issuers thereof; and (d) to the extent the Net Asset Sale Proceeds from any such Approved Asset Sale exceed $5,000,000, such excess amount shall be applied as a Mandatory Payment in accordance with the applicable provisions of subsection 2.4A (it being understood that prior to any such Approved Asset Sale Company shall have provided evidence reasonably satisfactory to Agents that Company and its Subsidiaries have made arrangements to effect such application on a timely basis);

          (vii) Any Subsidiary of Company that is not a Loan Party may, if its Governing Body determines that doing so is in the best interests of such Subsidiary, change its legal form of organization to a limited liability company, a corporation or a limited partnership; provided that (a) if all or any portion of the equity interests of such Subsidiary are subject to Liens created under the Collateral Documents prior to such change, the same percentage of the equity interests of such Subsidiary shall continue to be subject to Liens under the Collateral Documents after such change, with such Liens being of equal or higher priority than before such change and, if perfected prior to such change, perfected, and (b) Company and its Subsidiaries shall have complied with the provisions of the Collateral Documents applicable to such change of legal form;

          (viii) In the event the Thai Asset Sale shall not have been consummated prior to the Closing Date, Subsidiaries of Company may consummate the Thai Asset Sale; provided that (a) the consideration received shall be limited to cash, (b) the aggregate Net Asset Sale Proceeds from the Thai Asset Sale shall not be less than $33,000,000 and shall be applied as a Mandatory Payment in accordance with the applicable provisions of subsection 2.4A (it being understood that prior to receipt of any such proceeds Company shall have provided evidence reasonably satisfactory to Agents that Company and its Subsidiaries have made arrangements to effect such application on a timely basis), and (c) the principal documentation for such sale shall be in form and substance reasonably satisfactory to Agents; and

          (ix) Company, as a Junior Lender (as such term is defined in the Senators Senior Subordination Agreement) may, without further consent of any Agent or any Lender (other than any consent otherwise required of any Lender in its capacity as an applicable Opt-Out Lenders under the applicable Opt-Out Facility Documents (as such terms are defined in the Prepetition Credit Agreement)), exercise its rights and perform its obligations under Section 9 of the Senators Senior Subordination Agreement with respect to releasing its Liens on the property of the Senators Hockey Club upon a sale or transfer of such property which the "Senior Lenders" (or such other applicable parties) under the Senators Senior Subordination Agreement reasonably believe to be for consideration which is reasonably equivalent to the fair value of such property, so long as the Senators Lease shall not be terminated or otherwise amended or modified in any respect (including any amendment or modification that alters the legal, equitable or contractual rights of Ogden Palladium Services (Canada) Inc. thereunder) in connection with, or as a condition of, any such sale or transfer (any such permitted sale or transfer being referred to herein as a "Permitted Senators Transaction"), except to the extent such amendment, termination or modification is permitted under and in accordance with the last sentence of subsection 7.10; provided that the proceeds of any Permitted Senators Transaction are applied in accordance with the relevant terms of the Senators Senior Subordination Agreement and the NHL Priority Loan Letter Agreement.

           Notwithstanding anything to the contrary contained herein, Borrowers shall not, and shall not permit their respective Subsidiaries to, agree to or otherwise permit, without the prior written consent of Requisite Lenders, the release, extinguishments or termination of any right of consent or approval which Company or any of its Subsidiaries may have over an amendment of, modification to or termination of the Senators Lease.

      7.8  Bonus and Retention Arrangements.

           Borrowers shall not, and shall not permit their respective Subsidiaries to, make cash expenditures in respect of bonus, retention, severance or similar arrangements with respect to any of their respective officers, employees, directors or advisors without prior written consent of Requisite Lenders, except for cash expenditures made in accordance with the terms (and in amounts not exceeding the amounts) disclosed in writing to Agents and Lenders pursuant to subsection 4.1U. Nothing in this subsection 7.8 shall be deemed to permit Company and its Subsidiaries to make any cash expenditure referred to in the preceding sentence in the event that, after giving effect to such payment, Borrowers would reasonably be expected to be unable to fund the expenditures projected in the Monthly Budget for the remainder of the Budget Period, assuming that borrowings under this Agreement and revenues shall be as projected in the Monthly Budget for the remainder of the Budget Period. No cash expenditures for payment of a bonus referred to in the first sentence of this subsection 7.8 shall be permitted unless Borrowers shall have delivered to Agents on the Business Day prior to such payment an Officer's Certificate certifying that (i) Borrowers do not expect to be unable, after giving effect to such payment, to fund the expenditures projected in the Monthly Budget for the remainder of the Budget Period, and (ii) Borrowers believe in good faith that the assumptions on which the projected expenditures, projected borrowings under this Agreement and projected revenues set forth in the Monthly Budget for the remainder of the Budget Period are based are reasonable on the date of delivery of such Officer's Certificate.

      7.9  Transactions with Shareholders and Affiliates.

           Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any Indebtedness permitted under subsection 7.1(iii) or intercompany Indebtedness between Company and its Subsidiaries or between any of its Subsidiaries existing on the Petition Date, (ii) any transaction between a Borrower and any other Borrower, (iii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries, provided that such fees are no less favorable to Company or that Subsidiary, as the case may be, than those paid prior to the Petition Date, or (iv) the payment of reasonable legal fees and expenses incurred by law firms in which Directors of Company are affiliated for services rendered to Company and its Subsidiaries, to the extent the payment of such fees and expenses is not otherwise prohibited hereunder and, in the case of such fees and expenses paid by Borrowers, is approved by the Bankruptcy Court and not objected to by Agents or Requisite Lenders.

      7.10 Restriction on Leases

           Borrowers shall not, and shall not permit any of their Subsidiaries to, become liable in any way, whether directly by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Borrowers), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis under all such leases entered into after the Closing Date at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $3,000,000 (which amount shall not include amounts paid or payable under leases so entered to the extent (a) such leases represent renewals or extensions of existing leases and (b) the amounts paid or payable during such 12-month period under such leases (as renewed or extended) are not in excess of the amounts paid or payable for the immediately preceding 12-month period under the leases so renewed or extended); provided, however, that nothing in this subsection 7.10 shall be construed to permit expenditures in excess of amounts permitted under subsection 7.6A. Without limiting the provisions of subsection 7.7(ix), if Company or any of its Subsidiaries (including Ogden Palladium Services (Canada) Inc.) has the right to consent to or approve any amendment of, modification to or termination of the Senators Lease, Company and its Subsidiaries shall not exercise any such consent or approval right without the prior written consent of either Agents (which consent shall not be unreasonably withheld, conditioned or delayed, but shall in any event not be given unless (x) Lenders shall have received advance notice of such proposed amendment, modification or termination and (y) within 3 Business Days after receipt of such notice, Agents shall not have received an objection by Requisite Lenders to such proposed amendment, modification or termination) or Requisite Lenders.

      7.11 Sales and Lease-Backs.

           Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Borrowers and their respective Subsidiaries may remain liable under those transactions entered into prior to the Closing Date and described on Schedule 7.11.

      7.12 Conduct of Business.

           From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries, to engage in any business other than the businesses engaged in by Company and its Subsidiaries on the Petition Date and the energy business.

      7.13 Chapter 11 Claims.

           Without limiting the provisions of subsection 7.2 hereof, no Borrower shall incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in subsection 2.10 and the Final Borrowing Order but only to the extent therein described) to be pari passu with or senior to the claims of Agents and Lenders against any Borrower in respect of the Obligations hereunder, or apply to the Bankruptcy Court for authority to do so, except to the extent permitted herein.

      7.14 Agreements; Orders.

           A. Material Contracts and Prepetition Indebtedness. Borrowers shall not assume, reject, cancel, terminate, breach or modify (whether pursuant to Section 365 of the Bankruptcy Code or any other applicable law or otherwise),
(i) any Prepetition Indebtedness if such assumption, rejection, cancellation, termination, breach or modification could reasonably be expected to be adverse in any material respect to the interests of the Lenders under the Loan Documents, (ii) any Material Contract or any other agreement, contract, instrument or other document to which it is a party which assumption, rejection, cancellation, termination, breach or modification could reasonably be expected to result in a Material Adverse Effect.

           B. Amendments to Orders. Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive (or make any payment consistent with an amendment, modification or waiver of), or apply to the Bankruptcy Court for authority to make any amendment, modification or waiver of, any provision of the Interim Borrowing Order or the Final Borrowing Order without in each case the prior written consent of Agents and Requisite Lenders.

           C. Amendments to Organizational Documents. Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive (or make any payment consistent with an amendment, modification or waiver of) any material provision of any of the Organizational Documents of Company and its Subsidiaries, if the effect of such amendment, modification or waiver, together with all other amendments, modifications or waivers made, is adverse in any material respect to the interests of the Lenders under the Loan Documents.

      7.15 Fiscal Year.

           Company shall not, and shall not permit any of its Subsidiaries to change the end of the Fiscal Year of Company or any of its Subsidiaries from December 31st.

Section 8. EVENTS OF DEFAULT

           Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court, the occurrence of any one or more of the following events, regardless of the reason therefor, shall constitute an "Event of Default" hereunder:

      8.1  Failure to Make Payments When Due.

           Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrowers to pay any interest or any fee or any other amount due under this Agreement within five days after the date due; or

      8.2  Default in Other Agreements.

          (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable (a) in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1 or in clause (b)) or Contingent Obligations or Performance Guaranties, in each case in the principal amount of $2,000,000 or more, individually or in the aggregate, or (b) in respect of Limited Recourse Debt of Subsidiaries of Company in the principal amount of $6,000,000 or more, individually or in the aggregate, in each case beyond the end of any grace period provided therefor (provided that Limited Recourse Debt incurred in connection with one or more Projects to which less than $2,000,000 in the aggregate of Consolidated Operating Income is attributable for the 12-month period immediately preceding the failure to pay such interest, principal or other amounts shall not be considered Indebtedness or Limited Recourse Debt solely for purposes of this clause
     (b)), to the extent the obligations to repay such amounts described in either clause(a) or (b) are enforceable on a post-Petition Date basis; or

          (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), and to the extent that the obligations to repay such amounts are enforceable on a post-Petition Date basis; or

      8.3  Breach of Certain Covenants.

           Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

      8.4  Breach of Warranty.

           Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      8.5  Other Defaults Under Loan Documents.

           Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company or such Loan Party of notice from Administrative Agent or any Lender of such default; or

      8.6  Bankruptcy Events.

           With respect to the Chapter 11 Cases, (a) the entry of an order or ruling, which has not been withdrawn, dismissed or reversed:

          (i) authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any amounts pursuant to Section 506(c) of the Bankruptcy Code or otherwise, or (except as provided in the Interim Borrowing Order or the Final Borrowing Order) authorizing the use of cash collateral without Requisite Lenders' prior written consent under Section 363(c) of the Bankruptcy Code; or

          (ii) appointing an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of a responsible officer or an examiner with powers beyond the duty to investigate and report (as set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) in any of the Chapter 11 Cases; or

          (iii) without the prior written consent of Agents and Requisite Lenders, dismissing of any of the Chapter 11 Cases, or converting of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; or

          (iv) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code with respect to assets having a value in excess of $1,000,000 in the aggregate (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of any Borrower, (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority or (z) to permit termination of or other exercise of remedies under Material Contracts described in clause (i) of the definition of Material Contracts; or

          (v) without the prior written consent of Agents and Requisite Lenders, amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Borrowing Order, the Final Borrowing Order or this Agreement or any other Loan Document or any of the Agents' or the Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Final Borrowing Order, this Agreement or any other Loan Document; or

          (vi) consolidating or combining any Borrower with any other Person (other than another Borrower), except pursuant to a confirmed plan of reorganization with the prior written consent of holders of Lenders having or holding at least 66-2/3% of the Loan Exposure of all Lenders as contemplated in the plan of reorganization; or

          (vii) approving any other administrative expense claim (other than the Carve-Outs) having any priority over, or being pari passu with, the administrative expense priority of the Obligations in respect of any of the Chapter 11 Cases, or approving any Lien on the Collateral (other than those specifically referred to in subsection 2.10 and the Final Borrowing Order, but only to the extent therein described, and those expressly permitted under this Agreement) having any priority over, or being pari passu with, the Liens securing the Obligations pursuant to the Loan Documents, the Interim Borrowing Order and the Final Borrowing Order;

          (viii) other than as expressly permitted pursuant to the First Day Orders or subsection 7.5, approving any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of any Borrower, or approving any payment of any interest on any Prepetition Indebtedness of any Borrower (whether in cash, in kind securities or otherwise); or

(b) the filing by any Loan Party of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (a); or (c) there shall arise any other administrative expense claim (other than the Carve-Outs) having any priority over, or being pari passu with the administrative expense priority of the Obligations in respect of any of the Chapter 11 Cases, or there shall arise any Lien on the Collateral (other than the Carve-Outs, but only to the extent described in subsection 2.10 and the Final Borrowing Order, and those expressly permitted under this Agreement) having any priority over, or being pari passu with, the Liens securing the Obligations pursuant to the Loan Documents, the Interim Borrowing Order and the Final Borrowing Order; or (d) the Bankruptcy Court shall fail to enter the Interim Borrowing Order (or the Final Borrowing Order, in lieu thereof) on or prior to the date that is fifteen (15) days after the Petition Date, or shall fail to enter the Final Borrowing Order on or prior to the date that is forty-five (45) days after the Petition Date approving, among other things, this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, or shall abstain from hearing any of the Chapter 11 Cases, or any Loan Party shall file a motion, application or other petition requesting such relief; or (e) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement contained in the Interim Borrowing Order or the Final Borrowing Order and such default shall continue for a period of 3 days after the earlier to occur of (x) an Officer of Company or such Loan Party becoming aware of such default or (y) receipt by Company or such Loan Party of notice from any Agent or any Lender of such default; or

      8.7  Judgments and Attachments.

          (i) Any money judgment, writ or warrant of attachment or similar process as to post-Petition Date liability or debt (a) in any individual case an amount in excess of $1,000,000 or (b) in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or (ii) any non-monetary judgment or order with respect to a post-Petition Date event shall be rendered against any Borrower which could reasonably be expected to result in a Material Adverse Effect and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days; or

      8.8  Dissolution.

           Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      8.9  Employee Benefit Plans.

           There shall occur one or more ERISA Events that individually or in the aggregate results in or are reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA, but determined on the basis of actuarial assumptions used for funding purposes with respect to such Pension Plans), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

      8.10 Material Adverse Effect.

           Any event or change shall occur after the date of this Agreement that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

      8.11 Change in Control.

           A Change in Control shall have occurred; or

      8.12 Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations.

           At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) the grants of Collateral made in the Interim Borrowing Order and the Final Borrowing Order shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the payment in full of the Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, (iii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the payment in full of the Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien (with the priority set forth in subsection 5.15A) in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iv) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

      8.13 Canadian Bankruptcy Events.

           The entry of any Initial CCAA Order without the prior written consent of Agents, or the filing by any of the Canadian Subsidiaries of any plan or plans of arrangement or reorganization under applicable Canadian law without, in each instance, the prior written consent of Requisite Lenders; or

      8.14 Restructuring Advisor.

           The restructuring advisor of Company as of the Closing Date, or any successor thereto, (i) shall be terminated without cause by Company or shall have the terms of its retention by Company amended or otherwise modified in any material respect without the prior written consent of Agents and Requisite Lenders, or (ii) shall be terminated by Company for any reason or otherwise cease for any reason to perform its duties as restructuring advisor of Company in accordance with the terms of its retention, without a successor thereto satisfactory to Agents and Requisite Lenders (in their sole discretion) having commenced to perform such duties within 15 days after such cessation; or

      8.15 Termination of Material Contracts.

           Any Material Contract shall be terminated by Company or any of its Subsidiaries or by the counterparty or counterparties thereto, if such termination is enforceable by Company, such Subsidiary, or such counterparty or counterparties on a post-Petition Date basis:

           THEN (i) upon the occurrence of any Event of Default described in subsection 8.6, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent or the right of Documentation Agent to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court), upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent and any other Issuing Lender to issue any Letter of Credit and the right of Documentation Agent and any other Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate.

           Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

           Further upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, and upon the written request of Requisite Lenders shall, (i) exercise all rights and remedies of Administrative Agent set forth in any of the Collateral Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof, including but not limited to the UCC, and (ii) revoke Borrowers' rights to use cash collateral in which Administrative Agent has an interest; provided that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, Administrative Agent shall give Loan Parties and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Business Days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the Bankruptcy Court. Neither Administrative Agent nor Lenders shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative. Borrowers waive, (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Administrative Agent or Lenders on which Loan Parties may in any way be liable and hereby ratify and confirm whatever Administrative Agent and Lenders may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's or Lenders' reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Administrative Agent or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

Section 9. ADMINISTRATIVE AGENT

      9.1  Appointment.

           A. Appointment of Administrative Agent. BofA is hereby appointed Administrative Agent hereunder and under the other Loan Documents and Deutsche Bank is hereby appointed Documentation Agent hereunder. Each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1E) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any other Loan Party.

           B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

           In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

           Should any instrument in writing from any Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

      9.2  Powers and Duties; General Immunity.

           A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its Affiliates, agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any Borrower; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon an Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

           B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Borrower to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Tranche A Letter of Credit Usage or the Tranche B Letter of Credit Usage or the component amounts thereof.

           C. Exculpatory Provisions. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

           D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

      9.3 Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.

           Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

      9.4  Right to Indemnity.

           Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      9.5  Successor Agents.

           Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and an Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

      9.6  Collateral Documents and Guaranties.

           Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2A which are permitted under this Agreement to be senior to such Liens of Administrative Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

      9.7  Administrative Agent May File Proofs of Claim.

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

           Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10. MISCELLANEOUS

      10.1 Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

           A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither any Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No Lender shall be permitted to assign any portion of its rights or obligations hereunder to any other Person if, upon giving effect to such assignment, Borrowers would be obligated to pay such assignee amounts greater than the amounts, if any, which Borrowers would have been required to pay such assigning Lender under subsection 2.6 or 2.7 if such assignment did not occur.

           B. Assignments.

          (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Loan Exposure of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000, unless Administrative Agent otherwise consents, such consent not to be unreasonably withheld or delayed, (b) each assignment shall represent the assignment by the assigning Lender of a ratable portion of such Lender's Tranche A Loan Exposure and Tranche A Commitments, on the one hand, and Tranche B Loan Exposure and Tranche B Commitments, on the other hand, and concurrently with any such assignment the assigning Lender shall assign to the same assignee a ratable portion of such assigning Lender's Pooled Facility Exposure, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $5,000 (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent a counterpart to the Intercreditor Agreement (as a "Pooled Facility Lender" thereunder) and such other documents and information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), and no such assignment shall be effective unless and until such Assignment Agreement is accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii), (d) any such Assignment Agreement shall include an assignment by the assigning Lender and an assumption by the assignee of a ratable portion of the assigning Lender's loss sharing obligations thereunder, (e) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and each Issuing Lender shall have consented thereto (which consents shall not be unreasonably withheld or delayed), and (f) no assignment by a Defaulting Lender shall be permitted unless such Defaulting Lender or assignee has funded such Defaulting Lender's defaulted funding obligations with respect to Loans and participations in Letters of Credit, if any. Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, (y) the assignee shall be a party to the Intercreditor Agreement and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a "Pooled Facility Lender" and a "Creditor Party" thereunder (as such terms are defined in the Intercreditor Agreement) and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsection 10.9; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1F, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A or Exhibit IV-B annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or Loans, Letters of Credit or participations therein or the other Obligations owed to such Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an Assigning Lender and an assignee representing that it is an Eligible Assignee, together with an executed counterpart to the Intercreditor Agreement and the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

           C. Participations. Any Lender may, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to one or more Persons (other than a natural Person or any Borrower or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the Stated Maturity Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, each Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7.

           D. Pledges and Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

           E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.18.

           F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

      10.2 Expenses.

           Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Loan Parties (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental and insurance requirements;
(iii) the reasonable fees, expenses and disbursements of advisors and counsel to Agents (including O'Melveny & Myers LLP, counsel to Agents, and Ernst & Young Corporate Finance LLC) and Lenders and each counsel (other than internal counsel) retained by any Lender (to the extent, in the case of counsel retained by such individual Lenders, incurred prior to or on the Closing Date or after the occurrence of any Potential Event of Default or in connection with any consent, amendment, waiver or other modification to the Loan Documents) in connection with the negotiation, preparation, execution, interpretation or administration of the Loan Documents and any proposed consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Agents or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agents or their counsel; (vi) all the actual costs and reasonable expenses incurred in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Commitments; and (viii) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to the Chapter 11 Cases or any other insolvency or bankruptcy proceedings. Without limiting the generality of the foregoing, if, at any time or times, regardless of whether an Event of Default has occurred, any Agent or any Lender shall incur reasonable expenses itself or employ counsel or other professional advisors, including environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with:

               (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Bank, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to any Agent or any Lender by virtue of the Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

               (b) any attempt to enforce any rights or remedies of any Agent or any Lender against any Borrower, or any other Person that may be obligated to any Agent or any Lender by virtue of being a party to any of the Loan Documents;

               (c) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including obtaining and reviewing any environmental audits or reports provided for under this Agreement or any of the other Loan Documents; or

               (d) any Chapter 11 Case (including the on-going monitoring by Administrative Agent of any Chapter 11 Case, including attendance by Administrative Agent and their counsel at hearings or other proceedings and the on-going review of documents filed with a Court in respect thereof) and Administrative Agent's and Lenders' interests with respect to any Borrower (including the on-going review of any Borrower's business, assets, operations, prospects or financial condition as Administrative Agent shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the reasonable fees and expenses incurred by such Agent, such Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this subsection 10.2 shall be payable, on demand, by Borrowers to such Agent and such Lender and shall be additional Obligations secured by the Collateral and under the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

      10.3 Indemnity.

           In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders (including Issuing Lenders), and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

           As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Chapter 11 Cases or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

           To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      10.4 Set-Off.

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Company and each other Loan Party against and on account of the obligations and liabilities of Company or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      10.5 Ratable Sharing.

           A. Tranche A Lenders. Tranche A Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Tranche A Loans, Tranche A Letters of Credit, fees and other amounts then due and owing to that Tranche A Lender hereunder or under the other Loan Documents with respect to Tranche A Obligations (collectively, the "Tranche A Aggregate Amounts Due" to such Tranche A Lender) that is greater than the proportion received by any other Tranche A Lender in respect of the Tranche A Aggregate Amounts Due to such other Tranche A Lender, then the Tranche A Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Tranche A Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Tranche A Aggregate Amounts Due to the other Tranche A Lenders so that all such recoveries of Tranche A Aggregate Amounts Due shall be shared by all Tranche A Lenders in proportion to the Tranche A Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Tranche A Lender is thereafter recovered from such Tranche A Lender, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Tranche A Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Tranche A Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Tranche A Lender and each selling Tranche A Lender agree to enter into an assignment agreement at the request of a selling Tranche A Lender or a purchasing Tranche A Lender, as the case may be, in form and substance reasonably satisfactory to each such Tranche A Lender.

           B. Tranche B Lenders. Subject at all times to their obligations under subsection 2.12, Tranche B Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Tranche B Loans, Tranche B Letters of Credit, fees and other amounts then due and owing to that Tranche B Lender hereunder or under the other Loan Documents with respect to Tranche B Obligations (collectively, the "Tranche B Aggregate Amounts Due" to such Tranche B Lender) that is greater than the proportion received by any other Tranche B Lender in respect of the Tranche B Aggregate Amounts Due to such other Tranche B Lender, then the Tranche B Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Tranche B Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Tranche B Aggregate Amounts Due to the other Tranche B Lenders so that all such recoveries of Tranche B Aggregate Amounts Due shall be shared by all Tranche B Lenders in proportion to the Tranche B Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Tranche B Lender is thereafter recovered from such Tranche B Lender, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Tranche B Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Tranche B Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Tranche B Lender and each selling Tranche B Lender agree to enter into an assignment agreement at the request of a selling Tranche B Lender or a purchasing Tranche B Lender, as the case may be, in form and substance reasonably satisfactory to each such Tranche B Lender.

      10.6 Amendments and Waivers.

           No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or the Loan Documents, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the scheduled final maturity date of any Loan (other than pursuant to an extension of the "Stated Maturity Date" in accordance with the definition of such term), (4) postpone the date on which any interest or any fees are payable, (5) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (including any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee), (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (8) extend the expiration date of any Letter of Credit beyond the Termination Date (except as set forth in subsection 3.1A(ii) for Tranche B Letters of Credit), (9) change in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit, or (10) change in any manner or waive subsection 10.1B(i)(b); (b) each Lender, (1) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder beyond 3 months, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral, release any substantial portion of Borrowers from their obligations under this Agreement or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6; or (c) Administrative Agent, Documentation Agent and each Issuing Lender, change in any manner the definition of "Eligible Assignee". In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and Documentation Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent or Documentation Agent shall be effective without the written concurrence of Administrative Agent or Documentation Agent, as the case may be, (v) no amendment, modification, termination or waiver of the definition of "Requisite Class Lenders", or of subsections 2.4, 2.10, 2.12 or 10.5, that disproportionately disadvantages the Tranche B Lenders or the Tranche A Lenders relative to the Tranche A Lenders or the Tranche B Lenders, respectively, shall be effective without the written concurrence of the Requisite Class Lenders of the disproportionately disadvantaged Class, (vi) no amendment or modification of the definition of "Tranche A Letter of Credit Sublimit" that would have the effect of increasing or decreasing the Tranche A Letter of Credit Sublimit shall be effective without the written concurrence of the Requisite Class Lenders of the Class of Tranche A Lenders (and the consent of Requisite Lenders shall not be required for such an amendment or modification), (vii) no Commitment of a Lender shall be increased without the consent of such Lender, (viii) no amendment, modification, termination or waiver of the provisions contained in subsection 10.1A or subsection 10.1B shall be effective without the written concurrence of Supermajority Lenders, (ix) no amendment, modification, termination or waiver of any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the applicable Issuing Lender shall be effective without the written concurrence of such Issuing Lender, (x) no amendment, modification, termination or waiver of the provisions contained in subsection 7.7(ix) or the last sentence of subsection 7.10 shall be effective without the written concurrence of Tranche B Lenders having or holding (in their capacity as "Opt-Out Lenders" under the Prepetition Credit Agreement) more than 50% of the aggregate "Opt-Out Facility Exposure" of all such Tranche B Lenders with respect to the relevant "Opt-Out Facility" (as such terms are defined in the Prepetition Credit Agreement), (xi) no amendment, modification, termination or waiver of the definition of "Supermajority Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders) or any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Supermajority Lenders shall be effective without the written concurrence of Supermajority Lenders, (xii) no amendment, modification, termination or waiver of the definition of "Supermajority Tranche A Lenders" or any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Supermajority Tranche A Lenders shall be effective without the written concurrence of Supermajority Tranche A Lenders,
(xiii) no amendment, modification, termination or waiver of the provision of the definition of "Final Borrowing Order" (if such amendment, modification, termination or waiver would have the effect of requiring consent of less than all Lenders to an amendment, supplement or modification to such order resulting in less than 50% of the original Tranche B Loan Exposure of all Lenders having the priority and administrative claim status described in subsection 2.10 as being applicable to the Obligations) or of subsection 2.4A(iv)(a) (if such amendment, modification, termination or waiver would have the effect of reducing the portion of any Mandatory Payment from Net Asset Sale Proceeds required to be applied to repay Tranche A Loans or reducing below 75% the portion of any such Mandatory Payment required to be applied to permanently reduce Tranche A Commitments (to the extent such Tranche A Commitments exceed an amount equal to the sum of (x) the Tranche A Loss Sharing Sublimit (after giving effect to any reduction thereto arising from the repayment of outstanding Tranche A Loss Sharing Loans) and (y) the Tranche A Letter of Credit Usage)) shall be effective without the written concurrence of all Lenders, and (xiv) no amendment, modification, termination or waiver which would have the effect of increasing the portion of the aggregate Tranche A Commitments available for Tranche A Loans (other than Tranche A Loss Sharing Loans) and/or Tranche A Letters of Credit by reducing the amount of the Tranche A Loss Sharing Sublimit shall be effective without the written concurrence of all Tranche A Lenders. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower or Borrowers in any case shall entitle any Borrower or Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers. Administrative Agent agrees that promptly after the effectiveness of any amendment, termination, supplement, waiver or other modification of this Agreement it shall provide, or cause to be provided, to each Lender a copy thereof to the extent such a copy is available to Administrative Agent. The parties hereto hereby agree that amendments, supplements, modifications, terminations, waivers or consents effected in accordance with this subsection
10.6 that are not material in the judgment of Borrowers and Agents (which shall include any amendment, supplement, modification, waiver or consent to the Monthly Budget) shall not require approval or consent of the Bankruptcy Court.

      10.7 Independence of Covenants.

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     10.8 Notices; Effectiveness of Signatures.

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

           Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

      10.9 Survival of Representations, Warranties and Agreements.

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement (and the benefits to a Lender of such agreements of Borrowers shall survive such Lender's ceasing to be a party hereto pursuant to subsection 10.1B).

     10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

           No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11 Marshalling; Payments Set Aside.

           Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12 Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver.

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

           To the extent permitted by law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including subsection 2.1D hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Letter of Credit or Loan or the use of proceeds thereof.

     10.13 Headings.

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.14 Applicable Law.

           SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     10.15 Construction of Agreement.

           Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.16 Consent to Jurisdiction and Service of Process.

           SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK (AS ANY AGENT, AGENTS, LENDER OR LENDERS BRINGING SUCH ACTION MAY ELECT IN ITS OR THEIR SOLE DISCRETION). BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS (AND SUBMITS TO) GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE BANKRUPTCY COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.6 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.17 Waiver of Jury Trial.

           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.18 Confidentiality.

           Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make (a) disclosures to Affiliates and professional advisors of such Lender, (b) disclosures reasonably required by (i) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein, or (ii) any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such assignee, transferee, participant, contractual counterparty or professional advisor agrees to keep such information confidential to the same extent required of Lenders hereunder, (c) disclosures to any court or tribunal (whether or not pursuant to subpoena) in connection with any action arising out of or related to this Agreement, or (d) disclosures required or requested by any Government Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

     10.19 Release of Parties; Waivers.

           A. Each Borrower, on behalf of itself and each of its Subsidiaries (collectively, the "Releasors"), hereby releases, remises, acquits and forever discharges each Agent, each Lender (in its capacity as a Lender hereunder and as a lender, collateral agent, depository or letter of credit issuer and in any other capacity under or in connection with the Prepetition Credit Documents, any "Pooled Facility" or any "Opt-Out Facility" (as such terms are defined in the Prepetition Credit Agreement)), each other Prepetition Lender (in its capacity as a lender, collateral agent, depository or letter of credit issuer and in any other capacity under or in connection with the Prepetition Credit Documents, any "Pooled Facility" or any "Opt-Out Facility" (as such terms are defined in the Prepetition Credit Agreement)), and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, any of the other Loan Documents, the Prepetition Credit Documents, the "Pooled Facility Documents" or the "Opt-Out Facility Documents" (as such terms are defined in the Prepetition Credit Agreement) or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "Released Matters"). Each Releasor acknowledges that the agreements in this subsection are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Closing Date to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

           B. BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS TO CHALLENGE, BY WAY OF CLAIMS, DEMANDS, AVOIDANCE, SUBORDINATION, OTHER CAUSES OF ACTION, ADVERSARY PROCEEDINGS OR OTHER LITIGATION, THE AMOUNT, VALIDITY, PERFECTION, PRIORITY OR ENFORCEABILITY OF, OR TO ASSERT ANY DEFENSE, OBJECTION, COUNTERCLAIM OR OFFSET TO, THE OBLIGATIONS, THE PREPETITION OBLIGATIONS, THE LIENS AND SECURITY INTERESTS GRANTED BY THE LOAN PARTIES TO ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE LENDERS) UPON ALL OF THE COLLATERAL, OR THE LIENS AND SECURITY INTERESTS GRANTED BY THE PREPETITION LOAN PARTIES TO THE PREPETITION AGENT (FOR THE BENEFIT OF THE PREPETITION LENDERS) UPON ALL OF THE PREPETITION COLLATERAL.

           C. Nothing in subsection 10.19A or 10.19B shall constitute a waiver of the rights of the official committee for the unsecured creditors, if any, appointed in the Chapter 11 Cases or any other party in interest to challenge the validity, enforceability, nonavoidability, perfection or priority of the Prepetition Obligations or the Liens granted to the Prepetition Agent (for the benefit of the Prepetition Lenders) on the Prepetition Collateral during the period prior to the date that is 90 days after the appointment of such committee.

           D. In accordance with the Interim Borrowing Orders and the Final Borrowing Order, each Borrower hereby irrevocably waives on behalf of itself and its estate, and shall cause each of its Subsidiaries to waive, any and all claims to any surcharge of the security interests of Administrative Agent in the Collateral under Section 506(c) of the Bankruptcy Code.

           E. Each Borrower hereby irrevocably waives on behalf of itself and its estate any and all right pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve a claim of equal or greater priority than the Obligations, or except as permitted in the Interim Borrowing Order or Final Borrowing Order or the Project Cash Collateral Order, to seek use of cash collateral.

     10.20 No Fiduciary Duty.

           No Agent nor any Lender has or shall have, by reason of this Agreement or any of the Financing Documents, a fiduciary relationship in respect of, or a fiduciary duty to, any Borrower, Borrowers, any other Loan Party or Loan Parties, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

     10.21 Counterparts; Effectiveness.

           This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.22 Parties Including Trustees; Court Proceedings.

           This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and each Lender, and the assigns, transferees and endorsees of each Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected, and the claims of each Agent and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C. ss. 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case, the release of any Collateral from the property of any Loan Party, or the entry of any order which may be entered in the Chapter 11 Cases, including any order to the foregoing effect or appointing a trustee or responsible officer or examiner (including an examiner with expanded powers), and the terms and provisions of this Agreement, as well as (to the maximum extent permitted by law) the priorities in payment granted pursuant to the Interim Borrowing Order, the Final Borrowing Order, this Agreement and the other Loan Documents, shall continue in full force and effect notwithstanding the entry of any such order, until the indefeasible payment in full of all Obligations in accordance with the terms of this Agreement and the other Loan Documents, the termination of all Commitments and the cancellation or expiration of all Letters of Credit. If any or all of the provisions of this Agreement, the Interim Borrowing Order or the Final Borrowing Order are hereafter reversed, modified, vacated or stayed by subsequent order of the Bankruptcy Court or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred or any security interest or Lien or the priority that is or was incurred or granted pursuant to this Agreement, the other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, and notwithstanding any stay, reversal, modification or vacatur of this Agreement, the Interim Borrowing Order or the Final Borrowing Order, any Obligations arising prior to the effective date of such stay, reversal, modification or vacatur shall be governed in all respects by the original provisions of this Agreement, the Interim Borrowing Order, the Final Borrowing Order and the Loan Documents, as the case may be, and Agents and the Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the Loan Documents, including the priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected without the necessity that Administrative Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of Agents and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall at all times be binding upon Loan Parties, the estates of Loan Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Borrowers. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.


           [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:

                               COVANTA ENERGY CORPORATION, as Debtor and
                               Debtor-In-Possession

                               By: /s/ Jeffrey R. Horowitz
                                  -----------------------------------------
                                   Title: Senior Vice President, Legal
                                          Affairs and Secretary

                               Each of the entities named on Schedule A annexed hereto, as Debtor and Debtor-In-Possession

                               By: /s/ Jeffrey R. Horowitz
                                  -----------------------------------------
                                   Title: Authorized Officer

                               Each of the entities named on Schedule B annexed hereto, as Debtor and Debtor-In-Possession

                               By: /s/ William J. Metzger
                                  -----------------------------------------
                                   Title: Authorized Officer

                                   Notice Address for each Borrower:
                                        c/o Covanta Energy Group, Inc.
                                        40 Lane Road
                                        Fairfield, NJ 07007
                                        Attn:  Jeffrey Horowitz, Esq.

AGENTS AND LENDERS:

                               BANK OF AMERICA, N.A.,
                                   as Administrative Agent and Co-Arranger
                                   and as a Lender

                               By: /s/ Michael R. Heredia
                                  -----------------------------------------
                                   Name:    Michael R. Heredia
                                   Title:   Managing Director

                                   Notice Address:
                                        Attention:  Barry Flynn
                                        1 Independence Center
                                        101 North Tryon Street
                                        Charlotte, N.C. 28255

                               DEUTSCHE BANK AG, NEW YORK BRANCH, As
                                 Documentation Agent and Co-Arranger and as a Lender

                               By: /s/ Keith C. Braun
                                  -----------------------------------------
                                    Name:    Keith C. Braun
                                    Title:   Director

                               By: /s/ Mark B. Cohen
                                  -----------------------------------------
                                    Name:    Mark B. Cohen
                                    Title:   Managing Director,
                                             Head of Workout

                                    Notice Address:
                                        Attention:  Keith C. Braun
                                        Deutsche Bank AG
                                        New York Branch
                                        31 West 52nd St., 7th Fl
                                        New York, NY 10019

                               ABN AMRO BANK N.V.,
                                      as a Lender

                               By: /s/ Neil J. Bivona
                                  -----------------------------------------
                                    Name:    Neil J. Bivona
                                    Title:   Vice President

                               By: /s/ Steven C. Wimpenny
                                  -----------------------------------------
                                   Name:    Steven C. Wimpenny
                                   Title:   Group Senior Vice President


                                   Notice Address:
                                        Attention:  Credit Administration
                                        ABN AMRO Bank N.V.
                                        208 South LaSalle Street,
                                        Suite 1500
                                        Chicago, IL 60604-1003

                               BANC OF AMERICA SECURITIES LLC, as agent for
                                      BANK OF AMERICA, N.A. as a Lender

                               By: /s/ Gregory Ford
                                  -----------------------------------------
                                    Name:    Gregory Ford
                                    Title:   Managing Director

                               By:
                                  -----------------------------------------

                                    Notice Address:
                                        Attention:  Jon Barnes
                                        Bank of America
                                        100 North Tryon Street
                                        Charlotte, NC 28255

                               THE BANK OF NOVA SCOTIA,
                                      as a Lender

                               By: /s/ Joseph J. Farricielli, Jr.
                                  -----------------------------------------
                                    Name:    Joseph J. Farricielli, Jr.
                                    Title:   Director

                               Notice Address:
                                   Attention:  Joseph J. Farricielli, Jr.
                                   The Bank of Nova Scotia
                                   One Liberty Plaza, 23rd Floor
                                   New York, NY  10006

                               BAYERISCHE HYPO-UND VEREINSBANK AG, as a Lender

                               By: /s/ John Sweeney
                                  -----------------------------------------
                                    Name:    John Sweeney
                                    Title:   Director

                               By: /s/  C. Theodore Wolf
                                  -----------------------------------------
                                    Name:    C. Theodore Wolf
                                    Title:   Director

                                   Notice Address:
                                        Attention:  Salvatore Esposito
                                        Bayerische Hypo-und Vereinsbank AG
                                        150 E. 42nd Street
                                        New York, NY 10017

                               BNP PARIBAS,
                                      as a Lender

                               By: /s/ Barbara Eppolito
                                  -----------------------------------------
                                    Name:    BARBARA EPPOLITO
                                    Title:   VICE PRESIDENT

                               By: /s/ Katheryn Quinn
                                  -----------------------------------------
                                    Name:    KATHERYN QUINN
                                    Title:   VICE PRESIDENT

                                   Notice Address:
                                        Attention:  BARBARA EPPOLITO
                                        BNP PARIBAS
                                        787 SEVENTH AVENUE
                                        NEW YORK, NY 10019

                               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                      BRANCHES, as a Lender


                               By: /s/ Robert Donohue
                                  -----------------------------------------
                                    Name:  Robert Donohue
                                    Title: Senior Vice President


                               By: /s/ Peter Doyle
                                  -----------------------------------------
                                    Name:    Peter Doyle
                                    Title:   Vice President


                                   Notice Address:
                                        Attention: Robert Donohue
                                        Commerzbank AG
                                        2 World Financial Center
                                        New York, NY 10281

                               CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

                               By: /s/ James B. Hallock
                                  -----------------------------------------
                                    Name:    James B. Hallock
                                    Title:   Vice President

                                    Notice Address:
                                        Attention:  James B. Hallock
                                        Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        New York, NY 10019

                               FLEET NATIONAL BANK, as a Lender

                               By: /s/ Michael F. O'Neill
                                  -----------------------------------------
                                    Name:    Michael F. O'Neill
                                    Title:   Senior Vice President

                                   Notice Address:
                                        Attention:  Michael F. O'Neill
                                        Fleet National Bank
                                        100 Federal Street
                                        Mail Stop:  MA DE 10006A
                                        Boston, MA 02110

                               HSBC BANK USA, as a Lender

                               By: /s/ Carol A. Kraus
                                  -----------------------------------------
                                    Name:    Carol A. Kraus
                                    Title:   Vice President

                                   Notice Address:
                                        Attention:  Carol A. Kraus
                                        HSBC Bank USA
                                        8 East 40th Street
                                        New York, NY 10016

                               THE HUNTINGTON NATIONAL BANK, as a Lender

                               By: /s/ Thomas P. Krumel
                                  -----------------------------------------
                                    Name:    Thomas P. Krumel
                                    Title:   Vice President


                                    Notice Address:
                                        Attention:  Thomas P. Krumel
                                        The Huntington National Bank
                                        917 Euclid Ave. CM66
                                        Cleveland, OH 444115

                               THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,
                                      as a Lender

                               By: /s/ Noel P. Purcell
                                  -----------------------------------------
                                    Name:    Noel P. Purcell
                                    Title:   Senior Vice President

                                    Notice Address:
                                         Attention:  John Davies
                                         The Industrial Bank of Japan Trust
                                         Company
                                         1251 Avenue of the Americas
                                         New York, NY 10020

                               JPMORGAN CHASE BANK (formerly known as The Chase
                                      Manhattan Bank), as a Lender

                               By: /s/ Michael Lancia
                                  -----------------------------------------
                                    Name:    Michael Lancia
                                    Title:   Vice President

                                   Notice Address:
                                        Attention:  Michael Lancia
                                        JPMorgan Chase Bank
                                        380 Madison Avenue
                                        Special Loan - 9
                                        New York, NY 10017

                               IIB Bank Ltd, IFSC Branch, as a Lender

                               By: /s/ Brian Dunne
                                  -----------------------------------------
                                    Name:    Brian Dunne
                                    Title:   Director/ Authorized Signatory

                               By: /s/ Niall Murray
                                  -----------------------------------------
                                    Name:    Niall Murray
                                    Title:   Director/ Authorized Signatory

                                    Notice Address:
                                        Attention: John O'Connor
                                        KBC Finance Ireland
                                        KBC House, I.F.S.C.,
                                        Dublin 1, Ireland

                               LANDESBANK HESSEN-THURINGEN GIROZENTRALE,
                                      as a Lender

                               By: /s/ Dorothy A. Lacher
                                  -----------------------------------------
                                    Name:    Dorothy A. Lacher
                                    Title:   Senior Vice President
                                             Corporate Finance Division
                                             Structured Finance Department

                               By: /s/  David A. Leech
                                  -----------------------------------------
                                    Name:    David A. Leech
                                    Title:   Vice President
                                             Corporate Finance Division
                                             Structured Finance Department

                                    Notice Address:
                                        Attention: David A. Leech
                                        Landesbank Hessen-Thuringen
                                        Girozentrale
                                        420 Fifth Avenue 24th Floor
                                        New York, NY 10018

                               MIZUHO CORPORATE BANK, LTD., NEW YORK BRANCH,
                                      as a Lender

                               By: /s/ Timothy White
                                  -----------------------------------------
                                    Name:    Timothy White
                                    Title:   Senior Vice President

                                    Notice Address:
                                        Attention: David E. Lim
                                        Mizuho Corporate Bank, Ltd.,
                                        New York Branch
                                        1633 Broadway, 40th Floor
                                        New York, NY 10019

                               THE ROYAL BANK OF SCOTLAND, plc, as a Lender

                               By: /s/ Graeme Hunter
                                  -----------------------------------------
                                    Name:    Graeme Hunter
                                    Title:   Senior Vice President,
                                             Specialized Lending Services

                                    Notice Address:
                                         Attention:  Graeme Hunter
                                         Specialized Lending Services
                                         10th Floor
                                         101 Park Avenue
                                         New York, NY 10178

                               SANPAOLO IMI S.p.A., as a Lender

                               By: /s/ Carlo Persico
                                  -----------------------------------------
                                    Name:    Carlo Persico
                                    Title:   GM

                               By: /s/ Robert Wurster
                                  ---------------------------------
                                    Name:    Robert Wurster
                                     Title:   SVP

                                    Notice Address:
                                        Attention:  Robert Wurster
                                        SAN PAOLO IMI S.P.A.
                                        245 Park Avenue, 35th Floor
                                        New York, NY 10167

                               THE SUMITOMO TRUST & BANKING CO., LTD. NY BRANCH,
                                      as a Lender

                               By:/s/ Elizabeth A. Quirk
                                  ---------------------------------
                                    Name:    Elizabeth A. Quirk
                                    Title:   Vice Presudebt

                                    Notice Address:
                                         Attention:  Elizabeth A. Quirk
                                         The Sumitomo Trust & Banking
                                             Co., Ltd., NY Branch
                                         527 Madison Avenue
                                         New York, NY 10022

                               SUNTRUST BANK, as a Lender

                               By: /s/ Maria Mamilovich
                                  ---------------------------------
                                    Name:    Maria Mamilovich
                                    Title:   Director

                                   Notice Address:
                                        Attention:  Maria Mamilovich
                                        SunTrust Bank
                                        711 Fifth Avenue, 16th Floor
                                        New York, NY 10022

                               THE BANK OF NEW YORK, as a Lender

                               By:/s/ Peter W. Helt
                                  ---------------------------------
                                    Name:    Peter W. Helt
                                    Title:   Vice President

                                    Notice Address:
                                        Attention:  Peter W. Helt
                                        Bank of New York
                                        1 Wall Street, 16th Floor
                                        New York, NY 10286

                               THE TORONTO-DOMINION BANK,
                                      as a Lender

                               By: /s/ Mark A. Baird
                                  ---------------------------------
                                    Name:    Mark A. Baird
                                    Title:   Manager CR Administrator

                                    Notice Address:
                                        Attention:  Mark A. Baird
                                        Toronto Dominion (Texas), Inc.
                                        909 Fannin Street, 17th Floor
                                        Houston, TX 77010

                               UBS AG, STAMFORD BRANCH, as a Lender

                               By: /s/ Kelly Smith
                                  ---------------------------------
                                    Name:    Kelly Smith
                                    Title:   Director
                                             Recovery Management

                               By: /s/ David J. Kalaj
                                  ---------------------------------
                                    Name:    David J. Kalaj
                                    Title:   Executive Director
                                             Recovery Management

                                    Notice Address:
                                        Attention: Marie Haddad
                                        UBS AG, Stamford Branch
                                        677 Washington Blvd.
                                        Stamford, CT 06901

                               UFJ BANK LIMITED, NEW YORK BRANCH
                                      (formerly known as The Sanwa Bank,
                                      Limited), as a Lender

                               By: /s/ Nobud Harima
                                  ---------------------------------
                                    Name:    Nobud Harima
                                    Title:   Vice President

                               U.S. BANK NATIONAL ASSOCIATION
                                      (formerly known as Firstar Bank, N.A.),
                                      as a Lender

                               By: /s/ Alan R. Milster
                                  ---------------------------------
                                    Name:    Alan R. Milster
                                    Title:   Vice President

                                    Notice Address:
                                        Attention:  Alan R. Milster
                                        Firstar Bank, N.A.
                                        7th Floor - Special Assets
                                        One Firstar Plaza
                                        Seventh & Washington
                                        St. Louis, MO 63101

                               WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

                               By: /s/ Joel Thomas
                                  ---------------------------------
                                    Name:    Joel Thomas
                                    Title:   Vice President

                                     Notice Address:
                                        Attention:  Joel Thomas
                                        301 South College Street, DC-5
                                        Charlotte, North Carolina 28288

                               WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                      NEW YORK BRANCH, as a Lender

                               By: /s/ Salvatore Battinelli
                                  ---------------------------------
                                    Name:    Salvatore Battinelli
                                    Title:   Managing Director

                               By: /s/ Walter T. Duffy III
                                  ---------------------------------
                                    Name:    Walter T. Duffy III
                                    Title:   Associate Director

                                    Notice Address:
                                        Attention: Walter T. Duffy III
                                        Westdeutsche Landesbank
                                        Girozentrale
                                        1211 Avenue of the Americas
                                        New York, NY 10036

                                                                      Schedule A
                                                                 Other Borrowers

1.       AMOR14 Corp.
2.       Covanta Acquisition, Inc.
3.       Covanta Alexandria/Arlington, Inc.
4.       Covanta Babylon, Inc.
5.       Covanta Bessemer, Inc.
6.       Covanta Bristol, Inc.
7.       Covanta Cunningham Environmental Support, Inc.
8.       Covanta Energy Americas, Inc.
9.       Covanta Energy Construction, Inc.
10.      Covanta Energy Resource Corp.
11.      Covanta Energy Sao Jeronimo, Inc.
12.      Covanta Energy Services, Inc.
13.      Covanta Energy West, Inc.
14.      Covanta Engineering Services, Inc.
15.      Covanta Fairfax, Inc.
16.      Covanta Financial Services, Inc.
17.      Covanta Geothermal Operations Holdings, Inc.
18.      Covanta Geothermal Operations, Inc.
19.      Covanta Heber Field Energy, Inc.
20.      Covanta Hennepin Energy Resource Co., L.P.
21.      Covanta Hillsborough, Inc.
22.      Covanta Honolulu Resource Recovery Venture
23.      Covanta Huntington Limited Partnership
24.      Covanta Huntington Resource Recovery One Corp.
25.      Covanta Huntington Resource Recovery Seven Corp.
26.      Covanta Huntington, Inc.
27.      Covanta Huntsville, Inc.
28.      Covanta Hydro Energy, Inc.
29.      Covanta Hydro Operations West, Inc.
30.      Covanta Hydro Operations, Inc.
31.      Covanta Imperial Power Services, Inc.
32.      Covanta Indianapolis, Inc.
33.      Covanta Kent, Inc.
34.      Covanta Key Largo, Inc.
35.      Covanta Lake, Inc.
36.      Covanta Lancaster, Inc.
37.      Covanta Lee, Inc.
38.      Covanta Long Island, Inc.
39.      Covanta Marion Land Corp.
40.      Covanta Marion, Inc.
41.      Covanta Mid-Conn., Inc.
42.      Covanta Montgomery, Inc.
43.      Covanta New Martinsville Hydro-Operations Corp.
44.      Covanta Northwest Puerto Rico, Inc.
45.      Covanta Oahu Waste Energy Recovery, Inc.
46.      Covanta Oil & Gas, Inc.
47.      Covanta Onondaga Five Corp.
48.      Covanta Onondaga Four Corp.
49.      Covanta Onondaga Limited Partnership
50.      Covanta Onondaga Operations, Inc.
51.      Covanta Onondaga Three Corp.
52.      Covanta Onondaga Two Corp.
53.      Covarita Onondaga, Inc.
54.      Covanta Onondaga, Limited Partnership
55.      Covanta Operations of Union LLC
56.      Covanta OPW Associates, Inc.
57.      Covanta OPWH, Inc.
58.      Covanta Pasco, Inc.
59.      Covanta Plant Services of New Jersey, Inc.
60.      Covanta Power Development of Bolivia, Inc.
61.      Covanta Power Development, Inc.
62.      Covanta Power Equity Corp.
63.      Covanta Projects of Hawaii, Inc.
64.      Covanta Projects of Wallingford, LP
65.      Covanta RRS Holdings, Inc.
66.      Covanta Secure Services USA, Inc.
67.      Covanta Secure Services, Inc.
68.      Covanta SIGC Energy II, Inc.
69.      Covanta SIGC Energy, Inc.
70.      Covanta SIGC Geothermal Operations, Inc.
71.      Covanta Stanislaus, Inc.
72.      Covanta Systems, Inc.
73.      Covanta Tampa Bay, Inc.
74.      Covanta Tulsa, Inc.
75.      Covanta Union, Inc.
76.      Covanta Wallingford Associates, Inc.
77.      Covanta Warren Energy Resources Co., LP
78.      Covanta Waste Solutions, Inc.
79.      Covanta Waste to Energy of Italy, Inc.
80.      Covanta Waste to Energy, Inc.
81.      Covanta Water Holdings, Inc.
82.      Covanta Water Systems, Inc.
83.      Covanta Water Treatment Services, Inc.
84.      DSS Environmental, Inc.
85.      ERC Energy II, Inc.
86.      ERC Energy, Inc.
87.      Heber Field Company
88.      Heber Field Energy II, Inc.
89.      Heber Geothermal Company
90.      Heber Loan Partners
91.      J.R. Jacks Construction Corp.
92.      Ogden Constructors, Inc.
93.      Ogden Environmental & Energy Services Co., Inc.
94.      OPI Quezon, Inc.
95.      Second Imperial Geothermal Co., L.P.
96.      Three Mountain Operations, Inc.
97.      Three Mountain Power LLC

                                                                      Schedule B
                                                                 Other Borrowers

1.       Ogden Facility Management Corporation of Anaheim
2.       LaGuardia Fuel Facilities Corp.
3.       Lenzar Electro-Optics, Inc.
4.       Newark Automotive Fuel Facilities Corporation, Inc.
5.       Ogden Allied Abatement & Decontamination Service, Inc.
6.       Ogden Allied Maintenance Corp.
7.       Ogden Allied Payroll Services, Inc.
8.       Ogden Attractions, Inc.
9.       Ogden Aviation Distributing Corp.
10.      Ogden Aviation Fueling Company of Virginia, Inc.
11.      Ogden Aviation Service Company of Colorado, Inc.
12.      Ogden Aviation Service Company of New Jersey, Inc.
13.      Ogden Aviation Service Company of New York, Inc.
14.      Ogden Aviation Service Company of Pennsylvania, Inc.
15.      Ogden Aviation Service International Corporation
16.      Ogden Aviation, Inc.
17.      Ogden Cargo Spain, Inc.
18.      Ogden Central and South America, Inc.
19.      Ogden Facility Holdings, Inc.
20.      Ogden Film and Theatre, Inc.
21.      Ogden Firehole Entertainment Corp.
22.      Ogden International Europe, Inc.
23.      Ogden New York Services, Inc.
24.      Ogden Support Services, Inc.
25.      PA Aviation Fuel Holdings, Inc.
26.      Philadelphia Fuel Facilities Corporation